UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VISTAPRINT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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June 30, 2009

Dear Shareholder:

On August 6, 2009, at 12:00 p.m. (noon) local time, we will hold a court-ordered special general meeting of our shareholders at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda.

Our board of directors has unanimously approved, and is submitting to our shareholders for approval, a proposal for a court-sanctioned scheme of arrangement that would result in you holding shares in a Dutch limited liability company (naamloze vennootschap) rather than a Bermuda company. The proposed transaction will effectively result in a change of our place of incorporation from Bermuda to the Netherlands. The number of shares you will own in Vistaprint N.V., the Dutch company that is a party to the scheme of arrangement, will be the same as the number of shares you held in VistaPrint Limited, the Bermuda company that is a party to the scheme of arrangement, immediately prior to the completion of the transaction. Your relative economic interest in Vistaprint will remain unchanged as a result of the scheme of arrangement and the transactions contemplated in connection with the scheme of arrangement.

After the completion of the transaction, Vistaprint, with the Dutch company as the parent company, will continue to conduct the same business operations as were conducted when the Bermuda company was the parent company. We expect the shares of the Dutch company to be listed on the NASDAQ Global Select Market under the symbol “VPRT,” the same symbol under which your shares in the Bermuda company are currently listed. After completion of the transaction, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements and the applicable corporate governance rules of the NASDAQ Stock Market, and we will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles.

The transaction cannot be completed without (1) the affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the special meeting representing at least three-fourths in value of the shareholders present and voting either in person or by proxy at the special meeting and (2) the sanction of the Supreme Court of Bermuda.

The board of directors unanimously recommends that you vote to approve the scheme of arrangement and the other proposals described in the accompanying proxy statement. Please mark, date, sign and return the enclosed proxy card in the enclosed, postage-paid envelope as promptly as possible, or appoint a proxy to vote your shares by using the Internet or by telephone as described in the attached proxy statement, so that your shares may be represented at the special meeting and voted in accordance with your wishes. You can change your vote and revoke your proxy at any time before the polls close at the special meeting by following the procedures described in the accompanying proxy statement.

The accompanying proxy statement provides you with detailed information regarding the special meeting and proposals submitted for shareholder approval. We encourage you to read this entire document carefully. You should carefully consider “Risk Factors” beginning on page 18 for a discussion of risks related to the scheme of arrangement before voting.

Thank you for your cooperation and support.

Sincerely,

Robert S. Keane

President, Chief Executive Officer and

Chairman of the Board

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the scheme of arrangement described in the accompanying proxy statement or determined if the accompanying proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated June 30, 2009 and, together with the accompanying proxy card, is being mailed to shareholders on or about July 9, 2009.

NOTICE OF COURT MEETING OF SHAREHOLDERS

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

(COMMERCIAL COURT)

2009: NO. 184

IN THE MATTER OF VISTAPRINT LIMITED

AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

NOTICE OF MEETING OF VISTAPRINT LIMITED

SHAREHOLDERS TO BE HELD ON AUGUST 6, 2009

To the holders of common shares of VistaPrint Limited:

Notice is hereby given that, by an order dated June 25, 2009 made in the above matter, the Supreme Court of Bermuda has directed a meeting, which we refer to as the special meeting, to be convened of the holders of common shares of VistaPrint Limited, an exempted company incorporated with limited liability under the laws of Bermuda, at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda, beginning at 12:00 p.m. (noon), local time, on August 6, 2009 to vote on a proposal to approve the share exchange transaction to be effected by the scheme of arrangement attached as Annex B to the accompanying proxy statement, which we refer to as the Scheme of Arrangement, in connection with the share exchange agreement attached as Annex A to the accompanying proxy statement, which we refer to as the Share Exchange Agreement, between VistaPrint Limited and Vistaprint N.V., a limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands and a direct, wholly-owned subsidiary of VistaPrint Limited, pursuant to which each holder of common shares of VistaPrint Limited issued and outstanding immediately before the transaction will transfer such common shares to Vistaprint N.V. solely in exchange for the same number of ordinary shares of Vistaprint N.V. As a result of the Scheme of Arrangement, VistaPrint Limited will become a direct, wholly-owned subsidiary of Vistaprint N.V.

In addition, the shareholders shall transact such other business as may properly come before the special meeting and any adjournments or postponements of the special meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

We have established the close of business on June 25, 2009 as the record date for determining the shareholders of VistaPrint Limited entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

You are cordially invited to join us at the special meeting. However, to ensure your representation at the special meeting, we request that you provide your proxy by telephone, the Internet or by signing and returning the enclosed proxy card in the enclosed postage-paid envelope at your earliest convenience, whether or not you plan to attend. You can change your vote and revoke your proxy at any time before the polls close at the special meeting by following the procedures described in the accompanying proxy statement.

By the order referenced above, the Supreme Court of Bermuda has appointed Robert S. Keane or failing him Michael Giannetto, or failing him any director or executive officer as of the date of the order to act as the chairman of the special meeting and has directed the chairman of the special meeting to report the results thereof to the Supreme Court of Bermuda. The Scheme of Arrangement will be subject to a subsequent application seeking the sanction of the Supreme Court of Bermuda which shall be heard on or about August 14, 2009.

This notice incorporates the accompanying proxy statement.

By Order of the Board of Directors

APPLEBY SERVICES (BERMUDA) LTD.

Assistant Secretary

Hamilton, Bermuda

June 30, 2009

This proxy statement incorporates documents by reference. See “Where You Can Find More Information” beginning on page 78 for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner of VistaPrint Limited common shares, upon request directed to VistaPrint Limited, c/o VistaPrint USA, Incorporated, Attention: Investor Relations, 95 Hayden Avenue, Lexington, MA 02421, USA, telephone 1-781-652-6480. To ensure timely delivery of these documents, any request should by made by July 27, 2009. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement.

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PROXY STATEMENT

This proxy statement relates to the court-ordered special general meeting of our shareholders.

Meeting Information:	Date: Thursday, August 6, 2009 Time: 12:00 p.m. (noon), Bermuda time Place: Appleby Canon’s Court 22 Victoria Street Hamilton, Bermuda

Meeting Agenda:

A proposal to approve the share exchange transaction to be effected by the Scheme of Arrangement, attached as Annex B to the proxy statement, in connection with the Share Exchange Agreement, attached as Annex A to the proxy statement, between VistaPrint Limited and Vistaprint N.V., a newly incorporated limited liability company (naamloze vennootschap) under the laws of the Netherlands and a direct, wholly-owned subsidiary of VistaPrint Limited, pursuant to which each holder of common shares of VistaPrint Limited issued and outstanding immediately before the transaction will transfer such common shares to Vistaprint N.V. solely in exchange for the same number of ordinary shares of Vistaprint N.V. As a result of the Scheme of Arrangement, VistaPrint Limited will become a direct, wholly-owned subsidiary of Vistaprint N.V.

In addition, the shareholders shall transact such other business as may properly come before the special meeting and adjournments or postponements of the special meeting.

Board Recommendation:	The Board of Directors recommends you vote “FOR” the proposal at the special meeting.

Who Can Vote:	All holders of record of our common shares at the close of business on June 25, 2009, are entitled to vote at the special meeting and any adjournment thereof. Holders of our common shares are entitled to one vote per share on the proposal.

Proxies Solicited By:	Your vote and proxies are being solicited by the Board of Directors for use at the special meeting. This proxy statement and enclosed proxy card is being sent on behalf of our Board of Directors to our shareholders on or about July 9, 2009.

Voting:	By completing, signing and returning your proxy card you will authorize the persons named on the proxy card to vote your shares according to your instructions. You may also authorize the persons named on the proxy card to vote your shares via the Internet or telephonically by following the instructions set forth on the enclosed proxy card. Please have your proxy card available if you decide to appoint a proxy by the Internet or by telephone because the proxy card contains more detailed instructions. Proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern time on August 5, 2009. If you give your proxy by the Internet or telephone, please do not mail your proxy card. Shareholders who hold their shares through a bank, broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their bank, broker or other nominee.

Proxies:	If you properly execute and return a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote your shares as recommended by the Board of Directors.

Revoking Your Proxies:

You can revoke your proxy by:

•     signing and delivering another proxy with a later date to our Corporate Secretary at Canon’s Court, 22 Victoria Street, Hamilton, Bermuda;

•     submitting another proxy to vote with a later date over the Internet or by telephone;

•     giving our Secretary written notice before or at the special meeting that you want to revoke your proxy; or

•     voting in person at the special meeting.

Quorum:

As of June 25, 2009, the record date for the special meeting, there were 42,801,554 common shares issued and entitled to vote. Two or more shareholders present in person, or represented by proxy, and entitled to vote at the start of the special meeting representing more than a majority of the total issued and outstanding shares throughout the special meeting will constitute a quorum. If you have properly given a proxy by mail, Internet or telephone, your shares will count toward the quorum for the special meeting, and the persons named on the proxy card will vote your shares as you have instructed.

Pursuant to Bermuda law, the following are not included in the determination of the common shares voting on a matter but are counted for quorum purposes: (1) common shares represented at a meeting for which votes are withheld on any matter, (2) common shares that are represented by “broker non-votes” (which are common shares held by banks, brokers or other nominee record holders that are represented at the meeting but with respect to which the banks, brokers or other nominee record holder is not empowered to vote on a particular proposal) and (3) common shares for which the holder abstains from voting on any matter.

If you are a beneficial shareholder and your bank, broker or other nominee record holder holds your shares in its name, the bank, broker or other nominee record holder is not permitted to vote your shares if the bank, broker or other nominee record holder does not receive voting instructions from you. In order to vote your shares, you will need to follow the directions your bank, brokerage firm or nominee provides you. Many banks, brokerage firms and nominees also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank, brokerage firm or nominee on your vote instruction form.

Cost of Proxy Solicitation:	We have retained The Altman Group to solicit proxies from our shareholders at an estimated fee of $6,500, plus expenses. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. All costs of proxy solicitation will be borne by VistaPrint Limited.

Questions:	You may call our proxy solicitor, The Altman Group, at 1-212-681-9600, or our Investor Relations Department at 1-781-652-6480 or email us at ir@vistaprint.com if you have any questions or need directions to be able to attend the special meeting and vote in person.

PLEASE VOTE—YOUR VOTE IS IMPORTANT.

SUMMARY

This summary highlights selected information appearing elsewhere in this proxy statement and does not contain all the information that you should consider in making your voting decision. You should read this summary together with the more detailed information elsewhere in this proxy statement and the documents incorporated by reference herein. The Share Exchange Agreement, the Scheme of Arrangement and the Assumption Agreement attached as Annex A, Annex B, and Annex F to this proxy statement, respectively, are the legal documents that govern the Scheme of Arrangement. The articles of association of Vistaprint N.V., attached as Annex E to this proxy statement will govern Vistaprint N.V. after the completion of the Scheme of Arrangement. You should read this proxy statement, including the documents attached as annexes, in its entirety. References in this proxy statement to “$” and “USD” are to United States dollars and references to “€” are to euros.

The Redomestication

We are seeking your approval at the special meeting of the Scheme of Arrangement under Bermuda law providing for a share exchange transaction that will effectively change our place of incorporation from Bermuda to the Netherlands, which we refer to as the Transaction. In this proxy statement, we refer to this Transaction and the other transactions contemplated by the Scheme of Arrangement, the Share Exchange Agreement and the Assumption Agreement as the Redomestication. We sometimes refer to VistaPrint Limited prior to the Redomestication and Vistaprint N.V. following the Redomestication as “Vistaprint,” “we,” “our,” or the “Company.”

The Redomestication involves several steps. First, we have formed a Dutch limited liability company (naamloze vennootschap) registered in the Netherlands named Vistaprint N.V. as a direct, wholly-owned subsidiary of VistaPrint Limited, the Bermuda company whose shares you currently own. Following the special meeting to be held on August 6, 2009 and a hearing of the Supreme Court of Bermuda scheduled for August 14, 2009, assuming we have obtained the necessary shareholder approval and court sanction, shareholders of VistaPrint Limited will transfer all of their common shares to Vistaprint N.V. solely in exchange for the same number of ordinary shares of Vistaprint N.V. As a result of the Redomestication, VistaPrint Limited will become a direct, wholly-owned subsidiary of Vistaprint N.V.

In the Transaction, Vistaprint N.V. will issue one ordinary share of Vistaprint N.V. in exchange for each common share of VistaPrint Limited. Vistaprint N.V. will assume VistaPrint Limited’s existing equity incentive plans and the obligation to deliver shares under the equity incentive plans pursuant to the terms thereof. See “The Redomestication—Share Compensation Plans” for more information. Immediately after the Transaction, Vistaprint N.V. will have outstanding the same number of ordinary shares as there were issued and outstanding common shares of VistaPrint Limited immediately before the completion of the Transaction, plus an additional 4,500,000 ordinary shares representing the share capital issued to VistaPrint Limited in connection with the formation of Vistaprint N.V., which we refer to as the Formation Shares, and 1,866,039 ordinary shares representing the shares issued to VistaPrint Limited by Vistaprint N.V. in consideration for the issue by VistaPrint Limited of 1,866,039 common shares as were previously held in treasury by VistaPrint Limited, which we refer to as the Treasury Shares. The Formation Shares and the Treasury Shares will initially be held by VistaPrint Limited and subsequently distributed to Vistaprint N.V. to be held as treasury shares. As of June 25, 2009, the record date for the special meeting, there were 44,667,593 common shares of VistaPrint Limited issued and outstanding (which amount includes those common shares held as treasury shares).

In connection with the Redomestication, we also plan to relocate our corporate seat to Venlo, the Netherlands. For a more complete description of the Redomestication, see “The Redomestication” beginning on page 23.

Questions and Answers

Q.	What is the Redomestication proposal?

A:	You are being asked to vote on a proposed Scheme of Arrangement under Bermuda law to effect the Transaction that will result in your holding shares in a Dutch limited liability company (naamloze vennootschap) rather than a Bermuda company. The proposed Transaction will effectively result in a change of our place of incorporation from Bermuda to the Netherlands. The number of shares you will own in, and your relative ownership of, Vistaprint N.V. will be the same as the number of shares you held in, and your relative ownership of, VistaPrint Limited immediately prior to the completion of the Transaction. As a result of the Transaction, VistaPrint Limited will become a direct, wholly-owned subsidiary of Vistaprint N.V, and you will become a shareholder of Vistaprint N.V.

Q.	Why change our place of incorporation from Bermuda to the Netherlands?

A:	VistaPrint Limited reviewed a number of alternatives with its board of directors and outside advisors, including remaining in Bermuda and incorporating in a number of different jurisdictions. Following a thorough review, VistaPrint Limited determined that the Transaction is in the best interests of its shareholders, employees and other stakeholders. We selected the Netherlands in part because VistaPrint has a significant and long-established presence in the Netherlands.

We believe the Redomestication will offer increased strategic flexibility and operational benefits as we continue to expand the international portion of our business. The Netherlands has a stable and developed legal and tax regime and should improve our ability to maintain a competitive worldwide effective corporate tax rate. The Netherlands also enjoys strong international relationships, and is a member of the European Union and has a long history of international investment and international commerce. In addition, on May 6, 2009, we received an Advanced Tax Ruling from the Dutch Revenue Authority that provides certainty on the Dutch tax position of Vistaprint N.V. after the completion of the Redomestication. The Advanced Tax Ruling included conditions for the application of an exemption for Vistaprint N.V. for Dutch corporate taxes on income from its subsidiaries. We anticipate that we will operate our business in a manner that will satisfy these conditions, which would result in no Dutch corporate income taxes being imposed on the earnings of our subsidiaries, other than our Dutch subsidiary. Furthermore, the Netherlands is a party to a network of tax treaties with the United States, other members of the European Union and many other countries. See “The Redomestication—Background and Reasons for the Redomestication” for more information. We cannot assure you that we will realize the anticipated benefits of the Redomestication. In addition to the potential benefits described above, the Redomestication will expose you and us to certain risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Redomestication and these risks and has unanimously approved the Scheme of Arrangement and recommended that you vote for the Scheme of Arrangement.

Q.	Will the Redomestication affect our current or future operations?

A:	We currently believe that the Redomestication should have no material impact on how we conduct our day-to-day operations. The location of our future operations will depend on the needs of our business, independent of our legal domicile.

Q.	How will the Redomestication affect our presence in Bermuda?

A:	Following the completion of the Redomestication, we will relocate our corporate seat from Bermuda to the Netherlands. VistaPrint Limited will remain a Bermuda exempted company and will be a subsidiary of Vistaprint N.V. following the Transaction. We intend to maintain our Bermuda-based internet server infrastructure and hosting operations for at least the immediate future.

Q.	How will the Redomestication affect our presence in the United States?

A:	We have previously announced that Robert Keane, our chief executive officer, will relocate to a new office in Paris, France in July 2009, which will operate under the French headquarters (quartiers généraux) tax regime. However, Mr. Keane’s relocation and the establishment of headquarters in Paris is not conditioned or otherwise contingent on the Redomestication. There are no other material changes planned for our U.S. operations or workforce as a result of the Redomestication.

Q.	What will be our corporate presence in the Netherlands?

A:	In addition to the Netherlands being the jurisdiction of incorporation of Vistaprint N.V., the new parent company of the Vistaprint companies, we currently have a subsidiary in the Netherlands and operate a major production facility in Venlo, the Netherlands. Other functions we currently perform at the Venlo facility include procurement, engineering, customer service and finance. We also expect to expand our presence in the Netherlands with additional finance and regulatory professionals appropriate to staff our corporate offices in Venlo. We will also hold our management board meetings in the Netherlands. There will be at least four management board meetings each year. As of June 25, 2009, we had almost 300 employees in the Netherlands.

Q.	Will the Redomestication dilute your economic interest?

A:	The Redomestication will not dilute your economic interest in Vistaprint. Immediately after the Redomestication, the number of outstanding shares of Vistaprint N.V. will be the same as the number of issued and outstanding common shares of VistaPrint Limited immediately before the completion of the Transaction, plus the 4,500,000 Formation Shares and the 1,866,039 Treasury Shares that will initially be held by VistaPrint Limited and subsequently distributed to Vistaprint N.V. to be held as treasury shares. Vistaprint N.V. will assume VistaPrint Limited’s existing equity incentive plans and all obligations to deliver shares under such equity incentive plans. Because VistaPrint Limited will be a direct, wholly-owned subsidiary of Vistaprint N.V. after the completion of the Redomestication, your economic interest will not be diluted by the issuance to, or retention by, VistaPrint Limited or Vistaprint N.V. of the Formation Shares and the Treasury Shares in the Redomestication.

Q.	Is the Transaction taxable to you?

A:	Under United States federal income tax law, holders of shares of VistaPrint Limited should not recognize gain or loss on the exchange of such shares for shares of Vistaprint N.V. in the Transaction. Under Dutch tax law, no tax is due for non-Dutch holders of VistaPrint Limited shares on the exchange of VistaPrint Limited shares for Vistaprint N.V. shares in the Transaction.

Please refer to “Material Tax Considerations” beginning on page 34 for a description of certain material U.S. federal, Dutch and Bermuda tax consequences of the Transaction to VistaPrint Limited shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Dutch, Bermuda and other non-U.S. tax consequences of the Transaction and ownership and disposition of the Vistaprint N.V. shares in light of your particular situation.

Q.	Is the Transaction a taxable transaction for either of VistaPrint Limited or Vistaprint N.V.?

A:	No. The Transaction should not be a taxable transaction for either VistaPrint Limited or Vistaprint N.V.

Q.	How will the Redomestication affect financial reporting?

A:	After the Redomestication, we will continue to prepare financial statements in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, and report in U.S. dollars, and will continue to file reports on Forms 10-K, 10-Q and 8-K with the U.S. Securities and Exchange Commission, or SEC, as we currently do. In addition, in connection with annual general meetings of Vistaprint N.V., we will make available to shareholders our audited Dutch statutory annual accounts prepared in accordance with International Financial Reporting Standards, or IFRS, Dutch GAAP or such other accounting standards as may be required or permitted by applicable Dutch law, which we refer to as the Local Financial Statements, in addition to the information shareholders already receive.

Q.	Will the Redomestication impact our ability to access the capital and bank markets in the future?

A:	We do not expect that the Redomestication will have any significant effect on our ability to access the capital markets. We expect to be able to access the capital and bank markets as a Dutch limited liability company to the extent and on similar terms as if we remained a Bermuda exempted company.

Q.	What effect would the failure to complete the Redomestication have on us?

A:	VistaPrint Limited would remain a Bermuda company and VistaPrint Limited would remain subject to the tax and corporate governance provisions of Bermuda law, as is currently the case. We will incur certain costs whether or not the Redomestication is completed. We will consider all possible alternatives in the event that the Redomestication is not completed. Please see “Risk Factors” for more information on risks in connection with the Redomestication.

Q.	Will the Redomestication have any impact on our ability to pay dividends or buy back shares?

A:	Under Dutch law, the Advanced Tax Ruling and its articles of association, Vistaprint N.V. will be able to pay dividends and buy back ordinary and preferred shares, subject to various limitations imposed by Dutch law and the articles of association. For more information, please see “Description of Vistaprint N.V. Shares—Dividends” and “—Repurchases of Shares.”

Q.	When do you expect the Redomestication to be completed?

A:	We are working toward completing the Redomestication as quickly as possible and, assuming the Transaction is approved by the requisite shareholder vote and the Scheme of Arrangement is sanctioned by the Supreme Court of Bermuda, we expect to do so as soon as practicable following the sanction of the Scheme of Arrangement by the Supreme Court of Bermuda. We currently expect to complete the Redomestication in the first quarter of our fiscal year ending June 30, 2010. See “The Redomestication—Effective Time” and Annex D for an expected timetable. However, our board of directors may abandon or delay the Transaction for any reason at any time before the Transaction becomes effective, even after our shareholders have approved the Scheme of Arrangement.

Q.	What will you receive for your VistaPrint Limited shares?

A:	After the Redomestication, you will hold one Vistaprint N.V. ordinary share for each common share of VistaPrint Limited you held immediately prior to the completion of the Redomestication.

Q.	Do you have to take any action to exchange your VistaPrint Limited shares?

A:

If you hold VistaPrint Limited common shares in uncertificated book-entry form, such as those held in “street name,” at the effective time of the Transaction, your VistaPrint Limited common shares will be exchanged for Vistaprint N.V. shares automatically and without any action on your part. Your shares in Vistaprint N.V. will continue to be held in uncertificated book-entry form.

If you hold VistaPrint Limited share certificates, at the closing of the Transaction, the share certificates will be automatically cancelled as a matter of law and Vistaprint N.V. shares shall be credited to you in uncertified book-entry form. We will not be issuing certificated shares in Vistaprint N.V. in connection with the Scheme of Arrangement or thereafter. Please see “The Redomestication—Exchange of Shares” for more information.

Q.	Can you trade VistaPrint Limited shares between the date of this proxy statement and the effective time of the Transaction?

A:	Yes. VistaPrint Limited shares will continue to trade during this period.

Q.	After the Transaction, where can you trade Vistaprint N.V. shares?

A:	We intend to make application so that, immediately following the Transaction, the shares of Vistaprint N.V. will be listed on the NASDAQ Global Select Market, under the symbol “VPRT,” the same exchange and the same symbol under which the VistaPrint Limited common shares are currently listed.

Q.	Will there be Dutch withholding tax on future share repurchases, if any, by Vistaprint N.V.?

A:	Share buybacks after the Transaction may be subject to Dutch dividend withholding tax insofar as the purchase price for any repurchased shares exceeds the recognized paid in capital of such shares for Dutch dividend withholding tax purposes unless the buyback falls within an exemption. On May 6, 2009, we received an Advanced Tax Ruling from the Dutch Revenue Authority that for Dutch dividend withholding tax purposes, the recognized paid in capital of Vistaprint N.V. will be equal to the aggregate fair market value of the issued and outstanding common shares of VistaPrint Limited on the NASDAQ Global Select Market, based on the closing price on the day before the Transaction. Accordingly, any future share repurchases at prices exceeding the closing price of VistaPrint Limited common shares on the NASDAQ Global Select Market on the day before the Transaction may be subject to Dutch dividend withholding tax.

Q.	Will there be Dutch withholding tax on future dividends, if any, by Vistaprint N.V.?

A:	Dividends paid after the Transaction will be subject to Dutch dividend withholding tax at a rate of 15%. You should consult your own tax advisor regarding the general creditability or deductibility of Dutch dividend withholding tax according to your local tax regime.

Q.	Are there any financial conditions that must be satisfied in order for Vistaprint N.V. to declare and pay a dividend?

A:	Payment of dividends or other distributions to shareholders may be made only if Vistaprint N.V.’s shareholders’ equity exceeds the sum of the issued share capital plus the reserves required to be maintained by law. See “Description of Vistaprint N.V. Shares—Dividends” for more information.

Q.	What vote of VistaPrint Limited shareholders is required to approve the Scheme of Arrangement?

A:	The affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the special meeting representing at least three-fourths in value of shareholders present and voting either in person or by proxy at the special meeting, is required to approve the Scheme of Arrangement. Please see “The Shareholders Meeting—Record Date; Voting Rights; Quorum; Vote Required for Approval.”

Q.	What vote does the board of directors recommend?

A:	OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE SCHEME OF ARRANGEMENT.

Q.	Is your vote important?

A:	Yes. Your vote is very important regardless of how many common shares you own. Please take a moment to read the instructions below and to vote your shares. Choose the voting method that is easiest and most convenient for you and submit your proxy as soon as possible to ensure that your shares are represented and voted at the special meeting.

Q.	How do you vote?

A:	You may deliver your proxy to vote your shares in one of the following ways or you may vote in person at the special meeting.

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You may submit your proxy to vote by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR the proposal to approve the Scheme of Arrangement.

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You may submit your proxy to vote over the Internet. If you have Internet access, you may submit your proxy to vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed proxy card.

•	You may submit your proxy to vote by telephone. You may submit your proxy to vote your shares by telephone by following the “Vote by Phone” instructions set forth on the enclosed proxy card.

•

You may vote in person. If you attend the special meeting in person at the location set forth in the accompanying Notice of Court Meeting of Shareholders, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the special meeting.

Q.	Can you change your vote after you have mailed your proxy card or after you have submitted your proxy to vote your shares over the Internet or by telephone?

A:	Yes. You can revoke your proxy and change your vote at any time before the polls close at the special meeting by doing any one of the following things:

•	signing and delivering another proxy with a later date to our Corporate Secretary at Canon’s Court, 22 Victoria Street, Hamilton, Bermuda;

•	submitting another proxy to vote with a later date over the Internet or by telephone;

•	giving our Secretary written notice before or at the special meeting that you want to revoke your proxy; or

•	voting in person at the special meeting.

Your attendance at the special meeting alone will not revoke your proxy.

Q.	Can you vote if your shares are held in “street name”?

A:	If the shares you own are held in “street name” by a bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank, brokerage firm or nominee provides you. Many banks, brokerage firms and nominees also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank, brokerage firm or nominee on your vote instruction form.

If your shares are held in street name, you must bring an account statement or letter from your bank, brokerage firm or nominee showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the special meeting on August 6, 2009. To be able to vote your shares held in street name at the special meeting, you will need to obtain a proxy card from the holder of record.

Parties to the Redomestication

VistaPrint Limited. VistaPrint Limited is a leading on-line provider of coordinated portfolios of customized marketing products and services to small businesses worldwide. We offer a broad spectrum of complementary products and services ranging from printed business cards, brochures and post cards to apparel, invitations and announcements, holiday cards, calendars, creative design services, copywriting services, direct mail services, promotional gifts, signage and website design and hosting services and e-mail marketing services. While we focus primarily on small business marketing products and services, consumers also purchase many of our products, such as invitations and announcements, greeting cards, and calendars. VistaPrint Limited is incorporated under the laws of Bermuda. We maintain a registered office in Bermuda at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda. Our telephone number in Bermuda is 1-441-295-2244. VistaPrint Corporation, the immediate predecessor to VistaPrint Limited, was incorporated in Delaware in January 2000 and was amalgamated with VistaPrint Limited on April 29, 2002. VistaPrint.com S.A., the predecessor to VistaPrint Corporation, was incorporated in France in 1995 and was merged into VistaPrint Corporation in January 2002.

Vistaprint N.V. Vistaprint N.V. is a newly formed Dutch limited liability company (naamloze vennootschap) that is wholly-owned by VistaPrint Limited. Vistaprint N.V. has only nominal assets and capitalization and has not and will not engage in any business or other activities other than in connection with its formation and the proposed Redomestication. As a result of the Redomestication, Vistaprint N.V. will become the parent holding company of VistaPrint Limited. As a part of the Redomestication, VistaPrint Limited will elect to be disregarded as an entity separate from Vistaprint N.V. for U.S. federal income tax purposes, which we refer to as the Check the Box Election.

The principal executive offices of Vistaprint N.V. are located at Hudsonweg 8, 5928 LW Venlo, the Netherlands, and the telephone number at that address is 31-77-850-7700.

The Redomestication (see page 23)

The Redomestication will effectively change our place of incorporation from Bermuda to the Netherlands. In connection with the Redomestication, we also plan to relocate our corporate seat from Hamilton, Bermuda to Venlo, the Netherlands.

The Redomestication involves several steps. First, we have formed Vistaprint N.V., as a direct wholly-owned subsidiary of VistaPrint Limited. On June 22, 2009, we petitioned the Supreme Court of Bermuda to order the calling of the special meeting to approve the Scheme of Arrangement. On June 25, 2009, the Supreme Court of Bermuda ordered us to seek your approval of the Scheme of Arrangement. We will hold the special meeting to approve the Scheme of Arrangement on August 6, 2009. If we obtain the necessary approval from the shareholders, the Supreme Court of Bermuda will hold a second hearing, scheduled to be held on August 14, 2009, to sanction the Scheme of Arrangement. Assuming we receive the necessary approval from our shareholders and the Supreme Court of Bermuda, we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which point the Scheme of Arrangement will become effective. Vistaprint N.V. will assume VistaPrint Limited’s existing equity incentive plans and the obligation to deliver shares under our equity incentive plans, pursuant to the terms thereof. As a result of the Redomestication, VistaPrint Limited will become a direct wholly-owned subsidiary of Vistaprint N.V.

After the Redomestication, you will continue to own an interest in a parent company that will, through its subsidiaries, continue to conduct the same business operations as conducted by VistaPrint Limited and its subsidiaries before the Redomestication. The number of shares you will own in Vistaprint N.V. will be the same as the number of shares you owned in VistaPrint Limited immediately prior to the Redomestication, and your relative economic interest in us will remain unchanged.

The completion of the Redomestication will change the governing law that applies to our shareholders from Bermuda law to Dutch law. There are differences between Bermuda law and Dutch law, some of which are material. See “Comparison of Rights of Shareholders” for a summary of some of these differences.

Upon completion of the Redomestication, we will remain subject to the SEC reporting requirements and the applicable corporate governance rules of the NASDAQ Stock Market, and we will continue to report our financial results in U.S. dollars and under U.S. GAAP.

The Transaction will be effected pursuant to the Scheme of Arrangement under Bermuda law and in accordance with the Share Exchange Agreement, which are the legal documents that govern the Transaction. Copies of those documents are attached to and are a part of this proxy statement as Annex A and Annex B.

Assuming we obtain the requisite shareholder approval, we anticipate that the Transaction will become effective as soon as practicable following sanction of the Scheme of Arrangement by the Supreme Court of Bermuda at the hearing scheduled for August 14, 2009 upon our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies and the execution of the private deeds of issue of shares effectuating the issuance of the Vistaprint N.V. registered shares in connection with the Scheme of Arrangement and the transfer of the shares in VistaPrint Limited to Vistaprint N.V.

Reasons for the Redomestication (see page 23)

VistaPrint Limited is currently incorporated in Bermuda. VistaPrint Corporation, the immediate predecessor to VistaPrint Limited, was incorporated in Delaware in January 2000 and was amalgamated with VistaPrint Limited on April 29, 2002. VistaPrint.com S.A., the predecessor to VistaPrint Corporation, was incorporated in France in 1995 and was merged into VistaPrint Corporation in January 2002.

We recently completed a review of which jurisdiction of incorporation would best serve our and our shareholders’ best interests and concluded that Bermuda was no longer in our best interests. Factors in reaching this decision included the growing extent of our global business and a desire to locate our corporate seat in a jurisdiction where we have significant employees and operations.

In addition, we also considered the long term fiscal attractiveness and certainty of various jurisdictions. This review took into account the increasingly negative public perception of companies incorporated in countries such as Bermuda, and the possible adoption of various restrictive legislative and regulatory proposals in the various member countries of the Organization for Economic Cooperation and Development, or OECD, including the United States, and the European Union. These included proposals introduced in the United States to apply retroactively certain U.S. tax rules that treat certain foreign corporations which do not have substantial business operations in their jurisdiction of incorporation as U.S. corporations for U.S. federal tax purposes, other proposals which would treat foreign corporations which are managed and controlled from within the United States as U.S corporations for U.S. federal tax purposes, and various other OECD and European Union withholding and other tax proposals that could adversely affect companies incorporated in countries such as Bermuda. We determined that these proposals, due to their potentially wide-ranging scope, could, if enacted, have a material adverse impact on Vistaprint and its shareholders. Consequently, following a thorough review, we determined that moving our place of incorporation and corporate seat from Bermuda to a jurisdiction in which we have more substantial business activities is in our best interests and the best interests of our shareholders, employees and other stakeholders.

As a result of reaching this decision, we reviewed a number of alternatives with our board of directors and outside advisors, including incorporating in a number of different jurisdictions in the two major economic zones in which we operate: North America and Europe. We ultimately decided to incorporate in a jurisdiction that is a member of both the European Union and the OECD, given:

•	Our significant production facility located in the Netherlands and our other substantial operations in Europe;

•	Many of the legislative and regulatory proposals described above likely would not apply to a company that is incorporated in a European Union jurisdiction;

•	Many favorable European Union tax directives apply only to a company that is incorporated in a European Union jurisdiction; and

•	Our separate decision to move our headquarters office, including the office of our chief executive officer, to Paris.

We selected the Netherlands after considering various factors, including the following:

•	We have conducted operations in the Netherlands for approximately six years, have substantial business operations in the country, and are comfortable with the Dutch business environment;

•	Currently, we have a large production facility in Venlo, the Netherlands and have almost 300 employees in the country, and Europe is home to the greatest number of VistaPrint employees worldwide;

•

The Netherlands enjoys strong relationships as a member of the European Union, and has a long history of international investment and a network of tax treaties with the United States, other members of the European Union and many other countries;

•

We have obtained an Advanced Tax Ruling from the Dutch Revenue Authority which provides, among other things, the application of the participation exemption under article 13 of the Corporate Income Tax Act of 1969 with respect to Vistaprint N.V.’s shareholding in VistaPrint Limited, and as a result, Vistaprint N.V. should not be subject to corporate income tax in the Netherlands on its income from its subsidiaries, including, among others, VistaPrint Limited;

•	The Netherlands is a member of the euro zone, and has a stable business, legal and regulatory environment; and

•	The Netherlands permits the payment of dividends in U.S. dollars, although we currently have no intention of declaring or paying any dividends on ordinary shares.

In connection with the Redomestication, in addition to changing our jurisdiction of incorporation to the Netherlands, we are relocating a significant portion of our management activities, including all of our management board meetings, to the Netherlands.

We cannot assure you that the anticipated benefits of the Redomestication will be realized. In addition to the potential benefits described above, the Redomestication will expose you and us to some risks. These risks include the following:

•	Your rights as a shareholder will change due to differences between Bermuda and Dutch law and between the governing documents of VistaPrint Limited and Vistaprint N.V.;

•	The market for Vistaprint N.V. shares may differ from the market for VistaPrint Limited shares;

•	Legislative action in one or more of the countries in which we do business could materially and adversely affect us;

•

If we are unable to comply with the terms and conditions of our Advanced Tax Ruling, the expected tax benefits of the Transaction would not be realized and our business and results of operations could be harmed;

•	The Redomestication may not allow us to maintain a competitive worldwide effective tax rate and may result in additional direct and indirect costs even if it is not completed;

•	We may choose to abandon or delay the Transaction, even after obtaining approval by our shareholders;

•	Increased shareholder voting requirements in the Netherlands will reduce our flexibility in some aspects of capital management;

•	The transfer of Vistaprint N.V. shares after the Transaction may be subject to Dutch taxes; and

•	Dividends paid and share repurchases after the Transaction may be subject to Dutch dividend withholding tax or Dutch income tax.

Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Redomestication and these risks and has unanimously approved the Scheme of Arrangement and recommended that the shareholders vote for the Scheme of Arrangement.

Regulatory Matters (see page 30)

We are not aware of any other governmental approvals or actions that are required to complete the Redomestication other than compliance with U.S. federal and state securities laws and Bermuda and Dutch corporate law, including sanction by the Supreme Court of Bermuda.

Tax Considerations (see page 34)

For U.S. federal income tax purposes, holders of shares of VistaPrint Limited generally should not recognize gain or loss on the exchange of such shares for shares of Vistaprint N.V. in the Transaction. Under Dutch tax law, no tax is due for non-Dutch holders of VistaPrint Limited shares on the exchange of VistaPrint Limited shares for Vistaprint N.V. shares in the Transaction. Please refer to “Material Tax Considerations” for a description of certain material U.S. federal, Dutch and Bermuda tax consequences of the Transaction to VistaPrint Limited shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Dutch, Bermuda and other non-U.S. tax consequences of the Transaction and ownership and disposition of the Vistaprint N.V. shares in light of your particular situation.

Rights of Shareholders (see page 51)

Many of the principal attributes of VistaPrint Limited’s common shares and Vistaprint N.V.’s ordinary shares will be similar. However, there are differences between your rights under Bermuda law and Dutch law, some of which are material. In addition, there are differences between VistaPrint Limited’s memorandum of association and bye-laws and Vistaprint N.V.’s proposed articles of association, some of which are material. We discuss these differences in detail under “Description of Vistaprint N.V. Shares” and “Comparison of Rights of Shareholders.” Copies of Vistaprint N.V.’s proposed articles of association are attached as Annex E to this proxy statement.

Stock Exchange Listing (see page 32)

We intend to make application so that, immediately following the Redomestication, the shares of Vistaprint N.V. will be listed on the NASDAQ Global Select Market under the symbol “VPRT,” the same exchange and the same symbol under which the VistaPrint Limited common shares are currently listed.

Market Price and Dividend Information (see page 76)

On April 30, 2009, the last trading day before the public announcement of the proposed Redomestication, the closing price of the VistaPrint Limited common shares on the NASDAQ Global Select Market was $34.35 per share. On June 26, 2009, the most recent practicable date before the date of this proxy statement, the closing price of the VistaPrint Limited common shares was $43.06 per share.

Court Sanction of the Scheme of Arrangement (see page 27)

We cannot complete the Redomestication without the sanction of the Scheme of Arrangement by the Supreme Court of Bermuda. Subject to the shareholders of VistaPrint Limited approving the Scheme of Arrangement, a Bermuda Supreme Court hearing will be required to sanction the Scheme of Arrangement. At the hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of VistaPrint Limited and Vistaprint N.V. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court of Bermuda, among other things, must be satisfied that shareholders have been notified of the special meeting to approve the Scheme of Arrangement and have been provided with sufficient explanatory information about the Scheme of Arrangement and that the Scheme of Arrangement is fair and reasonable to all those who will receive shares in the Transaction.

No Appraisal Rights (see page 30)

Under Bermuda law, the shareholders of VistaPrint Limited do not have any right to an appraisal of the value of their shares or payment for them in connection with the Redomestication.

Accounting Treatment of the Redomestication (see page 32)

Under U.S. GAAP, the Redomestication represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Vistaprint N.V. will be reflected at their carrying amounts in the accounts of VistaPrint Limited at the effective time of the Transaction.

Special Meeting to Approve the Scheme of Arrangement (see page 71)

Time, Place, Date and Purpose. The special meeting to approve the Scheme of Arrangement will be held on Thursday, August 6, 2009 at 12:00 p.m. (noon), local time, at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda. At the special meeting, our board of directors will ask the shareholders to vote to approve the share exchange transaction to be effected by the Scheme of Arrangement, attached as Annex B to the proxy statement, in connection with the Share Exchange Agreement, attached as Annex A to the proxy statement, between VistaPrint Limited and Vistaprint N.V., pursuant to which each holder of common shares of VistaPrint

Limited issued and outstanding immediately before the transaction will transfer such common shares to Vistaprint N.V. solely in exchange for the same number of ordinary shares of Vistaprint N.V. As a result of the Scheme of Arrangement, VistaPrint Limited will become a direct, wholly-owned subsidiary of Vistaprint N.V.

In addition, shareholders shall transact any other business as may properly come before the special meeting and any adjournments or postponements of the special meeting.

Record Date. Only holders of record of VistaPrint Limited common shares on June 25, 2009 are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

Quorum. Two or more shareholders present in person, or represented by proxy, and entitled to vote at the start of the special meeting representing more than a majority of the total issued and outstanding shares throughout the special meeting will constitute a quorum. If a quorum is not present, the special meeting will be adjourned. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum at the special meeting.

Recommendation of the Board of Directors. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE SCHEME OF ARRANGEMENT.

Required Vote. The Scheme of Arrangement requires the affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the special meeting representing at least three-fourths in value of shareholders present and voting either in person or by proxy at the special meeting. An abstention or “broker non-vote” on the proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will have no effect when determining whether the proposal has received the required approval, but will be counted as present for purposes of determining whether there is a quorum at the special meeting. See “The Shareholders Meeting—Record Date; Voting Rights; Quorum; Vote Required for Approval” and “—Proxies.”

Proxies (see page 72)

General. A proxy card regarding the special meeting to approve the Scheme of Arrangement is being sent to each shareholder as of the record date. If you properly received the proxy card, you may grant a proxy to vote on the proposals by marking your proxy card appropriately, signing it in the space provided, dating it and returning it to us. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated.

Revocation. You may revoke your proxy card at any time before the polls close at the special meeting by doing any one of the following:

•	signing and delivering another proxy with a later date to our Corporate Secretary at Canon’s Court, 22 Victoria Street, Hamilton, Bermuda;

•	submitting another proxy to vote with a later date over the Internet or by telephone;

•	giving our Secretary written notice before or at the special meeting that you want to revoke your proxy; or

•	voting in person at the special meeting.

However, your attendance at the special meeting alone will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Selected Historical Financial Data

The following table presents selected consolidated financial data for VistaPrint Limited. We derived the statement of operations data for each of the years in the five-year period ended June 30, 2008, and the balance sheet data as of June 30, 2008, 2007, 2006, 2005 and 2004, from VistaPrint Limited’s audited consolidated financial statements. We derived the statement of operations data for the nine months ended March 31, 2009 and 2008, and the balance sheet data as of March 31, 2009, from VistaPrint Limited’s unaudited interim consolidated financial statements. We prepared the unaudited interim consolidated financial statements on the same basis as the audited consolidated financial statements and included all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of VistaPrint Limited’s financial position and results of operations for the unaudited interim periods. The historical financial information may not be indicative of Vistaprint N.V.’s future performance. Results of operations for the nine months ended March 31, 2009 may not be indicative of the results of operations that may be achieved for the entire fiscal year. The data should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in VistaPrint Limited’s Annual Report on Form 10-K for the year ended June 30, 2008, as amended, and in VistaPrint Limited’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and VistaPrint Limited’s financial statements, related notes and other financial information incorporated by reference in this proxy statement.

We have included no data for Vistaprint N.V. because that entity was not in existence during any of the periods shown below.

	Nine Months Ended March 31,		Years Ended June 30,
	2009	2008	2008	2007	2006	2005	2004
	(Unaudited)
	(In thousands, except share and per share data)
Consolidated Statements of Operations Data:
Revenue	$380,658	$290,249	$400,657	$255,933	$152,149	$90,885	$58,784
Cost of revenue	142,119	110,607	154,122	89,971	49,858	36,528	23,837
Technology and development expense	44,700	31,623	44,828	27,176	15,628	10,839	8,515
Marketing and selling expense	117,128	94,170	127,975	87,887	51,174	32,372	19,138
General and administrative expense	30,240	24,027	32,572	23,694	16,624	5,813	3,968
Loss on contract termination	—	—	—	—	—	21,000	—

Income (loss) from operations	46,471	29,822	41,160	27,205	18,865	(15,667)	3,326
Interest income	1,543	3,378	4,160	4,691	2,903	293	126
Other (expense) income, net	(1,755)	766	427	(45)	(494)	(371)	(79)
Interest expense	1,075	1,260	1,655	1,828	1,256	390	83

Income (loss) before income taxes	45,184	32,706	44,092	30,023	20,018	(16,135)	3,290
Income tax provision (benefit)	4,195	3,204	4,261	2,880	783	84	(150)

Net income (loss)	$40,989	$29,502	$39,831	$27,143	$19,235	$(16,219)	$3,440

Net income (loss) attributable to common shareholders:
Basic	$40,989	$29,502	$39,831	$27,143	$16,889	$(21,032)	$384
Diluted	$40,989	$29,502	$39,831	$27,143	$19,235	$(21,032)	$414
Basic net income (loss) per share	$0.95	$0.67	$0.91	$0.64	$0.51	$(1.85)	$0.03
Diluted net income (loss) per share	$0.92	$0.64	$0.87	$0.60	$0.45	$(1.85)	$0.03
Shares used in computing basic net income (loss) attributable to common shareholders per share	43,290,985	43,815,062	43,913,119	42,445,991	33,147,287	11,358,575	11,014,842
Shares used in computing diluted net income (loss) attributable to common shareholders per share	44,469,114	46,038,479	46,016,364	45,364,257	42,624,689	11,358,575	12,539,644
Share-based compensation	$14,879	$10,253	$14,747	$8,765	$4,850	$—	$—

	Nine Months Ended March 31,		Years Ended June 30,
	2009	2008	2008	2007	2006	2005	2004
	(Unaudited)
	(In thousands)
Consolidated Statements of Cash Flows Data:
Capital expenditures	$(59,575)	$(48,889)	$(62,740)	$(62,845)	$(24,929)	$(18,629)	$(13,374)
Development of software and website	(5,319)	(3,999)	(5,696)	(4,189)	(2,656)	(1,908)	(3,523)
Depreciation and amortization	25,991	17,769	25,193	14,874	7,786	5,902	4,209
Cash flows from (used in) operating activities	92,252	69,063	87,731	54,240	34,637	(6,671)	9,169
Cash flows used in investing activities	(45,935)	(43,957)	(58,056)	(62,177)	(71,410)	(20,537)	(18,080)
Cash flows (used in) from financing activities	(40,608)	2,896	2,980	12,716	74,851	33,534	25,802

	March 31,		June 30,
	2009	2008	2008	2007	2006	2005	2004
	(Unaudited)
	(In thousands)
Consolidated balance sheet data:
Cash and cash equivalents	$107,744	$98,576	$103,145	$69,464	$64,653	$26,402	$20,060
Marketable securities	6,910	28,151	26,598	38,578	43,474	—	—
Property, plant and equipment, net	181,593	146,875	154,520	106,192	50,311	29,913	14,333
Working capital	68,142	88,839	94,736	82,999	90,201	13,670	12,620
Total assets	332,331	303,479	315,952	234,853	171,392	65,986	42,007
Accrued expenses and deferred revenue	43,212	42,269	37,548	23,149	15,640	11,125	6,155
Total long-term obligations, less current portion	10,626	20,337	19,507	21,772	23,046	15,696	5,816
Series A redeemable convertible preferred shares	—	—	—	—	—	13,556	13,430
Series B redeemable convertible preferred shares	—	—	—	—	—	57,880	30,505
Total shareholders’ equity (deficit)	252,178	226,815	242,505	176,060	123,984	(38,069)	(17,072)

Pro forma financial statements for Vistaprint N.V. are not included in this proxy statement because no significant pro forma adjustments are required to be made to the historical condensed consolidated statement of operations and balance sheet of VistaPrint Limited for the nine months ended and as of March 31, 2009 and to the historical consolidated statement of operations of VistaPrint Limited for the year ended June 30, 2008. Those financial statements are included in VistaPrint Limited’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and Annual Report on Form 10-K for the year ended June 30, 2008, as amended.

RISK FACTORS

Before you vote on the proposal at the special meeting, you should consider carefully the following risk factors, in addition to the other information contained in this proxy statement and the documents incorporated by reference, including our annual report on Form 10-K for the year ended June 30, 2008, as amended, our quarterly reports on Form 10-Q for the quarters ended September 30, 2008, December 31, 2008 and March 31, 2009 and our subsequent filings with the SEC.

Your rights as a shareholder will change as a result of the Redomestication.

Because of differences between Dutch law and Bermuda law and differences between the governing documents of Vistaprint N.V. and VistaPrint Limited, your rights as a shareholder will change if the Redomestication is completed. For a description of these differences, please see “Description of Vistaprint N.V. Shares” and “Comparison of Rights of Shareholders.”

If we are unable to comply with the terms and conditions of our Advanced Tax Ruling, our business and results of operations could be harmed.

On May 6, 2009, the Dutch Revenue Authority granted us an Advanced Tax Ruling. The Advanced Tax Ruling establishes conditions with which we will need to comply following the completion of the proposed Redomestication to retain the benefits of the Advanced Tax Ruling, including the requirement that we use shares held in treasury for the purpose of issuing shares upon the exercise of certain stock awards. If we are unable to adhere to the terms of the Advanced Tax Ruling, the Dutch authorities may revoke the Advanced Tax Ruling and the result may be an increase in our effective corporate tax rate and/or Dutch dividend withholding tax due on share repurchases. If this were to occur, our expenses may increase significantly beyond what we anticipate and our business and results of operations would be adversely impacted and we would lose some of the benefits of the Redomestication.

Legislative action by the U.S. or other countries could materially and adversely affect us.

Legislative action may be taken by the U.S. or other countries that would impose additional taxes on our income, which would adversely affect our effective tax rate and/or require us to take further action, at potentially significant expense, to seek to preserve our effective tax rate. We cannot predict the outcome of any specific legislative proposals. However, as an example, if proposals were enacted that had the effect of treating us as a U.S. corporation for U.S. federal income tax purposes, disregarding the Redomestication or limiting our ability as a Dutch limited liability company to take advantage of the tax treaties between the Netherlands and the U.S., we could be subject to increased taxation and/or potentially significant expense. We cannot assure you that effectively moving our jurisdiction of incorporation to the Netherlands will eliminate the risk that these and other types of legislative proposals, if enacted, will apply to us.

In addition, there continues to be negative publicity regarding, and criticism of, companies that are domiciled in countries such as Bermuda but conduct substantial business in high tax jurisdictions such as Europe, Canada or the U.S. Moving our jurisdiction of incorporation to the Netherlands will not eliminate the risk that we may be subject to similar criticism.

The Redomestication may not allow us to maintain a competitive worldwide effective corporate tax rate.

We believe that the Redomestication should improve our ability to maintain a competitive worldwide effective corporate tax rate. However, we cannot give any assurance as to what our effective tax rate will be after the Redomestication because of, among other things, uncertainty regarding the tax policies of the jurisdictions where we operate. Our actual effective tax rate may vary from this expectation and that variance may be material. Additionally, the tax laws of the Netherlands and other jurisdictions could change in the future, or the Advanced Tax Ruling may be withdrawn or terminated, and such changes could cause a material change in our effective tax rate.

The Redomestication will result in additional direct and indirect costs, even if the Redomestication is not completed.

We will incur additional direct costs as a result of the Redomestication. Following the Redomestication, we will hold certain supervisory board, management board and shareholder meetings in the Netherlands and will relocate our corporate seat to the Netherlands, and we expect to increase the number of finance and regulatory professionals in our offices in the Netherlands. We also expect to incur costs and expenses, including professional fees, to comply with Dutch corporate and tax laws and financial reporting requirements. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Transaction, even if the Scheme of Arrangement is not approved or completed. The Redomestication also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

We may choose to abandon or delay the Redomestication.

We may abandon or delay the Redomestication at any time prior to the Scheme of Arrangement becoming effective by action of our board of directors, even after the special meeting and the sanction of the Bermuda Supreme Court. While we currently expect the Redomestication to take place as soon as practicable after obtaining shareholder approval of the Scheme of Arrangement at the special meeting, our board of directors may delay the Redomestication for a significant time or may abandon the Redomestication after the special meeting because, among other reasons, of an increase in our estimated cost of the Redomestication or a determination by the board of directors that the Transaction is no longer in the best interests of our shareholders or may not result in the benefits we expect. Please see “The Redomestication—Amendment, Termination or Delay.”

The market for the Vistaprint N.V. shares may differ from the market for VistaPrint Limited shares, and Vistaprint N.V.’s shares are likely to be removed as a component of the Russell 3000 and other indices or certain other funds.

We intend to list the Vistaprint N.V. ordinary shares on the NASDAQ Global Select Market under the symbol “VPRT,” the same exchange and the same trading symbol as the VistaPrint Limited common shares. However, the market price, trading volume or volatility of the Vistaprint N.V. ordinary shares could be different than those of the VistaPrint Limited shares.

VistaPrint Limited’s common shares currently are a component of the Russell 3000 Index. Based on current guidelines for the Russell Indexes, we believe it is likely that our shares will be removed as a component of the Russell 3000 Index upon completion of the Transaction. We would anticipate that this action would be taken after the close of market on the date the Transaction is completed or at the close of market on the following day. If our shares are removed as a component of the Russell 3000 Index or other indices or no longer meet the qualifications of such funds or institutional investors that are required to track the performance of the Russell 3000 or such other indices or the funds that impose certain qualifications as to jurisdiction of incorporation would be required to sell their shares, the price of our shares could be adversely affected. Any such adverse impact on the price of our shares could be magnified by the current heightened volatility in the financial markets.

Even if the ordinary shares of Vistaprint N.V. were to be added to other indexes as a result of the Redomestication, which may not be the case, there can be no guarantee that including the shares on another index would result in increased trading volume or an increase in our share price.

As a result of increased shareholder approval requirements, Vistaprint N.V. will have less flexibility than VistaPrint Limited with respect to certain aspects of capital management.

Under Bermuda law, VistaPrint Limited’s directors may issue, without shareholder approval, any common shares authorized in VistaPrint Limited’s memorandum of association that are not issued or reserved. Bermuda law also provides substantial flexibility in establishing the terms of preferred shares. In addition, VistaPrint Limited’s board of directors has the right, subject to statutory limitations, to declare and pay dividends on VistaPrint Limited’s common shares without a shareholder vote. Dutch law allows Vistaprint N.V.’s shareholders to grant the management board the authority to issue ordinary shares as it determines appropriate without obtaining specific shareholder approval for each issuance, but this authorization is limited to the number of ordinary shares under our authorized share capital and must be renewed by the shareholders at least every five years, though typically is renewed annually. Additionally, subject to specified exceptions, Dutch law grants preemptive rights to existing shareholders to subscribe for new issuances of shares. Dutch law also reserves for approval by shareholders many corporate actions over which VistaPrint Limited’s board of directors currently has authority. For example, dividends must be approved by shareholders under Dutch law. We cannot assure you that situations will not arise where flexibility that is otherwise available under Bermuda law and would have provided substantial benefits to our shareholders is not available under Dutch law.

Vistaprint N.V. may not be able to make distributions or repurchase shares without subjecting you to Dutch withholding tax.

A Dutch withholding tax may be levied on dividends and similar distributions made by Vistaprint N.V. to its shareholders at the statutory rate of 15% if we cannot structure the distributions as distributions made to shareholders in relation to a reduction of par value, which would be non-taxable for Dutch withholding tax purposes if properly structured. See “Material Tax Considerations—Dutch Tax Considerations.”

A repurchase of shares for the purposes of capital reduction is treated as a partial liquidation subject to the 15% Dutch withholding tax to be levied on the difference (i) between recognized paid in capital for Dutch tax purposes and (ii) redemption price.

Anti-takeover provisions could delay or prevent a change in control, including a takeover attempt that might result in a premium over the market price for our ordinary shares, and dilute your voting power.

The articles of association of Vistaprint N.V. provide for the possible issuance of preferred shares. Our management board has been granted the right to issue the preferred shares. Prior to the Redomestication, a foundation will be established, which we refer to as the Foundation, whose board shall consist of at least three members, the majority of whom will be independent of Vistaprint N.V. We will grant the Foundation a call option pursuant to which the Foundation may acquire a number of preferred shares equal to the same number of ordinary shares then outstanding. If the Foundation were to exercise the call option, it may result in delaying or preventing a takeover attempt, including a takeover attempt that might result in a premium over the market price for our ordinary shares. Exercise of the preferred share option would also effectively dilute the voting power of our outstanding ordinary shares by one-half.

Because of our articles of association and our organization under Dutch law, you may find it difficult to pursue legal remedies against the members of our supervisory board or management board.

Both our articles of association following the Redomestication and our internal corporate affairs will be governed by Dutch law. The rights of our shareholders and the responsibilities of the supervisory board and management board that direct our affairs are different from those established under the statutes and judicial precedents of Bermuda and the United States. For example, class action lawsuits and derivative lawsuits are generally not available under Dutch law. You may find it more difficult to protect your interests against actions by members of our supervisory board or management board than you would if we were a Bermuda company or U.S. corporation. Furthermore, under our articles of association, we are obligated to indemnify the members of our supervisory board and our management board against liabilities resulting from proceedings against such members in connection with their membership on either board, if such member acted in good faith and in a manner he believed to be in our best interests and such member has not been adjudged in a final and non-appealable judgment by a Dutch judge to be liable for gross negligence or willful misconduct, subject to various exceptions.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference in this proxy statement contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements include statements about the following subjects:

•	benefits, effects or results of the Redomestication;

•	operations and results after the Redomestication;

•	business strategies;

•	expected financial position;

•	expected results of operations;

•	expected effective tax rates;

•	future cash flows;

•	dividends, share repurchases and other distributions;

•	plans and objectives of management;

•	timing and timeline of the Redomestication;

•	tax treatment of the Redomestication;

•	benefits of the Advanced Tax Ruling and effective tax rate following the Redomestication;

•	on-going compliance with the conditions of the Advanced Tax Ruling;

•	accounting treatment of the Redomestication;

•	transaction-related expenses;

•	performance of contracts;

•	compliance with applicable laws;

•	continued listing on the NASDAQ Global Select Market;

•	adequacy of insurance; and

•	any other statements regarding future growth, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

Forward-looking statements in this proxy statement are identifiable by use of the following words and other similar expressions, among others:

•	“anticipate”;

•	“believe”;

•	“budget”;

•	“could”;

•	“estimate”;

•	“expect”;

•	“forecast”;

•	“intend”;

•	“may”;

•	“might”;

•	“plan”;

•	“predict”;

•	“project”;

•	“schedule”; and

•	“should.”

The following factors could affect our future results of operations and could cause those results to differ materially from those expressed in the forward-looking statements included in this proxy statement or incorporated by reference:

•	an inability to realize expected benefits from the Redomestication or the occurrence of difficulties in connection with the Redomestication;

•	any unanticipated costs in connection with the Redomestication; and

•	an inability to maintain the benefits of the Advanced Tax Ruling we were granted on May 6, 2009.

The above factors are in addition to those factors discussed:

•	under “Risk Factors” and “The Redomestication—Background and Reasons for the Redomestication” and elsewhere in this proxy statement; and

•

in the documents that we incorporate by reference into this proxy statement, including in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended June 30, 2008, as amended, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and in any other subsequent SEC filings.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake any obligation to publicly update or revise any forward-looking statements except as required by law.

THE REDOMESTICATION

Our board of directors has unanimously approved and recommends that you approve the proposed Scheme of Arrangement providing for a share exchange transaction to effectively change our place of incorporation and corporate seat from Bermuda to the Netherlands.

The Redomestication involves several steps. First, we have formed Vistaprint N.V., as a direct wholly owned subsidiary of VistaPrint Limited. On June 22, 2009, we petitioned the Supreme Court of Bermuda to order the calling of the special meeting to approve the Scheme of Arrangement. On June 25, 2009, the Supreme Court of Bermuda ordered us to seek your approval of the Scheme of Arrangement. We will hold the special meeting to approve the Scheme of Arrangement on August 6, 2009. If we obtain the necessary approval from the shareholders, the Supreme Court of Bermuda will hold a second hearing, scheduled to be held on August 14, 2009, to sanction the Scheme of Arrangement. Assuming we receive the necessary approval from our shareholders and the Supreme Court of Bermuda, we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which point the Scheme of Arrangement will become effective. As a result of the Redomestication, VistaPrint Limited will become a direct wholly-owned subsidiary of Vistaprint N.V. Pursuant to an assumption agreement between Vistaprint N.V. and VistaPrint Limited attached as Annex F to this proxy statement, which we refer to as the Assumption Agreement, Vistaprint N.V. will assume and adopt VistaPrint Limited’s outstanding equity plans and all existing obligations to deliver shares under those equity incentive plans pursuant to their respective terms. The Transaction will be effected pursuant to the Scheme of Arrangement and in accordance with the Share Exchange Agreement and the Assumption Agreement, which are the legal documents that govern the Transaction. Copies of those documents are attached to and are a part of this proxy statement as Annex A, Annex B and Annex F. We encourage you to read these documents carefully.

ComputerShare Trust Company, or Computershare, will serve as the exchange agent in connection with the Scheme of Arrangement.

After the Redomestication, you will continue to own an interest in the parent company of the Vistaprint group of companies that will, through its subsidiaries, continue to conduct the same business operations as conducted by VistaPrint Limited and its subsidiaries before the Redomestication. The number of shares you will own, and your relative economic ownership in Vistaprint N.V. immediately after the Redomestication, will be the same as the number of shares you owned, and your relative economic ownership, in VistaPrint Limited immediately prior to the Redomestication. Immediately after the Redomestication, Vistaprint N.V. will have outstanding the same number of shares as were outstanding for VistaPrint Limited immediately before the Redomestication, other than the Formation Shares and the Treasury Shares which will be initially held by VistaPrint Limited and subsequently distributed to Vistaprint N.V. to be held as treasury shares. As of June 25, 2009, the record date for the special meeting, there were 44,667,593 common shares of VistaPrint Limited issued and outstanding (which amount includes those common shares held as treasury shares). For a description of the shares of Vistaprint N.V., see “Description of Vistaprint N.V. Shares.”

Background and Reasons for the Redomestication

VistaPrint Limited is currently incorporated in Bermuda. VistaPrint Corporation, the immediate predecessor to VistaPrint Limited, was incorporated in Delaware in January 2000 and was amalgamated with VistaPrint Limited on April 29, 2002. VistaPrint.com S.A., the predecessor to VistaPrint Corporation, was incorporated in France in 1995 and was merged into VistaPrint Corporation in January 2002.

We recently completed a review of which jurisdiction of incorporation would best serve our and our shareholders’ best interests and concluded that Bermuda was no longer in our best interests. Factors in reaching this decision included the growing extent of our global business and a desire to locate our corporate seat in a jurisdiction where we have significant employees and operations.

In addition, we also considered the long term fiscal attractiveness and certainty of various jurisdictions. This review took into account the increasingly negative public perception of companies incorporated in countries such as Bermuda, and the possible adoption of various restrictive legislative and regulatory proposals in the various member countries of the OECD, including the United States, and the European Union. These included proposals introduced in the United States to apply retroactively certain U.S. tax rules that treat certain foreign corporations which do not have substantial business operations in their jurisdiction of incorporation as U.S. corporations for U.S. federal tax purposes, other proposals which would treat foreign corporations which are managed and controlled from within the United States as U.S corporations for U.S. federal tax purposes, and various OECD and European Union withholding and other tax proposals that could adversely affect companies incorporated in countries such as Bermuda. We determined that these proposals, due to their potentially wide-ranging scope, could, if enacted, have a material adverse impact on VistaPrint and its shareholders. Consequently, following a thorough review, we determined that moving our place of incorporation and corporate seat from Bermuda to a jurisdiction in which we have more substantial business activities is in our best interests and the best interests of our shareholders, employees and other stakeholders.

As a result of reaching this decision, we reviewed a number of alternatives with our board of directors and outside advisors, including incorporating in a number of different jurisdictions in the two major economic zones in which we operate: North America and Europe. We ultimately decided to incorporate in a jurisdiction that is a member of both the European Union and the OECD, given:

•	Our significant production facility located in the Netherlands and our other substantial operations in Europe;

•	Many of the legislative and regulatory proposals described above likely would not apply to a company that is incorporated in a European Union jurisdiction;

•	Many favorable European Union tax directives apply only to a company that is incorporated in a European Union jurisdiction; and

•	Our separate decision to move our headquarters office, including the office of our chief executive officer, to Paris.

We selected the Netherlands after considering various factors, including the following:

•	We have conducted operations in the Netherlands for approximately six years, have substantial business operations in the country, and are comfortable with the Dutch business environment;

•	We have a large production facility in Venlo, the Netherlands and have almost 300 employees in the country, and Europe is home to the greatest number of VistaPrint employees worldwide;

•

The Netherlands enjoys strong relationships as a member of the European Union, and has a long history of international investment and a network of tax treaties with the United States, other members of the European Union and many other countries;

•

We have obtained an Advanced Tax Ruling from the Dutch Revenue Authority which provides, among other things, the application of the participation exemption under article 13 of the Corporate Income Tax Act of 1969 with respect to Vistaprint N.V.’s shareholding in VistaPrint Limited, and as a result, Vistaprint N.V. should not be subject to corporate income tax in the Netherlands on its income from its subsidiaries, including, among others, VistaPrint Limited;

•	The Netherlands is a member of the euro zone, and has a stable business, legal and regulatory environment; and

•	The Netherlands permits the payment of dividends in U.S. dollars, although we currently have no intention of declaring or paying any dividends on ordinary shares.

In connection with the Transaction, in addition to changing our jurisdiction of incorporation to the Netherlands, we are relocating a significant portion of our management activities, including all of our management board meetings, to the Netherlands.

We cannot assure you that the anticipated benefits of the Redomestication will be realized. In addition to the potential benefits described above, the Redomestication will expose you and us to some risks. These risks include the following:

•	Your rights as a shareholder will change due to differences between Bermuda and Dutch law and between the governing documents of VistaPrint Limited and Vistaprint N.V.;

•	The market for Vistaprint N.V. shares may differ from the market for VistaPrint Limited shares;

•	Legislative action in one or more of the countries in which we do business could materially and adversely affect us;

•

If we are unable to comply with the terms and conditions of our Advanced Tax Ruling, the expected tax benefits of the Transaction would not be realized and our business and results of operations could be harmed;

•	The Redomestication may not allow us to maintain a competitive worldwide effective tax rate and may result in additional direct and indirect costs even if it is not completed;

•	We may choose to abandon or delay the Transaction, even after obtaining approval by our shareholders;

•	Increased shareholder voting requirements in the Netherlands will reduce our flexibility in some aspects of capital management;

•	The transfer of Vistaprint N.V. shares after the Transaction may be subject to Dutch taxes; and

•	Dividends paid and share repurchases after the Transaction may be subject to Dutch dividend withholding tax or Dutch income tax.

Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Redomestication and these risks and has unanimously approved the Scheme of Arrangement and recommended that the shareholders vote for the Scheme of Arrangement.

The Scheme of Arrangement, the Share Exchange Agreement and the Assumption Agreement

There are several steps to the Redomestication contemplated by the Scheme of Arrangement, the Share Exchange Agreement and the Assumption Agreement. Assuming we obtain the necessary shareholder approval at the special meeting on August 6, 2009 and assuming the Supreme Court of Bermuda sanctions the Scheme of Arrangement at a hearing scheduled for August 14, 2009, we will file the Court’s order with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will become effective, and the steps contemplated in the Transaction can proceed.

Various steps of the Transaction will effectively occur simultaneously at what we refer to as the Transaction Time, which we anticipate will be after the close of trading on the NASDAQ Global Select Stock Market on August 31, 2009 and before the opening of trading on the NASDAQ Global Select Stock Market on the next business day. At the Transaction Time, the following steps will effectively occur simultaneously:

•

1,866,039 common shares of VistaPrint Limited that are currently held in treasury will be transferred to Vistaprint N.V., in consideration for which Vistaprint N.V. will issue the Treasury Shares to VistaPrint Limited;

•	Immediately following the share exchange relating to the Treasury Shares outlined above, all issued and outstanding common shares of VistaPrint Limited will be transferred to Vistaprint N.V.;

•	Each shareholder will receive one new ordinary share of Vistaprint N.V. as the sole consideration and in exchange for each issued and outstanding common share of VistaPrint Limited; and

•

Vistaprint N.V. will assume VistaPrint Limited’s existing equity incentive plans, including the shares reserved for future issuance, and VistaPrint Limited’s obligation to deliver shares under those equity incentive plans.

Amendment, Termination or Delay

Subject to U.S. securities law constraints, the Scheme of Arrangement and the Share Exchange Agreement may be amended, modified or supplemented at any time before or after its adoption by the shareholders of VistaPrint Limited at the special meeting. However, after adoption, no amendment, modification or supplement may be made or effected that legally requires further approval by VistaPrint Limited shareholders without obtaining that approval.

At the sanction hearing, the Bermuda Supreme Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of VistaPrint Limited and Vistaprint N.V. VistaPrint Limited may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the shareholders which the Bermuda Supreme Court may think fit to approve or impose.

The board of directors of VistaPrint Limited may terminate the Scheme of Arrangement and abandon the Transaction, or delay the Transaction, at any time prior to the effectiveness of the Scheme of Arrangement without obtaining the approval of VistaPrint Limited shareholders, even though the Scheme of Arrangement may have been approved by our shareholders and sanctioned by the Bermuda Supreme Court and all other conditions to the Transaction may have been satisfied.

Exchange Agent

Following the special meeting on August 6, 2009 and a hearing of the Supreme Court of Bermuda scheduled for August 14, 2009, assuming we have obtained the necessary shareholder approval and court sanction, Computershare will be appointed as the exchange agent to assist in effecting the Transaction, as described in “—The Scheme of Arrangement, the Share Exchange Agreement and the Assumption Agreement” and “—Court Sanction of the Scheme of Arrangement.” Upon the completion of the Scheme of Arrangement at the Transaction Time, Vistaprint N.V. will cause Computershare, the exchange agent, to credit to the accounts of the record holders of common shares of VistaPrint Limited the ordinary shares being issued by Vistaprint N.V. Holders of shares in uncertificated book-entry form do not need to take any action, shares will be exchanged automatically by the exchange agent. Holders of certificated shares will receive a notification from the exchange agent reflecting the issuance of uncertificated Vistaprint N.V. shares in exchange for certificated VistaPrint Limited shares. For more information see “—Exchange of Shares”.

Conditions to Completion of the Transaction

The Transaction will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the Scheme of Arrangement is approved by our shareholders;

•	there is no decree, order or injunction that prohibits the completion of the Redomestication;

•

the capital increase covering the Vistaprint N.V. ordinary shares to be issued under the terms of the Scheme of Arrangement and the articles of association of Vistaprint N.V., in the form attached as Annex E to this proxy statement, becoming effective;

•	the requisite court order sanctioning the Scheme of Arrangement has been obtained from the Supreme Court of Bermuda and filed with the Registrar of Companies of Bermuda;

•

all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Transaction and related transactions are obtained on terms acceptable to VistaPrint Limited and Vistaprint N.V. and are in full force and effect;

•	the Vistaprint N.V. shares to be issued under the terms of the Scheme of Arrangement are authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance;

•

we receive an opinion from KPMG LLP confirming that, as of the Transaction Time, the description of the federal income tax consequences of the Transaction under “Material Tax Considerations—U.S. Federal Income Tax Considerations” is accurate in all material respects; and

•

we receive an opinion from KPMG Meijburg & Co. confirming, as of the Transaction Time, the matters discussed under “Material Tax Considerations—Dutch Tax Considerations” is accurate in all material respects.

Court Sanction of the Scheme of Arrangement

Pursuant to section 99 of the Companies Act 1981, as amended, of Bermuda, which we refer to as the Companies Act, the Scheme of Arrangement must be sanctioned by the court in Bermuda. This requires VistaPrint Limited to file a petition in the Supreme Court of Bermuda. Prior to the mailing of this proxy statement, VistaPrint Limited obtained directions from the Supreme Court of Bermuda providing for the convening of the special meeting to approve the Scheme of Arrangement and other procedural matters regarding that meeting and the Supreme Court of Bermuda proceeding, including a date upon which the Supreme Court of Bermuda will hear the petition. A copy of the Supreme Court’s order is attached as Annex C to this proxy statement. Subject to our shareholders approving the Scheme of Arrangement, a subsequent Supreme Court of Bermuda hearing will be required to hear the petition and seek the sanction of the Scheme of Arrangement, which we refer to as the sanction hearing. The Supreme Court has fixed the date of the sanction hearing at 11:00 a.m. on August 14, 2009 at the courthouse in Hamilton, Bermuda. At the sanction hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of VistaPrint Limited and Vistaprint N.V. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court will determine, among other things, whether the Scheme of Arrangement is fair and reasonable to VistaPrint Limited’s shareholders. If you are a shareholder, you may appear or be represented and present evidence or arguments at the sanction hearing. In addition, the Supreme Court of Bermuda has wide discretion to hear from interested parties. See “The Shareholders Meeting” for more information. In accordance with its terms, the Scheme of Arrangement will become effective as soon as a copy of the Order of the Supreme Court of Bermuda sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies in Bermuda as required by section 99 of the Companies Act. See “—Conditions to Completion of the Transaction” for more information on these conditions.

The Scheme of Arrangement, which would effect the Redomestication, is attached as Annex B to this proxy statement and sets forth the specific terms of the Redomestication. At the special meeting, our shareholders will be asked to approve the Scheme of Arrangement. If the shareholders approve the Scheme of Arrangement, then we will ask the Supreme Court of Bermuda to sanction the Scheme of Arrangement. We encourage you to read the Scheme of Arrangement in its entirety for a complete description of its terms and conditions.

Once the Scheme of Arrangement is effective, the Supreme Court of Bermuda will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or their implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. A shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time must notify us in writing of its intention at least ten business days prior to commencing a new proceeding. After the effective time of the Scheme of Arrangement, no shareholder may commence a proceeding against Vistaprint N.V. or VistaPrint Limited in respect of or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where a party has failed to perform its obligations under the Scheme of Arrangement.

When, under any provision of the Scheme of Arrangement after its effective time, a matter is to be determined by us, then we will have discretion to interpret those matters under the Scheme of Arrangement in a manner that we consider fair and reasonable, and our decisions will be binding on all concerned.

We may consent to any modification of the Scheme of Arrangement on behalf of the shareholders which the Supreme Court may think fit to approve or impose.

United States Federal Securities Law Consequences; Resale Restrictions

The issuance of Vistaprint N.V. shares to our shareholders in connection with the Redomestication will not be registered under the United States Securities Act. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness to all persons to whom such securities will be issued of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. At the sanction hearing, at which shareholders may appear, the Bermuda Supreme Court will consider whether the terms and conditions of the Redomestication are fair to VistaPrint Limited’s shareholders. The Vistaprint N.V. shares issued to our shareholders in connection with the Redomestication will be freely transferable, except for restrictions applicable to certain “affiliates” of VistaPrint Limited under the Securities Act, as follows:

•

Persons who were not affiliates of VistaPrint Limited at the date of the Redomestication and have not been affiliates within 90 days prior to such date will be permitted to sell any Vistaprint N.V. shares received in the Redomestication without regard to Rule 144 under the Securities Act.

•

Persons who were affiliates of VistaPrint Limited at the date of the Redomestication or were affiliates within 90 days prior to such date will be permitted to resell any Vistaprint N.V. shares they receive in the Redomestication in the manner permitted by Rule 144. In computing the holding period of the Vistaprint N.V. shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their VistaPrint Limited shares held prior to the effective time of the Redomestication.

Persons who may be deemed to be affiliates of VistaPrint Limited and Vistaprint N.V. for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, VistaPrint Limited and Vistaprint N.V., and would include shareholders who are executive officers, directors or significant shareholders of VistaPrint Limited and Vistaprint N.V.

In addition, persons whose shares bear a legend restricting transfer will receive shares of Vistaprint N.V. that are subject to the same restrictions.

We have not filed a registration statement with the SEC covering any resales of the Vistaprint N.V. shares to be received by our shareholders in the Redomestication. Vistaprint N.V. will file certain post-effective amendments to existing effective registration statements of VistaPrint Limited concurrently with the completion of the Redomestication.

Upon consummation of the Transaction, the ordinary shares of Vistaprint N.V. will be deemed to be registered under Section 12(b) of the Exchange Act, by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Effective Time

If the Scheme of Arrangement is approved by the requisite shareholder vote and sanctioned by the Supreme Court of Bermuda, the Scheme of Arrangement will become effective when we file the order of the Supreme Court of Bermuda with the Registrar of Companies following sanction of the Scheme of Arrangement by the Supreme Court of Bermuda at the sanction hearing scheduled for August 14, 2009. The Redomestication will be completed upon the later of: (1) our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies and (2) the execution of the private deeds of issue of shares effectuating the issuance of the Vistaprint N.V. ordinary shares in connection with the Scheme of Arrangement and the transfer of the shares in VistaPrint Limited to Vistaprint N.V. We currently expect to complete the Redomestication in the first quarter of our fiscal year ending June 30, 2010.

If the conditions to the Redomestication are not satisfied, the Redomestication may be abandoned or delayed, even after our shareholders approve the Scheme of Arrangement. In addition, our board of directors may abandon or delay the Redomestication for any reason at any time before the Scheme of Arrangement becomes effective, even after our shareholders have approved the Scheme of Arrangement.

Management of Vistaprint N.V.

Each of Robert Keane, our President and Chief Executive Officer; Janet Holian, President of VistaPrint Europe; Wendy Cebula, President of VistaPrint North America; and Michael Giannetto, our Executive Vice President and Chief Financial Officer, constitute the executive officers of VistaPrint Limited under U.S. Securities and Exchange Commission rules and regulations. Each of these officers will remain in their current position following the Redomestication and will be appointed as members of Vistaprint N.V.’s management board, which is responsible for managing the day-to-day operations of Vistaprint N.V.

Under Dutch law and the articles of association, the management of Vistaprint N.V. is entrusted to the management board under the supervision of the supervisory board. Pursuant to Dutch law, members of the supervisory board cannot at the same time be a member of the management board of the same company. The primary responsibility of the supervisory board is to supervise the policies pursued by the management board and the general course of affairs of Vistaprint N.V. and its business. In fulfilling their duties, the members of the supervisory board are required to act in the best interests of Vistaprint N.V. and its business.

Dutch law mandates that the management board provide the supervisory board in a timely manner with such information as the latter would require to fulfill its tasks. The management board must inform the supervisory board at least once every year, in writing, of the broad outlines of Vistaprint N.V.’s strategic policy, the general and financial risks connected to the operation of Vistaprint N.V.’s business, as well as of Vistaprint N.V.’s management and control system.

Pursuant to the articles of association, the supervisory board consists of three or more members. The supervisory board members are appointed by the general meeting of shareholders.

The remuneration of the supervisory board is determined by the general meeting of shareholders.

As noted above, Dutch law prohibits members of the management board from also being a member of the supervisory board. For this reason, Robert Keane will not serve as a member of the supervisory board, but the remaining VistaPrint Limited directors will be appointed to the supervisory board of Vistaprint N.V. Other than with respect to Robert Keane, VistaPrint Limited’s directors will carry their terms of office over to the Vistaprint N.V. supervisory board.

Interests of Certain Persons in the Redomestication

You should be aware that some of VistaPrint Limited’s executive officers have interests in the Redomestication that are different from, or in addition to, the interests of our other shareholders. Vistaprint N.V. plans to enter into indemnification agreements with each of its supervisory board members and management board members upon the completion of the Redomestication that will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. See “Comparison of Rights of Shareholders—Indemnification of Directors and Officers; Insurance.”

Required Vote; Board Recommendation

The special meeting will be conducted in accordance with the directions of the Supreme Court of Bermuda. Two or more shareholders present in person, or represented by proxy, and entitled to vote at the start of the special meeting representing more than a majority of the total issued and outstanding shares throughout the special meeting will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposal. Assuming the presence of a quorum at the special meeting, the Scheme of Arrangement requires the affirmative vote of a majority in number of the holders of the VistaPrint Limited common shares present and voting on the proposal at the special meeting, whether in person or by proxy, representing three-fourths or more in value of the common shares present and voting on the proposal at the special meeting, whether in person or by proxy. See “The Shareholders Meeting—Record Date; Voting Rights; Quorum; Vote Required for Approval.”

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SCHEME OF ARRANGEMENT AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE SCHEME OF ARRANGEMENT.

Regulatory Matters

We are not aware of any other governmental approvals or actions that are required to complete the Redomestication other than compliance with U.S. federal and state securities laws and compliance with Bermuda and Dutch corporate law, including sanction by the Supreme Court of Bermuda.

No Appraisal Rights

Under Bermuda law, none of the shareholders of VistaPrint Limited has any right to an appraisal of the value of their shares or payment for them in connection with the Redomestication.

Exchange of Shares

If you hold VistaPrint Limited common shares in uncertificated book-entry form, at the effective time of the Redomestication your VistaPrint Limited common shares will be exchanged for the same number of Vistaprint N.V. ordinary shares without any action on your part. Your Vistaprint N.V. ordinary shares will also be issued in uncertificated book-entry form.

We will appoint Computershare Trust Company as exchange agent to handle the exchange of VistaPrint Limited common shares for Vistaprint N.V. ordinary shares. Following the effective time of the Transaction, we will exchange a sufficient number of Vistaprint N.V. ordinary shares for each outstanding VistaPrint Limited common share on a one-for-one basis.

VistaPrint Limited shareholders who hold share certificates will receive the Vistaprint N.V. ordinary shares to which they are entitled on the basis of a one-for-one exchange. Registered holders of VistaPrint Limited common shares will not be required to take any action in order to exchange such shares for Vistaprint N.V. ordinary shares. After the Redomestication, each certificate that previously represented shares of VistaPrint Limited common shares will be automatically cancelled as a matter of law and the applicable record holder as reflected in the corporate share records of VistaPrint Limited will have credited to them an equal number of ordinary shares of Vistaprint N.V. Vistaprint N.V. will only issue uncertificated ordinary shares. Beneficial holders of shares of VistaPrint Limited held in “street name” will not be required to take any action in order to exchange such shares for Vistaprint N.V. shares.

Dividend Policy

We have never declared or paid cash dividends on our common shares. Other than requirements to pay dividends on Vistaprint N.V. preferred shares in accordance with our articles of association, we intend to retain any future earnings to finance our operations and to help finance potential future acquisitions. Therefore, we do not expect to pay any dividends on our ordinary shares in the foreseeable future. Any future declaration and payment of any cash dividends on our ordinary shares by Vistaprint N.V. following the completion of the Redomestication will:

•	depend upon our results of operations, financial condition, cash requirements and other relevant factors;

•	be subject to shareholder approval;

•	be subject to restrictions contained in any agreements we may be party to; and

•	be subject to restrictions on dividends imposed by Dutch law.

Each year, the management board, subject to approval of the supervisory board, shall determine which part of the profit, the positive balance of the profit and loss account, if any, shall be reserved. If preferred shares are outstanding, at all times a dividend shall first be distributed on any Vistaprint N.V. preferred shares equal to the dividend rate on any applicable outstanding preferred shares. At the time of the Redomestication, there will be no preferred shares outstanding. Any remaining profits will be subject to such disposition as the general meeting may determine.

For a description of restrictions on dividends imposed by Dutch law, see “Description of Vistaprint N.V. Shares—Dividends,” “—Repurchases of Shares” and “Material Tax Considerations—Dutch Tax Considerations.”

Share Compensation Plans

VistaPrint Limited has three equity incentive plans, the Amended and Restated 2000-2002 Share Incentive Plan, as amended, the 2005 Non-Employee Directors’ Share Option Plan, as amended, and the Amended and Restated 2005 Equity Incentive Plan, that provide for the granting of options, restricted shares, restricted share units or other rights to purchase or receive common shares of VistaPrint Limited or the right to receive benefits or amounts by reference to those shares. We refer to these plans as our equity incentive plans. All of our equity incentive plans are sponsored by VistaPrint Limited. In furtherance of the Redomestication, our equity incentive plans require amendments or other modifications. For instance, if the Redomestication is completed, Vistaprint N.V. will assume VistaPrint Limited’s existing obligations to deliver shares under our equity incentive plans pursuant to those plans’ terms (as they may be amended or modified to take into account the Redomestication). As explained in more detail in the Assumption Agreement, to the extent VistaPrint Limited currently sponsors those equity incentive plans, Vistaprint N.V. will assume and adopt those equity incentive plans. The amendments or other modifications will be necessary, among other things, to: (1) facilitate the assumption and adoption by Vistaprint N.V. of the equity incentive plans it will sponsor or various rights, duties or obligations under the equity incentive plans; (2) provide that shares of Vistaprint N.V. will be issued, acquired, purchased, held, available or used to measure benefits or calculate amounts as appropriate under the equity incentive plans, instead of shares of VistaPrint Limited; and (3) provide for the appropriate substitution of Vistaprint N.V. in place of references to VistaPrint Limited under the equity incentive plans. Shareholder approval of the Scheme of Arrangement will also constitute shareholder approval of these amendments or modifications and the relevant adoption and assumption of the equity incentive plans by Vistaprint N.V.

Pursuant to the terms of the Advanced Tax Ruling, we have agreed that Vistaprint N.V. can repurchase shares without Dutch dividend withholding tax becoming due if, and as long as, Vistaprint N.V. can substantiate that the shares are repurchased to satisfy share delivery obligations under the above mentioned equity incentive plans. In order for Vistaprint N.V. to substantiate that the shares are being repurchased in relation to the equity incentive plans, the repurchased shares will be administered on a separate account with reference made to the respective equity incentive plan.

There are, as of April 30, 2009, 5,368,863 common shares subject to outstanding equity awards and 2,769,430 common shares reserved for issuance pursuant to the equity incentive plans. Following the Redomestication, Vistaprint N.V. will have available for grant under the equity incentive plans those ordinary shares reserved and available for awards.

Stock Exchange Listing

VistaPrint Limited’s common shares are currently listed on the NASDAQ Global Select Market. There is currently no established public trading market for the ordinary shares of Vistaprint N.V. We intend to make application so that, immediately following the Redomestication, the ordinary shares of Vistaprint N.V. will be listed on the NASDAQ Global Select Market under the symbol “VPRT,” the same symbol under which the VistaPrint Limited common shares are currently listed.

Accounting Treatment of the Redomestication

Under U.S. GAAP, the Redomestication represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Vistaprint N.V. will be reflected at their carrying amounts in the accounts of VistaPrint Limited at the effective time of the transaction.

Effect of the Redomestication on Potential Future Status as a Foreign Private Issuer

Upon completion of the Redomestication, we will remain subject to SEC reporting requirements and the corporate governance rules of the NASDAQ Stock Market, and we will continue to report our financial results in U.S. dollars and under U.S. GAAP.

We do not currently believe that Vistaprint N.V. will qualify as a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act upon completion of the Redomestication. The definition of a “foreign private issuer” has two parts—one based on a company’s percentage of U.S. resident shareholders and the other on its business contacts with the U.S. An organization incorporated under the laws of a non-U.S. country qualifies as a foreign private issuer if either part of the definition is satisfied. Under the shareholder percentage test, if after the Redomestication more than 50% of our outstanding voting securities were to be held by non-U.S. residents as of the end of Vistaprint N.V.’s most recently completed second fiscal quarter, then Vistaprint N.V. would qualify as a foreign private issuer. Under the business contacts test, if after the Redomestication (1) more than 50% of Vistaprint N.V.’s assets were located outside the United States, (2) Vistaprint N.V.’s business was not administered principally in the U.S. and (3) a majority of Vistaprint N.V.’s executive officers and directors were neither U.S. citizens nor U.S. residents, then Vistaprint N.V. would qualify as a foreign private issuer. We do not expect that Vistaprint N.V. will qualify as a foreign private issuer upon the completion of the Redomestication. However, Vistaprint N.V. may qualify for status as a foreign private issuer at a later date. If and when that occurs, Vistaprint N.V. would be exempt from certain requirements applicable to U.S. public companies, including:

•	the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC;

•	the SEC’s rules regulating proxy solicitations;

•	the provisions of Regulation FD;

•	the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act); and

•	“short-swing” trading liability imposed on insiders who purchase and sell securities within a six-month period.

In addition, Vistaprint N.V. would then be allowed to:

•	file annual reports within six months after the end of a fiscal year, and within four months after the end of a fiscal year beginning with fiscal years ending on or after December 15, 2011;

•	include more limited compensation disclosure in its filings with the SEC;

•	apply accounting principles other than U.S. GAAP to its financial statements, although reconciliation to U.S. GAAP would be required if IFRS is not used; and

•	choose which reporting currency to use in presenting its financial statements.

MATERIAL TAX CONSIDERATIONS

This section contains a general discussion of the material U.S. federal, Dutch and Bermuda income tax consequences of (1) the Transaction, (2) post-Transaction ownership and disposition of Vistaprint N.V. shares and (3) post-Transaction operations of Vistaprint N.V., and the other elements of the Redomestication, including the Check the Box Election discussed in more detail below.

The discussion under the caption “U.S. Federal Income Tax Considerations” addresses the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) of (1) exchanging VistaPrint Limited shares for Vistaprint N.V. shares in the Transaction and (2) owning and disposing of Vistaprint N.V. shares received in the Transaction, and to VistaPrint Limited and Vistaprint N.V. of the Transaction.

The discussion under the caption “Dutch Tax Considerations” addresses certain material Dutch tax consequences (1) to shareholders resident for tax purposes in a country other than the Netherlands of the Transaction and of ownership and disposition of the Vistaprint N.V. shares and (2) to Vistaprint N.V. of the Transaction and subsequent operations.

The discussion under the caption “Bermuda Tax Considerations” addresses the Bermuda income tax consequences of the Transaction.

The below discussion is not a substitute for an individual analysis of the tax consequences of the Transaction, post-Transaction ownership and disposition of Vistaprint N.V. shares or post-Transaction operations of Vistaprint N.V. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), Dutch, Bermuda and other non-U.S. tax consequences of these matters in light of your particular situation.

U.S. Federal Income Tax Considerations

Scope of Discussion

This discussion generally does not address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all potential tax consequences of the Transaction or of holding and disposing of Vistaprint N.V. shares, and does not address all tax considerations that may be relevant to VistaPrint Limited shareholders based on their particular circumstances. In particular, the below discussion addresses the material federal income tax consequences for holders that hold their VistaPrint Limited shares, and will hold their Vistaprint N.V. shares, solely as capital assets. The below discussion does not address any tax consequences to VistaPrint Limited or Vistaprint N.V. shareholders, as applicable, who, for U.S. federal tax purposes, are subject to special rules, such as:

•	banks, financial institutions or insurance companies;

•	tax-exempt entities;

•	persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;

•	persons who have been, but are no longer, citizens or residents of the United States;

•	persons holding shares through a partnership or other fiscally transparent person;

•	dealers or traders in securities, commodities or currencies;

•	grantor trusts;

•	persons whose “functional currency” is not the U.S. dollar;

•	regulated investment companies and real estate investment trusts; or

•	persons who received the VistaPrint Limited shares through the exercise of employee share options or otherwise as compensation or through a tax-qualified retirement plan.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury Regulations promulgated thereunder, judicial and administrative interpretations thereof and the Convention Between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation with respect to Taxes on Income, which we refer to as the Dutch-U.S. Tax Treaty, in each case as in effect and applicable on the date of this proxy statement. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described in this proxy statement. The discussion assumes that VistaPrint Limited is treated as a foreign corporation for U.S. federal tax purposes under current law and will be so treated under the law in effect at the time of the Transaction. Neither VistaPrint Limited nor Vistaprint N.V. will request a ruling from the United States Internal Revenue Service, which we refer to as the IRS, as to the U.S. federal tax consequences of the Transaction, post-Transaction ownership and disposition of Vistaprint N.V. shares or any other matter. There can be no assurance that the IRS will not challenge any of the U.S. federal tax consequences described below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of VistaPrint Limited shares or, after the completion of the Transaction, Vistaprint N.V. shares, that for U.S. federal income tax purposes is:

•	an individual citizen or resident alien of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

A “non-U.S. holder” is a beneficial owner of VistaPrint Limited shares or, after the completion of the Transaction, Vistaprint N.V. shares, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, which we refer to as a Partnership. If a Partnership is a beneficial owner of VistaPrint Limited shares or Vistaprint N.V. shares, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of VistaPrint Limited shares or Vistaprint N.V. shares that are Partnerships and partners in such Partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Transaction and the ownership and disposition of Vistaprint N.V. shares. For purposes of this discussion, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

Material Tax Consequences of the Transaction to VistaPrint Limited and Vistaprint N.V.

As part of the Redomestication, VistaPrint Limited will file a Check the Box Election for U.S. federal tax purposes to be disregarded as an entity separate from Vistaprint N.V., resulting in a deemed liquidation of VistaPrint Limited for U.S. federal income tax purposes. The Check the Box Election will be effective the day after the Effective Date of the Transaction. For U.S. federal income tax purposes, the Transaction, when coupled with the deemed liquidation resulting from the Check the Box Election, should meet all of the statutory and nonstatutory requirements for tax-free treatment of the Redomestication as a “reorganization” under Section 368(a)(1)(F) of the Code, i.e. a “mere change in identity, form, or place of organization of one corporation,” consistent with the principles governing tax-free treatment of such reorganizations.

Assuming that the Redomestication is treated as a reorganization under Section 368(a)(1)(F), the Redomestication should not result in any taxable gain or loss for VistaPrint Limited or Vistaprint N.V., or adversely affect the treatment of Vistaprint N.V. as a foreign corporation for U.S. federal tax purposes.

Material Tax Consequences to U.S. Holders

Consequences of the Transaction. Assuming that the Redomestication is treated as a “reorganization” under Section 368(a)(1)(F) of the Code, U.S. holders should recognize no gain or loss upon the exchange of VistaPrint Limited shares for Vistaprint N.V. shares in the Transaction.

The tax basis of the Vistaprint N.V. shares received by U.S. holders in exchange for their VistaPrint Limited shares will be equal to the tax basis of their VistaPrint Limited shares exchanged. The holding period of the Vistaprint N.V. shares received by U.S. holders will include the period those holders held their VistaPrint Limited shares. U.S. holders who hold their VistaPrint Limited shares with differing tax bases or holding periods are urged to consult their tax advisor with regard to identifying the tax bases and holding periods of the particular Vistaprint N.V. shares received in the Transaction.

Receiving Distributions on Vistaprint N.V. Shares. Subject to the discussion below under “—Passive Foreign Investment Company Provisions,” U.S. holders will be required to include in gross income the gross amount of any distribution received on the Vistaprint N.V. shares to the extent that the distribution is paid out of Vistaprint N.V.’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, which we refer to as a dividend. With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15%. As long as the Vistaprint N.V. shares are listed on the NASDAQ Global Select Market (or certain other stock exchanges) and/or Vistaprint N.V. qualifies for benefits under the Dutch-U.S. Tax Treaty, Vistaprint N.V. will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends from Vistaprint N.V. will generally not be eligible for the dividends-received deduction, which is generally allowed to U.S. corporate shareholders on dividends received from domestic and certain foreign corporations.

Distributions in excess of the current and accumulated earnings and profits of Vistaprint N.V. will be applied first to reduce the U.S. holder’s tax basis in its Vistaprint N.V. shares, and thereafter will constitute gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 15% under current law if the holder’s holding period for such Vistaprint N.V. shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. Special rules not here described may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their Vistaprint N.V. shares, and any such U.S. holders are urged to consult their tax advisors with regard to such rules.

Subject to complex limitations, Dutch withholding tax on dividends paid will be treated for U.S. federal tax purposes as a creditable foreign tax against the U.S. federal income tax liability of a U.S. holder. A portion of dividends paid by Vistaprint N.V. could be U.S. source income if, and to the extent that, 25% or more of the gross income of Vistaprint N.V. for the three-year period ending with the close of its taxable year preceding the declaration of the dividend, which three-year period should include the period prior to the Redomestication, if applicable, was effectively connected with the conduct of a trade or business within the United States or under certain other circumstances that we consider unlikely to arise. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisor to determine whether and to what extent a credit would be available. In lieu of claiming a foreign tax credit, U.S. holders may claim a deduction of foreign taxes paid in the taxable year.

Dispositions of Vistaprint N.V. Shares. Subject to the discussion below under “—Passive Foreign Investment Company Provisions,” U.S. holders of Vistaprint N.V. shares generally will recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of Vistaprint N.V. shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders’ tax basis in such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 15% under current law if the holder’s holding period for such Vistaprint N.V. shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Provisions. The treatment of U.S. holders of Vistaprint N.V. shares in some cases could be materially different from that described above if, at any relevant time, VistaPrint Limited or Vistaprint N.V. were a passive foreign investment company, which we refer to as a PFIC.

For U.S. tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either (1) 75% or more of its gross income is “passive income” (as defined for U.S. federal income tax purposes) or (2) the average percentage of assets held by such corporation which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly the proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. We believe that VistaPrint Limited is not a PFIC, and has not been a PFIC in any prior taxable year. We further believe that Vistaprint N.V. will not be a PFIC following the Transaction.

The tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, we cannot assure U.S. holders that Vistaprint N.V. will not become a PFIC. If Vistaprint N.V. should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Vistaprint N.V. shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Vistaprint N.V. shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections.

Material Consequences to Non-U.S. Holders

Consequences of the Transaction. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized, if any, on the exchange of VistaPrint Limited shares for Vistaprint N.V. shares in the Transaction.

Consequences of Owning and Disposing of Vistaprint N.V. Shares. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on dividends from Vistaprint N.V. unless: (1) the dividends are effectively connected with the holder’s conduct of a trade or business in the United States (or, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); or (2) such non-U.S. holder is subject to backup withholding.

In addition, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of Vistaprint N.V. shares unless: (1) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); (2) in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; or (3) the non-U.S. holder is subject to backup withholding.

Information Reporting and Backup Withholding

U.S. holders that own at least five percent of the shares of VistaPrint Limited (by vote or value) or shares of VistaPrint Limited with a tax basis of $1,000,000 or more immediately before the Transaction will be required to file certain Section 368(a) reorganization statements and U.S. Holders that own ten percent or more of the shares of VistaPrint Limited (by vote) may be required to file certain Section 367(b) notices. Shareholders of VistaPrint Limited should consult their tax advisors about the other information reporting requirements that could be applicable to the exchange of VistaPrint Limited shares for Vistaprint N.V. shares in the Transaction.

Dividends on Vistaprint N.V. shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient (including generally non-U.S. holders who establish such foreign status) or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the payment of proceeds from a sale of Vistaprint N.V. shares within the United States. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if any, provided that the holder timely furnishes certain required information to the IRS. If a holder fails to provide us with its correct taxpayer identification number, the IRS may impose penalties on such holder. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH VISTAPRINT LIMITED SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Dutch Tax Considerations

Scope of Discussion

This summary describes the principal Dutch tax legislation that applies to Vistaprint N.V. and the principal Dutch tax consequences that will generally apply to the Transaction and to the ownership and disposition of Vistaprint N.V. shares. Not every potential tax consequence under the Dutch tax laws will be addressed. This summary is based on the tax laws of the Netherlands as they are in force and in effect on the date of this proxy statement. Where in this summary English terms and expressions are used to refer to Dutch taxation concepts, the meaning to be attributed to such terms and expressions shall be the meaning attributed to the equivalent Dutch concepts under Dutch tax law. The laws upon which this summary is based are subject to change, possibly with retroactive effect. A change to such laws may invalidate the contents of this summary, which will not be updated to reflect any such change.

SHAREHOLDERS OF VISTAPRINT LIMITED AND/OR VISTAPRINT N.V. AND PROSPECTIVE INVESTORS SHOULD CONSULT THEIR PROFESSIONAL TAX ADVISORS REGARDING THEIR PARTICULAR TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF SHARES.

Consequences of the Transaction

Dutch Corporate Tax Consequences. No Dutch corporate income tax or dividend withholding tax should be due by either VistaPrint Limited or Vistaprint N.V. as a result of the Transaction.

Dutch Dividend Withholding Tax Consequences. We have obtained an Advanced Tax Ruling from the Dutch Revenue Authority whereby, based on article 3a, section 1 of the Dividend Tax Act 1965 (Wet op de dividendbelasting 1965), or the Dividend Tax Act, the recognized paid in capital (erkend gestort kapitaal) of Vistaprint N.V. is equal to the aggregate fair market value of the issued and outstanding shares of VistaPrint Limited as traded on the NASDAQ Global Select Market, based on the closing price on the day before the Transaction.

Taxation of Vistaprint N.V. Subsequent to the Transaction

Dutch Corporate Tax Consequences. Subsequent to the Transaction, Vistaprint N.V. will be subject to Dutch corporate income tax. As a consequence, Vistaprint N.V. will be required to file a Dutch corporate income tax return on an annual basis.

Based on the Advanced Tax Ruling with the Dutch Revenue Authority, the Dutch participation exemption as described in article 13 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969), which we refer to as CITA, will be applicable to Vistaprint N.V.’s shareholding in VistaPrint Limited as long as Vistaprint USA, Incorporated continues to be a subsidiary of VistaPrint Limited. The application of the Dutch participation exemption has the effect that profits (i.e., dividends and capital gains) derived from VistaPrint Limited are exempt from Dutch corporate income tax. Capital losses derived from VistaPrint Limited will generally not be tax deductible, however, liquidation losses may be deductible.

If VistaPrint Limited no longer holds VistaPrint USA, Incorporated as its subsidiary, the participation exemption will continue to be applicable to Vistaprint N.V.’s shareholding in VistaPrint Limited if Vistaprint N.V. can show by means of a valuation that the assets of VistaPrint Limited, including intangible assets, at fair market value do not consist for more than 50% of so-called “free portfolio investments” (bezittingen toets). In addition, under the rules of compartmenting (compartimentering)- dividends and capital gains allocable to the period that the participation exemption did apply will remain non-taxable.

Aside from Vistaprint N.V.’s shareholding in VistaPrint Limited, the participation exemption will be applicable to Vistaprint N.V.’s other direct shareholdings if:

•	Vistaprint N.V. holds at least 5% of the nominal paid-up share capital of the subsidiary that has capital which is wholly or partly divided into shares;

•	The subsidiary cannot be considered a fiscal investment fund; and

•	The subsidiary cannot be considered a low-taxed portfolio investment participation.

A company is considered to be a low-taxed portfolio investment participation if:

•	Its assets consist, directly or indirectly, for more than 50% of free portfolio investments;

•	The company is subject to a tax of less than 10% on its profits determined by Dutch standards in its country of residence; and

•	The company cannot be considered a real estate participation as meant in article 13 of CITA.

Free portfolio investments are investments other than those which are reasonably necessary to the business enterprise of the owner of such investments. Furthermore, free portfolio investments are deemed to include assets of a direct or indirect subsidiary of Vistaprint N.V., which are used for activities which predominantly consist of direct or indirect financing of Vistaprint N.V. or entities related to Vistaprint N.V. (or financing of assets of Vistaprint N.V. or entities related to Vistaprint N.V.). If, however, the activities of such direct or indirect subsidiary of Vistaprint N.V. can be treated as active financing activities as defined in article 2a of the Corporate Income Tax Decree 1971 (Uitvoeringsbeschiking vennootschapsbelasting 1971), the assets of such direct or indirect subsidiary are not deemed to be free portfolio investments.

Dutch Dividend Withholding Tax Consequences. Vistaprint N.V. is required to withhold Dutch dividend withholding tax at a rate of 15% in respect of dividend payments, which, among other payments, include proceeds in cash or in kind including deemed and constructive proceeds and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes. Distributions made to shareholders in relation to a reduction of recognized paid-in capital for Dutch dividend withholding tax purposes, such as the par value, would be non-taxable for Dutch withholding tax purposes. In light of this, Vistaprint N.V. has obtained an Advanced Tax Ruling from the Dutch Revenue Authority whereby, as a result of the Transaction, the recognized paid-in capital of Vistaprint N.V. is equal to the aggregate fair market value of the issued and outstanding shares of VistaPrint Limited as traded on the NASDAQ Global Select Market, based on the closing price on the day before the Transaction.

Furthermore, dividend withholding tax is due with respect to liquidation proceeds and, as a rule, the consideration for the repurchase of Vistaprint N.V.’s shares by Vistaprint N.V. in excess of the average paid in capital for such shares (gemiddeld op de desbetreffende aandelen gestorte kapitaal).

However, based on the Advanced Tax Ruling from the Dutch Revenue Authority and under article 3, section 3 of the Dividend Tax Act, repurchases of shares by Vistaprint N.V. with respect to the various employees’ equity incentive plans may qualify as a temporary investment (tijdelijke belegging) not subject to dividend withholding tax, provided that Vistaprint N.V. can substantiate that the shares are repurchased in relation to the employees’ equity incentive plans.

In addition, based on the Supreme Court decision on August 12, 2005 (BNB 2005/367) and the Advanced Tax Ruling from the Dutch Revenue Authority, repurchases of shares of Vistaprint N.V. in view of potential acquisitions, and administered for that purpose, may qualify as a temporary investment not subject to dividend withholding tax as provided in article 3, section 1, sub a of the Dividend Tax Act.

Pursuant to the rules restricting dividend stripping, Dutch dividend withholding tax will be creditable by or refundable to the beneficial owner (uiteindelijk gerechtigde) only on dividends distributed by Vistaprint N.V.

Consequences to Shareholders of Vistaprint N.V. Subsequent to the Transaction

General. The summary of certain Dutch taxes set out in this section applies only to a holder of shares who is a non-resident holder of shares as to the Netherlands.

A holder of shares is a “non-resident holder of shares” if:

•

he is neither resident, nor deemed to be resident, in the Netherlands for purposes of Dutch taxation and, in the case of an individual, has not elected to be treated as a resident of the Netherlands for Dutch income tax purposes;

•	his shares do not form part of, and are not deemed to form part of, a substantial interest (aanmerkelijk belang) in Vistaprint N.V, unless such interest forms part of the assets of an enterprise;

•	in the case of an individual, he neither is nor has been, nor is deemed to be nor has been deemed to be an employee of Vistaprint N.V. nor of any entity related to Vistaprint N.V.;

•	in the case of an individual, the shares are not attributable to business income; and

•	in the case of an individual, he is not deemed to be deriving benefits from miscellaneous activities (resultaat uit overige werkzaamheden) in respect of his shares in Vistaprint N.V.

Taxes on Income and Capital Gains. A non-resident holder of shares will not be subject to any Dutch taxes on income or capital gains in respect of dividends distributed by Vistaprint N.V. (other than the dividend withholding tax) or in respect of any gain realized on the disposal of shares, unless he derives profits from an enterprise (whether as an entrepreneur or pursuant to a co-entitlement to the net worth of an enterprise other than as an entrepreneur or a shareholder in the case of an individual, or other than as a holder of securities, in other cases), which enterprise is either managed in the Netherlands or, in whole or in part, carried on through a permanent establishment or agent in the Netherlands and his shares are attributable to that enterprise or part of an enterprise.

Dividend withholding tax. Non-resident holders of shares are urged to consult their tax advisors regarding the general creditability or deductibility of Dutch dividend withholding tax according to their local tax regime.

Gift and inheritance Taxes. A person who acquires shares as a gift (in form or in substance) or who acquires or is deemed to acquire shares on the death of an individual, will not be subject to Dutch gift tax or to Dutch inheritance tax (as the case may be), unless:

•	the donor or the deceased is resident or deemed to be resident in the Netherlands for purposes of gift or inheritance tax (as the case may be); or

•

the shares are or were attributable to an enterprise or part of an enterprise that the donor or deceased carried on through a permanent establishment or a permanent representative in the Netherlands at the time of the gift or of the death of the deceased (as the case may be); or

•	the donor makes a gift of shares, then becomes a resident or deemed resident of the Netherlands and dies as a resident or deemed resident of the Netherlands within 180 days after the date of the gift.

If the donor or the deceased is an individual of Dutch nationality, he will be deemed to be resident in the Netherlands for purposes of Dutch gift and inheritance taxes if he has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his death. If the donor is an individual who is not a Dutch national, he will be deemed to be resident in the Netherlands for purposes of Dutch gift tax if he has been resident in the Netherlands at any time during the twelve months preceding the date of the gift.

Furthermore, in exceptional circumstances the donor or the deceased will be deemed to be resident in the Netherlands for purposes of Dutch gift and inheritance taxes if the heirs jointly, or the recipient of the gift, as the case may be, elect to treat the deceased or the donor, as the case may be, as a resident of the Netherlands for purposes of Dutch gift and inheritance tax.

Value-added Tax. No Dutch value-added tax will arise in respect of payments in consideration for the acquisition or the disposition of shares or in respect of payments by Vistaprint N.V. in respect of the shares.

Other Taxes and Duties. No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty will be payable in the Netherlands in respect of or in connection with the subscription, issue, placement, allotment or delivery of the shares.

Bermuda Tax Considerations

The Transaction will not result in any income tax consequences under Bermuda law to VistaPrint Limited, Vistaprint N.V. or their shareholders.

DESCRIPTION OF VISTAPRINT N.V. SHARES

The following description of Vistaprint N.V.’s share capital is a summary. This summary is not complete and is subject to the complete text of Vistaprint N.V.’s proposed articles of association attached as Annex E to this proxy statement. Except where otherwise indicated, the description below reflects Vistaprint N.V.’s articles of association as that document will be in effect upon completion of the Redomestication. We encourage you to read that document carefully.

Objectives of our Articles of Association

As provided in Article 3 of our articles of association, our objectives are:

•

to participate in, to finance, to collaborate with, to conduct the management of companies and other enterprises and provide advice and other services, including in relation to the conduct of online commerce;

•	to acquire, use and/or assign industrial and intellectual property rights and real property;

•	to invest funds;

•

the borrowing, lending and raising of funds, including the issuance of bonds, promissory notes or other securities or evidence of indebtedness as well as entering into agreements in connection with these activities;

•

to provide security for the obligations of legal persons or of other companies with which we are affiliated in a group or for the obligations of third parties; including by means of issuing guarantees and pledging collateral; and

•	to undertake all that which is connected to the foregoing or in furtherance thereof, all in the broadest sense of the words.

Capital Structure

Authorized Share Capital. Immediately prior to the Redomestication, the total authorized share capital of Vistaprint N.V. will amount to €225,000, divided into 22,500,000 ordinary shares, with a par value of €0.01 per share of which 4,500,000 ordinary shares will be issued and outstanding. Upon and immediately following the Redomestication, when the proposed articles of association will be effective, the authorized share capital of Vistaprint N.V. will amount to €2,400,000, divided into 120,000,000 ordinary shares, with a par value of €0.01 per share, and 120,000,000 preferred shares, with a par value of €0.01 per share.

Issued Share Capital. Immediately prior to the Redomestication, the issued share capital of Vistaprint N.V. will amount to €45,000, divided into 4,500,000 ordinary shares with a par value of €0.01 per share, all of which will be held by VistaPrint Limited. In the Transaction, Vistaprint N.V. will issue one ordinary share in exchange for each VistaPrint Limited common share. Vistaprint N.V. will assume VistaPrint Limited’s existing equity incentive plans and the obligation to deliver shares under VistaPrint Limited’s equity incentive plans pursuant to the terms thereof. Upon completion of the Redomestication, the issued share capital of Vistaprint N.V. will be €491,635, comprised of 42,797,528 ordinary shares, including 1,866,039 Treasury Shares and 4,500,000 Formation Shares initially held by VistaPrint Limited, plus any shares issued subsequent to the record date under our equity incentive plans, and no issued preferred shares.

Vistaprint N.V. may issue ordinary shares and preferred shares subject to the maximum prescribed by its authorized share capital contained in its articles of association. Upon completion of the Redomestication, our management board has the power to issue ordinary shares if and to the extent that the general meeting of shareholders has designated the management board such authority. A designation of authority to the management board to issue ordinary shares remains effective for the period specified by the general meeting and may be up to five years from the date of designation. A general meeting of shareholders may renew annually this designation. Without this designation, only the general meeting of shareholders has the power to authorize the issuance of ordinary shares. Any resolution to issue ordinary shares by the management board is subject to prior approval of the supervisory board. Our management board will be authorized to issue ordinary shares until August 2014 under the restrictions as specified in the articles of association.

The provisions for the issuance of preferred shares are similar to the provisions for the issuance of ordinary shares described in the preceding paragraph. However, if the issuance of preferred shares is effected pursuant to a resolution of a corporate body other than the general meeting of shareholders, then not later than 24 months following the initial issuance of the preferred shares, a general meeting of shareholders shall be convened for the purpose of purchasing or withdrawing the preferred shares. If the meeting does not resolve to purchase or withdraw the preferred shares, a general meeting of shareholders will be held twelve months thereafter for the purpose of considering the purchase or withdrawal of the preferred shares, and this meeting will be repeated for each of the following twelve months until no preferred shares are outstanding. This procedure does not apply to preferred shares that have been issued pursuant to a resolution by, or with the prior approval of, the general meeting of shareholders.

In connection with the issuance of ordinary shares, at least the nominal, or par, value must be paid for such shares. In connection with the issuance of preferred shares, it may be stipulated that an amount not less than 25% of the nominal, or par, value may be paid for such shares upon issuance. No obligation other than to pay up the nominal amount of a share may be imposed upon a shareholder against the shareholder’s will, by amendment of the articles of association or otherwise.

Subject to Dutch law, payment for shares must be in cash to the extent no other contribution has been agreed and may be made in the currency approved by Vistaprint N.V.

All of the authorized preferred shares shall be reserved and subject to an option to purchase those shares following the Redomestication held by the Foundation. The transfer of outstanding preferred shares is restricted under the articles of association and any transfer requires the approval of our management board.

Any increase in the number of authorized ordinary shares or preferred shares would require the approval of an amendment to the articles of association in order to effect such increase. Such amendment would need to be made by a proposal of the management board, which proposal would require approval of the supervisory board and adoption by the shareholders at a general meeting by a majority vote.

Preemptive Rights

Holders of Vistaprint N.V. ordinary shares have a ratable preemptive right to subscribe for ordinary shares that we issue for cash unless the general meeting of shareholders, or its designee, limits or eliminates this right. Holders of preferred shares have a ratable preemptive right to subscribe for preferred shares that we issue for cash unless the general meeting of shareholders, or its designee, limits or eliminates this right. Holders of ordinary shares will not have any preemptive right to subscribe for preferred shares that we issue and holders of preferred shares will not have preemptive right to subscribe for ordinary shares that we issue. Our shareholders have no ratable preemptive subscription right with respect to ordinary shares or preferred shares, as applicable, issued (1) for consideration other than cash, (2) to our employees or the employees of our Vistaprint group of companies or (3) to a party exercising a previously obtained right to acquire shares. The right of our shareholders to subscribe for ordinary shares or preferred shares, as applicable, pursuant to this preemptive right may be eliminated or limited by the general meeting of shareholders. If the general meeting of shareholders delegates its authority to the management board for this purpose, then the management board will have the power to limit or eliminate the preemptive rights of holders of ordinary shares and preferred shares. Such a proposal requires the approval of at least two-thirds of the votes cast by shareholders at a general meeting if less than half of the issued share capital is represented at the meeting. Designations of authority to the management board may remain in effect for up to five years and may be renewed for additional periods of up to five years. Our management board will be authorized to limit or eliminate the preemptive rights of holders of ordinary shares and preferred shares until August 2014.

Dividends

Our management board, with the prior approval of the supervisory board, may determine to reserve all or part of the profits shown in the Vistaprint N.V. annual accounts as adopted by the general meeting of shareholders. The general meeting of shareholders has discretion as to the use of that portion of our annual profits remaining after reservation. However, in the event that preferred shares are issued and outstanding, our articles of association provide that a dividend shall first be paid on the preferred shares in an amount equal to the dividend provided for in the articles of association that will be in effect at the Transaction Time, before any dividends are reserved or paid on the ordinary shares. If the annual profit is not sufficient to satisfy the dividend payable to the holders of the preferred shares, such amount in excess of the annual profit shall be paid out of Vistaprint N.V.’s reserves. On a proposal of the management board, which has been approved by the supervisory board, the general meeting of shareholders may resolve to make payments out of our share premium reserve or out of any other reserve available for shareholder distributions under Dutch law. We may not pay any dividends if the payment would reduce shareholders’ equity to an amount less than the aggregate fully paid-up share capital plus the reserves that have to be maintained by law or our articles of association. The amounts available for dividends will be determined based on the statutory accounts of Vistaprint N.V. prepared under Dutch law, which may differ from our consolidated financial statements.

At its discretion, and subject to statutory provisions and the articles of association, the management board, with the approval of the supervisory board, may decide to distribute interim dividends on the preferred shares or ordinary shares before the annual accounts for any financial year have been adopted at a general meeting of shareholders. In addition, the management board, with the approval of the supervisory board, may decide that all or part of Vistaprint N.V.’s profits should be retained and not made available for distribution to ordinary shareholders.

Although laws vary from state to state within the United States, uncollected dividends and shares may be considered abandoned property under the laws of a shareholder of record’s state of residence after a period of time, ranging from three years to five years, has passed since that shareholder’s last contact with our transfer agent. If a shareholder of record does not claim dividends from our transfer agent within the applicable time period, our transfer agent, in accordance with applicable state law, will transfer the amount of the unclaimed dividend and the related shares to the treasury of that shareholder’s state of residence as reflected in the transfer agent’s records, which may not be that shareholder’s actual state of residence. Amounts paid to a state treasury in this manner will not be repaid to us, and whether or not that shareholder is subsequently permitted to recover the property from the state treasury will depend on that state’s law. Under Dutch law and our articles of association, a shareholder may remain entitled to collect cash dividends or other distributions from us until five years after the date on which the dividend or distribution became due and payable.

The management board, with the approval of the supervisory board, may decide that dividends or other distributions are to be paid in cash (including U.S. dollars), ordinary shares, preferred shares or a combination thereof.

For information about the Dutch tax issues relating to dividend payments, please see “Material Tax Considerations—Dutch Tax Considerations.”

Repurchases of Shares

We may acquire ordinary shares, subject to applicable provisions of Dutch law and of our articles of association, to the extent:

•

our shareholders’ equity, less the amount to be paid for the ordinary shares to be acquired, exceeds the sum of (1) our share capital account plus (2) any reserves required to be maintained by Dutch law or our articles of association; and

•

after the acquisition of ordinary shares, we and our subsidiaries would not hold, or hold as pledgees, ordinary shares having an aggregate par value that exceeds 50% of our issued share capital account, as these amounts would be calculated in our Local Financial Statements.

Our management board, with the approval of the supervisory board, may repurchase ordinary shares only if our shareholders have authorized the management board to do so. Subject to such necessary approvals, our management board will be authorized to repurchase the maximum permissible amount of ordinary shares on the NASDAQ Global Select Market during the 18-month period ending in January 2011, the maximum initial term under Dutch law, at prices between an amount equal to the nominal value of the ordinary shares and an amount equal to 110% of the market price of the ordinary shares on the NASDAQ Global Select Market (the market price being deemed to be the average of the closing price on each of the 30 consecutive days of trading preceding the three trading days prior to the date of repurchase).

The authorization is not required for the acquisition of our ordinary shares listed on the NASDAQ Global Select Market for the purpose of transferring the shares to employees under our equity incentive plans.

If the issuance of preferred shares is effected pursuant to a resolution of a corporate body other than the general meeting of shareholders, then not later than 24 months following the initial issuance of the preferred shares, a general meeting of shareholders shall be convened for the purpose of purchasing or withdrawing the preferred shares. If the meeting does not resolve to purchase or withdraw the preferred shares, a general meeting of shareholders will be held twelve months thereafter for the purpose of considering the purchase or withdrawal of the preferred shares, and this meeting will be repeated for each of the following twelve months until no preferred shares are outstanding. This procedure does not apply to preferred shares that have been issued pursuant to a resolution by, or with the prior approval of, the general meeting of shareholders.

Reduction of Share Capital

Upon a proposal of the management board, as approved by the supervisory board, at a general meeting of shareholders, our shareholders may vote to reduce Vistaprint N.V.’s issued share capital, by canceling shares held by us in treasury or by reducing the nominal value of the shares by amendment to the articles of association. In either case, this reduction would be subject to applicable statutory provisions. In order to be approved, a resolution to reduce the capital requires approval of a majority of the votes cast at a meeting if at least half the issued capital is represented at the meeting or at least two-thirds of the votes cast at the meeting if less than half of the issued capital is represented at the meeting. A resolution that would result in the reduction of capital requires prior or simultaneous approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced by the reduction. A resolution to reduce capital requires notice to the creditors of Vistaprint N.V. who have the right to object to the reduction in capital under specified circumstances.

General Meetings of Shareholders and Voting Rights

Each ordinary and preferred shareholder has a right to attend general meetings of shareholders, either in person or by proxy, and to exercise voting rights in accordance with the provisions of our articles of association. We must hold at least one general meeting of shareholders each year. This meeting must be convened at one of six specified locations in the Netherlands (Amsterdam, Venlo, The Hague, Rotterdam, Haarlemmermeer or Baarlo) within six months after the end of our fiscal year. Our supervisory board or our management board may convene additional general meetings as often as they deem necessary. Pursuant to Dutch law, one or more shareholders representing at least 10% of the issued share capital of Vistaprint N.V. may request the Dutch courts to order that a general meeting be held. Dutch law does not restrict the rights of holders of ordinary shares and preferred shares who do not reside in the Netherlands from holding or voting their shares.

We will give notice of each meeting of shareholders by publication in at least one national daily newspaper distributed throughout the Netherlands and in any other manner that we may be required to follow in order to comply with applicable stock exchange and SEC requirements. We will give this notice no later than the fifteenth day prior to the day of the meeting. As deemed necessary by the supervisory board or the management board, either the notice will include or be accompanied by an agenda identifying the business to be considered at the meeting. Shareholders representing at least 1% of the issued share capital or the equivalent of at least €50 million in aggregate market value have the right to request the inclusion of additional items on the agenda of shareholder meetings, provided that such request is received by us no later than 60 days before the day the relevant shareholder meeting is held and such request is not contrary to a significant interest of ours.

The management board may decide that shareholders are entitled to participate in, to address and to vote in the general meeting by way of an electronic means of communication, in person or by proxy, provided the shareholder may by the electronic means of communication be identified, directly take notice of the discussion in the meeting and participate in the deliberations. The management board may adopt a resolution containing conditions for the use of electronic means of communication in writing. If the management board has adopted such regulations, they will be disclosed with the notice of the meeting as provided to shareholders.

Each share is entitled to one vote. Voting rights may be exercised by shareholders registered in Vistaprint N.V.’s share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Vistaprint N.V.’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.

Treasury shares, whether owned by Vistaprint N.V. or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Resolutions of the general meeting of shareholders are adopted by a simple majority of votes cast, except where Dutch law or our articles of association provide for a special majority.

Matters requiring a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital include, among others:

•	a resolution to cancel a binding nomination for the appointment of members of the management board and supervisory board;

•

a resolution to appoint members of the management board or supervisory board, if the supervisory board fails to use its right to submit a binding nomination, or if the binding nomination is set aside; and

•	a resolution to dismiss or suspend members of the management board or supervisory board other than pursuant to a proposal by the supervisory board.

Matters requiring a majority of at least two-thirds of the votes cast, if less than 50% of our issued share capital is represented include, among others:

•

a resolution of the general meeting of shareholders regarding restricting and excluding pre-emptive rights, or decisions to designate the management board as the body authorized to exclude or restrict pre-emptive rights;

•	a resolution of the general meeting of shareholders to reduce our outstanding share capital; and

•	a resolution of the general meeting of shareholders to have us merge or demerge.

Quorum for General Meetings

Under our articles of association, holders of at least one-third of the outstanding shares must be represented at a meeting to constitute a quorum.

Management Structure

We have a two-tier board structure consisting of a management board (raad van bestuur) and a supervisory board (raad van commissarissen).

Management Board

Powers, Composition and Function. The management board is responsible for the day-to-day management of Vistaprint N.V.’s operations under the supervision of the supervisory board. The management board is required to keep the supervisory board informed, consult with the supervisory board on important matters and submit certain important decisions to the supervisory board for its prior approval. The management board may perform all acts necessary or useful for achieving Vistaprint N.V.’s corporate purpose, with the exception of those acts that are prohibited by law or by our articles of association. The management board as a whole is authorized to represent Vistaprint N.V., as is each member of the management board individually.

Vistaprint N.V.’s articles of association provide that the number of members of the management board will be determined by the supervisory board. Each member of the management board is appointed for a maximum of four years, which appointment can be renewed for another period of not more than four years at a time. Unless a member of the management board has resigned at an earlier date, his or her term of office shall lapse on the day of the general meeting, to be held in the fourth year after the year of his or her appointment. A member of the management board may be re-appointed with due observance of the preceding sentence.

The general meeting of shareholders appoints the members of the management board, subject to the right of the supervisory board to make a binding nomination in accordance with the relevant provisions of the Dutch Civil Code. The general meeting of shareholders may at all times, by a resolution passed with a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital, resolve that the nomination submitted by the supervisory board is not binding. In such case, a new meeting is called at which the resolution for appointment shall require a majority of at least two-thirds of the votes cast representing more than 50% of our issued share capital.

If the supervisory board fails to use its right to submit a binding nomination, the general meeting of shareholders may appoint members of the management board with a resolution passed with a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital. A resolution of the general meeting of shareholders to suspend or dismiss members of the management board, other than pursuant to a proposal by the supervisory board, requires a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital.

Remuneration. The supervisory board, or a committee of the supervisory board to whom the supervisory board has properly delegated authority, establishes the remuneration of the individual members of the management board, in accordance with the management board remuneration policy as adopted by the general meeting of shareholders. The supervisory board presents to the general meeting of shareholders for approval any scheme providing for the remuneration of the members of the management board in the form of shares or options.

Supervisory Board

Powers, Composition and Functioning. The supervisory board is responsible for supervising the conduct of the management board and the general course of our business, as well as for providing advice to the management board. In performing its duties, the supervisory board is required to act in the interests of our business as a whole. The members of the supervisory board are not authorized to represent us in dealings with third parties.

Our articles of association provide that the number of members of the supervisory board will be determined by the supervisory board, and will consist of three or more members. Each member of the supervisory board is appointed for a maximum of four years, which appointment can be renewed for additional periods of not more than four years at a time. The members of the supervisory board retire periodically in accordance with a rotation schedule.

The general meeting of shareholders appoints the members of the supervisory board, subject to the right of the supervisory board to make a binding nomination. The general meeting of shareholders may at all times, by a resolution passed with a majority of at least two-thirds of the votes cast representing more than 50% of our issued share capital, resolve that the nomination submitted by the supervisory board is not binding. In such case, a new meeting is called at which the resolution for appointment shall require a majority of at least two-thirds of the votes cast representing more than 50% of our issued share capital.

If the supervisory board fails to use its right to submit a binding nomination, the general meeting of shareholders may appoint members of the supervisory board with a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital.

The general meeting of shareholders may suspend or dismiss supervisory board members at any time. A resolution of the general meeting of shareholders to suspend or dismiss members of the supervisory board, other than pursuant to a proposal by the supervisory board, requires a majority of at least two-thirds of the votes cast representing more than 50% of our issued share capital.

The articles of association require certain decisions of the management board to be approved by the supervisory board. These decisions include the issue of shares or granting of rights to subscribe for shares, and the exclusion of pre-emptive rights, to the extent that these rights are vested in the management board; proposals to amend the articles of association; proposals to merge or demerge; proposals to dissolve Vistaprint; and proposals for capital reductions.

Remuneration. The remuneration of the members of the supervisory board is determined by the general meeting of shareholders.

Inspection of Books and Records

Under Dutch law, the management board and the supervisory board are required to provide all information requested by the shareholders’ meeting, but not to individual shareholders, and unless a significant interest of Vistaprint dictates otherwise. Our shareholders’ register is available for inspection by the shareholders, although such inspection right does not apply to the part of our shareholders’ register that is kept in the United States pursuant to U.S. listing requirements.

Special Investigation

Pursuant to Dutch law, only one or more shareholders jointly holding an interest of 10% or more of the issued capital in a company, or the shares with a nominal value in excess of €225,000, have the right to require an investigation into the affairs of a company (Enquêterecht) with the Enterprise Chamber at the Court of Appeal in Amsterdam, which we refer to as the Enterprise Chamber.

Appraisal Rights and Acquisitions

Subject to the following exceptions, Dutch corporate law does not recognize the concept of appraisal or dissenters’ rights. In cross-border statutory mergers, minority shareholders of the disappearing company who voted against the cross-border merger can file a request for compensation with the acquiring company within one month after the decision to merge. If the parties cannot agree, one or more independent experts shall determine the compensation.

In addition, a shareholder holding at least 95% of the company’s share capital may request the Enterprise Chamber to order the transfer of the shares of the remaining shareholders (squeeze out). The Enterprise Chamber will determine the price to be paid for the shares, if necessary after appointment of experts.

Anti-Takeover Provisions

Articles of Association. Vistaprint N.V.’s articles of association have provisions that could have an anti-takeover effect, including the ability to issue preferred shares. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the supervisory board and the management board in the policies formulated by the supervisory board and management board, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending Vistaprint N.V.’s articles of association.

Dutch law also includes advance notice provisions for action to be taken at any meeting of shareholders, which includes a requirement that the inclusion of additional items on the agenda of shareholder meetings be received by us no later than 60 days before the day the relevant shareholder meeting is held.

Under Dutch law, supervisory board members and management board members may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of Dutch law and Vistaprint N.V.’s articles of association. Vistaprint N.V.’s articles of association provide that a decision of the shareholders at a general meeting to remove a member of the management board or supervisory board, if not proposed by the supervisory board, requires the vote of shareholders holding at least two-thirds of the votes cast, representing more than 50% of the issued capital.

The Foundation. A foundation, which we refer to as the Foundation, will be established. The board of the Foundation shall consist of at least three members, the majority of whom will be independent of Vistaprint N.V. The purpose of the Foundation will be to safeguard Vistaprint N.V.’s interests, the enterprise connected therewith and all the parties having an interest therein and to exclude as much as possible influences which could threaten, among other things, Vistaprint N.V.’s continuity, independence and identity.

Vistaprint N.V. will enter into an option agreement with the Foundation. Under the terms of the option agreement between Vistaprint N.V. and the Foundation, the Foundation will be granted a call option, pursuant to which it may acquire a number of preferred shares up to a maximum of the total number of outstanding ordinary shares. One of the principal purposes of the preferred shares is to provide a protective measure against unsolicited take-over bids.

For other provisions that could be considered to have an anti-takeover effect, in addition to “—General Meetings of Shareholders and Voting Rights” above, see “Comparison of Rights of Shareholders—Anti-Takeover Measures” below.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of Vistaprint N.V. is Vistaprint N.V. Vistaprint N.V. is incorporated and domiciled in Venlo, the Netherlands, and operates as a Dutch limited liability company (naamloze vennootschap) and is registered with the Trade Register of the Chamber of Commerce of Venlo. Vistaprint N.V.’s fiscal year will run from July 1 to June 30.

The address of Vistaprint N.V.’s registered office is Vistaprint N.V., Hudsonweg 8, 5928 LW Venlo, the Netherlands, and the telephone number at that address is 31-77-850-7700.

Duration, Amendment of Articles of Association and Winding Up

Vistaprint N.V.’s duration is unlimited. A resolution of the general meeting of shareholders to amend the articles of association or to dissolve Vistaprint N.V. may only be taken at the proposal of the management board, which proposal shall require the approval of the supervisory board. A resolution to amend the articles of association or dissolve Vistaprint N.V. must be approved by at least a majority of the votes cast by the shareholders at the meeting on such matter.

Liquidation Rights

In the event of a dissolution and liquidation, the assets remaining after payment of all debts and liquidation expenses are to be distributed first to the holders of the outstanding preferred shares in the amount provided for in the articles of association and the remaining balance shall be distributed to holders of the ordinary shares in proportion to their nominal possession of such shares.

The holders of preferred shares are entitled to receive, in connection with any dissolution or liquidation, the nominal amount paid by such holder for the preferred shares, plus any unpaid dividends payable pursuant to the articles of association.

Written Action of Shareholders

Shareholders of Vistaprint N.V. are not entitled to adopt resolutions by written consent.

Certificated and Uncertificated Shares

Vistaprint N.V. is only authorized to issue registered shares in uncertificated form. No shares will be issued in certificated form.

Stock Exchange Listing

We intend to make application so that, immediately following the Redomestication, the ordinary shares of Vistaprint N.V. will be listed on the NASDAQ Global Select Market under the symbol “VPRT,” the same exchange and the same symbol under which the VistaPrint Limited common shares are currently listed.

No Conversion

The ordinary shares and preferred shares are not convertible into shares of any other class or series.

Insider Trading and Market Abuse

Pursuant to the section of the Dutch Financial Supervision Act implementing the Market Abuse Directive 2003/6/EC and related Commission Directives 2003/124/EC, 2003/125/EC and 2004/72/EC, the prohibitions on insider trading, disclosure of inside information to third parties or market manipulation as laid down in the Dutch Financial Supervision Act are applicable. Non-compliance with these prohibitions may lead to criminal fines, administrative fines, imprisonment or other sanctions.

Corporate Governance Code

The Dutch Corporate Governance Code applies to companies with a registered office in the Netherlands and a listing on a government-recognized stock exchange. Vistaprint N.V., which has its registered office in Venlo and which we intend to list on the NASDAQ Global Select Market after the Redomestication, falls within the scope of the Dutch Corporate Governance Code. Under the Dutch Corporate Governance Code, we are required either to apply the provisions of the Dutch Corporate Governance Code or to disclose and explain any deviation in our Dutch annual report. As our shares are listed on NASDAQ only, we intend to take all actions necessary for us to maintain compliance with the corporate governance rules of the NASDAQ Stock Market and the Sarbanes-Oxley Act of 2002 and related regulations. As a result, we will not apply a number of the Dutch best practice provisions. To comply with the Dutch Corporate Governance Code, we will disclose in our Dutch annual report to what extent we do not apply provisions of the Dutch Corporate Governance Code, together with the reasons for those deviations.

Transfer and Registration of Shares

Vistaprint N.V. has not imposed any restrictions applicable to the transfer of Vistaprint N.V. ordinary shares. Vistaprint N.V.’s share register will initially be kept by ComputerShare, which acts as transfer agent and registrar. The share register reflects only record owners of Vistaprint N.V. shares.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Your rights as a shareholder of VistaPrint Limited are governed by Bermuda law and VistaPrint Limited’s memorandum of association and bye-laws. After the Redomestication, you will become a shareholder of Vistaprint N.V., and your rights will be governed by Dutch law and Vistaprint N.V.’s articles of association.

Many of the principal attributes of VistaPrint Limited’s common shares and Vistaprint N.V.’s ordinary shares will be similar. However, there are differences between your rights under Dutch law and under Bermuda law. In addition, there are differences between VistaPrint Limited’s memorandum of association and bye-laws and Vistaprint N.V.’s articles of association. The following discussion is a summary of certain material changes in your rights resulting from the Redomestication. This summary is not complete and does not cover all of the differences between Dutch law and Bermuda law affecting companies and their shareholders or all the differences between VistaPrint Limited’s memorandum of association and bye-laws and Vistaprint N.V.’s articles of association. This summary is subject to the complete text of the relevant provisions of the Dutch Civil Code, the Companies Act 1981, as amended, of Bermuda, which we refer to as the Companies Act, VistaPrint Limited’s memorandum of association and bye-laws and Vistaprint N.V.’s articles of association. We encourage you to read those laws and documents. Vistaprint N.V.’s articles of association are attached to this proxy statement as Annex E. For information as to how you can obtain VistaPrint Limited’s memorandum of association and bye-laws, see “Where You Can Find More Information.” Except where otherwise indicated, the discussion of Vistaprint N.V. below reflects Vistaprint N.V.’s articles of association as in effect upon completion of the Redomestication.

Capitalization

VistaPrint Limited. The authorized share capital of VistaPrint Limited is comprised of 500,000,000 common shares, par value $0.001 per share, and 500,000 undesignated preference shares, par value $0.001 per share. The board of directors of VistaPrint Limited may authorize the issuance of additional shares up to the amount of the authorized capital without obtaining additional shareholder approval.

Vistaprint N.V. Upon completion of the Redomestication, the authorized share capital of Vistaprint N.V. will be €2,400,000, comprised of 120,000,000 ordinary shares, par value of €0.01 per share, and 120,000,000 preferred shares, par value of €0.01 per share.

Our management board has the power to issue ordinary shares if and to the extent that the general meeting of shareholders has designated the management board such authority to act as the authorized body for the purpose of issuing ordinary shares. A designation of authority to the management board to issue ordinary shares remains effective for the period specified by the general meeting and may be up to five years from the date of designation. A general meeting of shareholders may renew annually this designation. Without this designation, only the general meeting of shareholders has the power to authorize the issuance of ordinary shares. Any resolution to issue ordinary shares by the management board is subject to prior approval of the supervisory board. Our management board will be authorized to issue ordinary shares until August 2014 under the restrictions as specified in the articles of association.

The provisions for the issuance of preferred shares are similar to the provisions for the issuance of ordinary shares described in the preceding paragraph.

However, if the issuance of preferred shares is effected pursuant to a resolution of a corporate body other than the general meeting of shareholders, then not later than 24 months following the initial issuance of the preferred shares, a general meeting of shareholders shall be convened for the purpose of purchasing or withdrawing the preferred shares. If the meeting does not resolve to purchase or withdraw the preferred shares, a general meeting of shareholders will be held twelve months thereafter for the purpose of considering the purchase or withdrawal of the preferred shares, and this meeting will be repeated for each of the following twelve months until no preferred shares are outstanding. This procedure does not apply to preferred shares that have been issued pursuant to a resolution by, or with the prior approval of, the general meeting of shareholders.

Our holders of ordinary shares have a ratable preemptive right to subscribe for ordinary shares that we issue for cash unless the general meeting of shareholders, or its designee, limits or eliminates this right. Our holders of preferred shares have a ratable preemptive right to subscribe for preferred shares that we issue for cash unless the general meeting of shareholders, or its designee, limits or eliminates this right, see “—Preemptive Rights.”

Preemptive Rights

VistaPrint Limited. Holders of VistaPrint Limited common shares have no preemptive or preferential right to purchase any securities of VistaPrint Limited. As a result, as described below under “—Anti-Takeover Measures,” the board of directors may authorize the issuance of preferred securities that could discourage a takeover or other transaction without offering the securities to each holder of VistaPrint Limited common shares. VistaPrint Limited’s bye-laws do permit the board of directors to issue as yet undesignated shares and provide before issue that such shares have preemptive or preferential rights to purchase any securities of VistaPrint Limited. As of June 25, 2009, no preferred shares of VistaPrint Limited were issued or outstanding.	Vistaprint N.V. Holders of Vistaprint N.V. ordinary shares have a ratable preemptive right to subscribe for ordinary shares that we issue for cash unless the general meeting of shareholders, or its designee, limits or eliminates this right. Holders of preferred shares have a ratable preemptive right to subscribe for preferred shares that we issue for cash unless the general meeting of shareholders, or its designee, limits or eliminates this right. Holders of ordinary shares will not have any preemptive right to subscribe for preferred shares that we issue and holders of preferred shares will not have preemptive right to subscribe for ordinary shares that we issue. Our shareholders have no ratable preemptive subscription right with respect to ordinary shares or preferred shares, as applicable, issued (1) for consideration other than cash, (2) to our employees or the employees of our Vistaprint group of companies or (3) to a party exercising a previously obtained right to acquire shares. The right of our shareholders to subscribe for ordinary shares or preferred shares, as applicable, pursuant to this preemptive right may be eliminated or limited by the general meeting of shareholders. If the general meeting of shareholders delegates its authority to the management board for this purpose, then the management board will have the power to limit or eliminate the preemptive rights of holders of ordinary shares and preferred shares. Such a proposal requires the approval of at least two-thirds of the votes cast by shareholders at a general meeting if less than half of the issued share capital is represented at the meeting. Designations of authority to the management board may remain in effect for up to five years and may be renewed for additional periods of up to five years. Our management board will be authorized to limit or eliminate the preemptive rights of holders of ordinary shares and preferred shares until August 2014.

Distributions and Dividends; Repurchases and Redemptions

VistaPrint Limited. VistaPrint Limited is not required to present proposed dividends to its shareholders for approval or adoption. However, the board of directors is prohibited from declaring or paying dividends, or making distributions out of contributed surplus, if there are reasonable grounds for believing that:

•     VistaPrint Limited is, or would after the payment be, unable to pay its liabilities as they become due; or

•     the realizable value of VistaPrint Limited’s assets would thereby be less than the aggregate of its liabilities, its issued share capital and its share premium accounts.

VistaPrint Limited has never paid or declared any cash dividends.

Pursuant to VistaPrint Limited’s bye-laws, and subject to the requirement that we must have at least one shareholder and cannot hold all shares in treasury, its board of directors may exercise its powers to purchase all or any part of its own shares pursuant to the Companies Act. Any issued shares may be purchased by VistaPrint Limited, to the extent not prohibited by applicable law, by action of the board of directors. VistaPrint Limited has repurchased an aggregate of 1,866,039 shares and they are held in treasury.

Vistaprint N.V. Our management board, with the prior approval of the supervisory board, may determine to reserve all or part of the profits shown in the Vistaprint N.V. annual accounts as adopted by the general meeting of shareholders. The general meeting of shareholders has discretion as to the use of that portion of our annual profits remaining after reservation. However, in the event that preferred shares are issued and outstanding, our articles of association provide that a dividend shall first be paid on the preferred shares in an amount equal to the dividend provided for in the articles of association, before any dividends are reserved or paid on the ordinary shares. If the annual profit is not sufficient to satisfy the dividend payable to the holders of the preferred shares, such amount in excess of the annual profit shall be paid out of Vistaprint N.V.’s reserves. On a proposal of the management board, which has been approved by the supervisory board, the general meeting of shareholders may resolve to make payments out of our share premium reserve or out of any other reserve available for shareholder distributions under Dutch law. We may not pay any dividends if the payment would reduce shareholders’ equity to an amount less than the aggregate fully paid-up share capital plus the reserves that have to be maintained by law or our articles of association. The amounts available for dividends will be determined based on the statutory accounts of Vistaprint N.V. prepared under Dutch law, which may differ from our U.S. GAAP consolidated financial statements.

At its discretion, and subject to statutory provisions and the articles of association, the management board, with the approval of the supervisory board, may decide to distribute interim dividends on the preferred shares or ordinary shares before the annual accounts for any financial year have been adopted at a general meeting of shareholders. In addition, the management board, with the approval of the supervisory board, may decide that all or part of Vistaprint N.V.’s profits should be retained and not made available for distribution to ordinary shareholders.

Vistaprint N.V. does not anticipate paying any cash dividends on ordinary shares in the foreseeable future. Vistaprint N.V. currently intends to retain all future earnings for use in the operation of the business or for repurchase of shares.

Under Dutch law and our articles of association, a shareholder may remain entitled to collect cash dividends or other distributions from us until five years after the date on which the dividend or distribution became due and payable.

The management board may, with the approval of the supervisory board, decide that dividends or other distributions are to be paid in cash (including U.S. dollars), ordinary shares, preferred shares or a combination thereof.

Vistaprint N.V. may purchase ordinary shares, subject to applicable provisions of Dutch law and of the articles of association, to the extent:

•     our shareholders’ equity, less the amount to be paid for the ordinary shares to be acquired, exceeds the sum of our share capital account plus any reserves required to be maintained by Dutch law or the articles of association; and

•     after the acquisition of ordinary shares, we and our subsidiaries would not hold, or hold as pledgees, ordinary shares having an aggregate par value that exceeds 50% of our issued share capital account, as these amounts would be calculated in our Local Financial Statements.

Our management board, with the approval of the supervisory board, may repurchase ordinary shares only if our shareholders have authorized the management board to do so. Subject to such necessary approvals, our management board will be authorized to repurchase the maximum permissible amount of ordinary shares on the NASDAQ Global Select Market during the 18-month period ending in January 2011, the maximum initial term under Dutch law, at prices between an amount equal to the nominal value of the ordinary shares and an amount equal to 110% of the market price of the ordinary shares on the NASDAQ Global Select Market (the market price being deemed to be the average of the closing price on each of the 30 consecutive days of trading preceding the three trading days prior to the date of repurchase).

The authorization is not required for the acquisition of our ordinary shares listed on the NASDAQ Global Select Market for the purpose of transferring the shares to employees under our equity incentive plans.

If Vistaprint N.V. issues preferred shares pursuant to a resolution of a corporate body other than the general meeting of shareholders, then not later than 24 months following the initial issuance of the preferred shares, a general meeting of shareholders shall be convened for the purpose of purchasing or withdrawing the preferred shares. If the meeting does not resolve to purchase or withdraw the preferred shares, a general meeting of shareholders will be held twelve months thereafter for the purpose of considering the purchase or withdrawal of the preferred shares, and this meeting will be repeated for each of the following twelve months until no preferred shares are outstanding. This procedure does not apply to preferred shares that have been issued pursuant to a resolution by, or with the prior approval of, the general meeting of shareholders.

Shareholder Approval of Business Combinations

VistaPrint Limited. There are a number of mechanisms for acquiring a Bermuda company, including:

•      a court-approved scheme of arrangement under the Companies Act. A scheme of arrangement with shareholders requires a court order from the Bermuda Supreme Court and the approval of a majority in number representing three-fourths in value of the members present and voting, either in person or by proxy at the meeting called to approve the scheme;

•      through a tender offer by a third party for all of the shares of the company. Where the holders of 90% or more of a company’s shares have accepted an offer for their shares in such company, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms;

•      the Companies Act allows the holders of not less than 95% of the shares of any class of a company, referred to as the “purchasers”, to give notice to the remaining shareholders of such class of their intention to acquire the shares of the remaining shareholders on the terms set forth in the notice. When such notice is given, the purchasers are entitled to acquire the shares of the remaining shareholders and are bound by the terms set forth in the notice, unless a remaining shareholder applies to the Bermuda Supreme Court for an appraisal of the value of the shares to be purchased from him or her, in which event the purchasers shall be entitled to acquire the remaining shares at the price fixed by the court or cancel the acquisition notice; and

•      under the Companies Act, two or more companies registered in Bermuda can amalgamate and continue as one amalgamated company. A Bermuda exempted company and a foreign corporation may amalgamate and continue either as a Bermuda exempted company or as a foreign corporation. The statutory threshold for approval of an amalgamation is three-fourths of shareholders

Vistaprint N.V. Under Vistaprint N.V.’s articles of association, the general meeting of shareholders may approve, upon a proposal of the management board, with the approval of the supervisory board, our entering into a statutory legal merger or a demerger, which is a sale of the business. In addition, the general meeting of shareholders must approve resolutions of the management board concerning an important change in our identity or character or our business, in any event including:

•      the transfer of the enterprise or a substantial part thereof to a third party;

•      the entering into or ending of a joint venture or long-lasting co-operation with a third party, if this co-operation or the ending thereof is of major significance for us; and

•      the acquiring or disposing of an interest in the share capital of a company with a value of at least one-third of our assets according to the most recent annual accounts, by us or a subsidiary.

Pursuant to the terms of Vistaprint N.V.’s articles of association and Dutch law, the approval of any of the foregoing transactions requires the approval of a majority of the votes cast at the meeting to approve such transaction.

Under Dutch law, a shareholder who owns at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber, which may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of experts who will offer an opinion to the Enterprise Chamber on the value of the shares.

voting at a special general meeting or such lower majority as is stipulated in the bye-laws of the company. VistaPrint Limited’s bye-laws provide that the shareholders, by resolution passed by a majority of the votes cast in a general meeting and by a resolution of the Board adopted by a majority of the directors then in office, are required to approve an amalgamation. For purposes of approval of an amalgamation, all shares, whether or not otherwise entitled to vote, carry the right to vote. A separate vote of a class of shares is required if the rights of that class would be altered by virtue of the amalgamation.

Under Bermuda law and VistaPrint Limited’s bye-laws, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Anti-Takeover Measures

VistaPrint Limited. VistaPrint Limited does not have a shareholder rights plan, but the ability to adopt a shareholder rights plan has been upheld by Bermuda courts. The following provisions in VistaPrint’s bye-laws, may have the effect of delaying, deferring or preventing a tender offer, takeover attempt or acquisition of VistaPrint Limited’s business by a third party even if a business combination would be in the best interests of our shareholders.

•     Classified Board. VistaPrint’s bye-laws provide that the board of directors will be divided into three classes of directors. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board;

•     Removal of Directors; Vacancies. VistaPrint’s bye-laws do not provide for the removal of directors by action of the shareholders prior to the expiration of such director’s term. In addition, VistaPrint’s bye-laws also provide that, provided that a quorum of directors remain in office, any vacancies on our board of directors may be filled by a majority of the votes cast at a duly convened meeting of the directors; and

Vistaprint N.V. Under Dutch law, there is generally no prohibition of business combinations with interested shareholders. Shareholder rights plans are not permitted under Dutch law.

Vistaprint N.V. will enter into an option agreement with the Foundation, pursuant to which the Foundation will be granted a call option to acquire a number of preferred shares in an amount equal to the total number of outstanding ordinary shares. By exercising the option, the Foundation could acquire a number of preferred shares, such that it thereby can vote to defeat any unsolicited take-over bids.

•     Amendment of Bye-Laws. VistaPrint’s bye-laws require the approval of shareholders holding at least 80% of all of our issued and outstanding voting shares to amend certain provisions of our bye-laws unless such amendments are approved by a majority of the directors then in office and eligible to vote on such amendments. This requirement makes it more difficult to repeal or mitigate the effects of the anti-takeover provisions of our amended and restated bye-laws.

In addition, the board of directors of VistaPrint Limited is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as it considers fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been established as of the date of this proxy statement.

Appraisal Rights and Compulsory Acquisitions

VistaPrint Limited. Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation and who is not satisfied that fair value has been offered for such shareholder’s shares may apply to a Bermuda court within one month of notice of the shareholders meeting to appraise the fair value of those shares. In addition, if the holders of 95% or more of a Bermuda company’s shares, or a class thereof, seek to compulsorily acquire the shares of the remaining minority shareholders, a minority shareholder may apply to a Bermuda court to appraise the fair value of its shares.

Vistaprint N.V. Subject to certain exceptions mentioned below, Dutch corporate law does not recognize the concept of appraisal or dissenters’ rights. In cross-border statutory mergers, minority shareholders of the disappearing company who voted against the cross-border merger can file a request for compensation with the acquiring company within one month after the decision to merge. If the parties cannot agree, one or more independent experts shall determine the compensation.

In addition, a shareholder holding at least 95% of the company’s share capital may request the Enterprise Chamber to order the transfer of the shares of the remaining shareholders (squeeze out). The Enterprise Chamber will determine the price to be paid for the shares, if necessary after appointment of experts.

Election of Directors; Terms of Directors

VistaPrint Limited. VistaPrint Limited’s bye-laws provide that the board will consist of no less than three nor more than seven directors or such number in excess thereof as the board of directors by resolution may from time to time determine. The board of directors currently has six directors. The VistaPrint Limited board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term.

With respect to the election of directors, each holder of common shares entitled to vote at the election has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected. VistaPrint Limited’s bye-laws do not provide for cumulative voting in the election of directors.

VistaPrint Limited’s bye-laws provide that directors may be elected at a general meeting by a majority of the votes cast by the shareholders present in person or by proxy at the meeting.

Vistaprint N.V. As of the completion of the Redomestication, we will have a two-tier board structure consisting of a management board and a supervisory board. The supervisory board is responsible for supervising the conduct of the management board and the general course of our business, as well as for providing advice to the management board. The management board is responsible for the day-to-day management of Vistaprint N.V.’s operations under the supervision of the supervisory board.

As of the completion of the Redomestication, Vistaprint N.V. will have five members of the supervisory board. The members of the supervisory board serve for a maximum of four-year terms. The initial terms of each of the members of the supervisory board expire at the annual general meeting for the years indicated:

Supervisory Board Member	Expiration of Term
John J. Gavin, Jr.	2009

George Overholser	2009

Louis Page	2010

Richard T. Riley	2010

Peter Gyenes	2011

Robert Keane, our chief executive officer and currently a director and Chairman of the Board of VistaPrint Limited, will serve as a member of the management board of Vistaprint N.V., and accordingly is not permitted under Dutch law to serve as a member of the supervisory board.

Pursuant to Vistaprint N.V.’s articles of association, if the supervisory board makes a binding nomination for the appointment of members of the supervisory board or the management board, the shareholders may only set aside such nomination by a vote of at least two-thirds of the votes cast at the meeting representing more than half of the share capital.

Under the Dutch Code, supervisory board members may at any time, with or without cause and with immediate effect, resign from office.

As of the completion of the Redomestication, each of Robert Keane, our President and Chief Executive Officer; Janet Holian, President of VistaPrint Europe;

Wendy Cebula, President of VistaPrint North America; and Michael Giannetto, our Executive Vice President and Chief Financial Officer, will be appointed as members of the management board of Vistaprint N.V.

Vacancies on Board of Directors

VistaPrint Limited. VistaPrint Limited’s bye-laws provide that a vacancy or a newly created directorship not filled by the members in general meeting may be filled by the decision of a majority of the remaining directors.

Vistaprint N.V. Vistaprint N.V.’s articles of association provide that a vacancy or a newly created seat on the supervisory board or management board as proposed by Vistaprint N.V.’s supervisory board may only be filled upon approval by shareholders at a general meeting.

Removal of Directors

VistaPrint Limited. VistaPrint Limited’s bye-laws do not provide for the ability of shareholders to remove a director prior to the expiry of his term in office, unless such office is vacated upon the happening of certain events as set out in the bye-laws.

Vistaprint N.V. Under Dutch law, members of the supervisory board and management board may at any time, with or without cause, be removed from office by resolution approved by a majority vote of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of Dutch law and Vistaprint N.V.’s articles of association. Vistaprint N.V.’s articles of association provide that a decision of the shareholders at a general meeting to remove a member of the management board or supervisory board, if not proposed by the supervisory board, requires the vote of shareholders holding at least two-thirds of the votes cast, representing more than half of the share capital.

Duties of the Board of Directors

VistaPrint Limited. Bermuda law does not impose an all-embracing code of conduct on directors. Many of the duties and obligations of a director are statutory, while others are found only in common law. The Companies Act requires a director, in the exercise of his powers and in the discharge of his duties to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, at common law a director owes two types of duty to the company: fiduciary duties and a duty of skill and care. The fiduciary duties include a duty to act in good faith, a duty to exercise powers for a proper purpose, a duty not	Vistaprint N.V. Dutch law does not impose an all-embracing code of conduct on management board and supervisory board members. The duties and obligations of a management board and a supervisory board member are statutory in nature. Each supervisory board member has a duty to the company to properly perform the duties assigned to such member. Furthermore, each management board and supervisory board member has a duty to act in the corporate interest of the company and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of

to put himself in a position where he has a conflict of interest and a duty not to profit from any opportunities that result from the directorship (unless the bye-laws provide otherwise). The duty of skill and care requires that a director exercise the skill that may reasonably be expected from a person of like knowledge and experience and display the reasonable care that an ordinary person would be expected to take in the same circumstances on his own behalf.	the company also applies in the event of a proposed sale or break-up of the company, whereby the circumstances generally dictate how such duty is to be applied. Any management board resolution regarding a significant change in the identity or character of the company requires shareholders’ approval.

Indemnification of Directors and Officers; Insurance

VistaPrint Limited. VistaPrint Limited’s bye-laws provide that VistaPrint Limited’s directors and officers will be indemnified against all actions, costs, charges, losses, damages and expenses which they incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or in their respective offices, provided that this indemnity does not extend to any matter in respect of any fraud or dishonesty which may attach to any of such persons. The bye-laws also provide that, subject to the Companies Act, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to the bye-laws will be paid by VistaPrint Limited in advance of the final disposition of such action if the indemnified party undertakes to repay such amount in the event it is ultimately determined that the indemnified party was not entitled to be indemnified.

Under the Companies Act, any indemnification of a director or officer against liability for his fraud or dishonesty shall be void.

Under VistaPrint Limited’s bye-laws, each shareholder waives any claim, whether on his behalf or on behalf of VistaPrint Limited, against any director or officer for any action taken by the director or officer, or the failure of the director or officer to take any action in the performance of his duties, provided that this waiver does not extend to any matter involving any fraud or dishonesty on the part of the director or officer.

The indemnification provided for in the bye-laws is not exclusive of other rights to which a director or officer may be entitled, including rights provided pursuant to the bye-laws, any agreement, any insurance purchased by VistaPrint Limited, vote of shareholders, or otherwise, provided that indemnification does not extend to fraud and dishonesty.

Each of our executive officers, but none of our non-employee directors, were party to an indemnification agreement with VistaPrint Limited.

Vistaprint N.V. Vistaprint N.V.’s articles of association provide that the members of the supervisory board and management board will be indemnified against any and all liabilities, including all expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and other financial losses, actually and reasonably incurred by him as a member of the supervisory board or the management board in respect of any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or any action, suit or proceeding in order to obtain information, other than an action, suit or proceeding instituted by or on behalf of Vistaprint N.V., if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Vistaprint N.V.; provided that such member has not been adjudged in a final and non-appealable judgment by a Dutch judge to be liable for gross negligence or willful misconduct, subject to various exceptions. The termination of any action, suit or proceeding by a judgment, order, settlement, conviction, or the failure to put up a defense or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably could believe to be in or not opposed to the best interests of Vistaprint N.V.

The indemnification provided for in the articles of association is not exclusive of other rights to which a member of the supervisory board or the management board may be entitled, including any insurance purchased by Vistaprint N.V. We expect that, following the Redomestication, each member of our management board and supervisory board will enter into an indemnification agreement with Vistaprint N.V.

Limitation on Director Liability

VistaPrint Limited. In addition to the indemnification discussed above under “—Indemnification of Directors and Officers; Insurance,” unless a director is fraudulent or dishonest, his liability for damages will be proportionate to the extent to which he caused or contributed to the loss, as determined by the court.	Vistaprint N.V. In addition to the indemnification discussed above under “—Indemnification of Directors and Officers; Insurance,” unless a director is fraudulent or dishonest, his liability for damages will be proportionate to the extent to which he caused or contributed to the loss, as determined by the court.

Directors’ Conflicts of Interest

VistaPrint Limited. As a matter of the common law applied in Bermuda, the director of a Bermuda company should seek to avoid placing himself in a position where there is a conflict, or a possible conflict, between the duties he owes to the company and either his personal interest or other duties that he owes to a third party. Pursuant to the Companies Act, if a director is interested in a material contract or a proposed material contract with the company or any of its subsidiaries, or has a material interest in any party to such a contract or proposed contract, he must declare the nature and extent of that interest to the other directors at the first opportunity. The duty to avoid conflicting interests extends to contracts with the company, the use of information or opportunities that come to him by virtue of his directorship and actions competing with the company.

A director shall be counted in the quorum and be at liberty to vote in respect of any contract or arrangement in which he is so interested, provided the nature of the interest of the director in any such contract or arrangement is disclosed by him as required by the Companies Act prior to any vote on the matter.

Vistaprint N.V. Under Dutch corporate governance rules, members of the management board and supervisory board may not take part in any vote on a subject or transaction in relation to which he or she has a conflict of interest with Vistaprint N.V. or any discussion on such matter.

However, under our articles of association, a member of the management board with a conflict of interest may continue to represent us without prejudice to the power of the general meeting to at any time designate one or more other persons for such purpose.

Shareholders’ Suits

VistaPrint Limited. Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for

Vistaprint N.V. Class actions and derivative suits are not available to shareholders under Dutch law. Shareholders or certain other interested parties may commence, subject to certain thresholds, an action with the Enterprise Chamber seeking an investigation into the affairs of a company. If the Enterprise Chamber deems it likely that there is a case of “mismanagement” it will order an investigation and may take preliminary measures in respect of the company, such as the dismissal of management board or supervisory board members, or the nullification of board resolutions, among others.

instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to a Bermuda court, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

If on the basis of the investigation, mismanagement is concluded by the Enterprise Chamber, the company may decide to bring a liability claim against individual members of the management board or supervisory board or of both.

If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the court has discretion to impose all costs the shareholder incurred in prosecuting the action on the company.

Shareholder Consent to Action Without Meeting

VistaPrint Limited. VistaPrint Limited’s bye-laws provide that shareholders may take action (other than the removal of auditors and directors) by written consent, provided that it obtains 100% shareholder consent.	Vistaprint N.V. Vistaprint N.V.’s articles of association do not allow for shareholders to adopt resolutions by written action.

Annual Meetings of Shareholders

VistaPrint Limited. Under VistaPrint Limited’s bye-laws, a general meeting of shareholders is required to be held at least annually. VistaPrint Limited’s bye-laws provide that at the annual meeting elections will be held for directors and such other business may be transacted as may properly be brought before such meeting. The annual meeting may be held anywhere.	Vistaprint N.V. Under Vistaprint N.V.’s articles of association, a general meeting of shareholders is required to be held at least annually. The annual general meeting will be held for the purpose of the consideration of the annual report, the adoption of the annual accounts and any other matters put forward by the supervisory board or management board in accordance with the articles of association. General meetings must be convened at one of six specified locations in the Netherlands (Amsterdam, Venlo, The Hague, Rotterdam, Haarlemmermeer or Baarlo) within six months after the end of our fiscal year.

Special Meetings of Shareholders

VistaPrint Limited. Under VistaPrint Limited’s bye-laws, a special general meeting of VistaPrint Limited may be called by the chairman or the board of directors, and at least 10 days notice in writing of such meeting is required, exclusive of the day of service and the day of the meeting.	Vistaprint N.V. Extraordinary general meetings of shareholders may be held as often as deemed necessary by the supervisory board or the management board. Pursuant to Dutch law, one or more shareholders representing at least 10% of the issued share capital may request the Dutch Courts to order that a general meeting be held.

Director Nominations; Proposals of Shareholders

VistaPrint Limited. VistaPrint Limited’s bye-laws provide that all shareholder nominations for nominees for election to the board of directors must be made following written notice to the Secretary of VistaPrint Limited accompanied by certain background and other information specified in the bye-laws. Written notice of a shareholder’s intention to make such nominations must be received by the Secretary at VistaPrint Limited’s principal executive offices or its registered office in Bermuda in connection with any annual general meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the proxy statement released to shareholders in connection with the immediately preceding annual general meeting.

In order for a shareholder to bring other business before a general meeting of shareholders, timely notice must be received by the Secretary of VistaPrint Limited by or on behalf of either shareholders representing not less than 1/20th of the total voting rights of all shareholders or not less than 100 shareholders. The notice must include a description of the proposed item and other specified matters as provided in the Companies Act. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in VistaPrint Limited’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities Exchange Commission relating to the exercise of discretionary voting authority. These time limits are separate from those which apply to the shareholder requisition rights under the Companies Act.

Vistaprint N.V. If the supervisory board fails to make use of its right to submit a binding nomination, the general meeting may select a nominee, and in such case, the appointment of a member of the supervisory board by the general meeting shall require a majority of at least two-thirds of the votes cast representing more than half of the company’s issued capital. The details of the nominees are included in the proxy statement submitted to the shareholders.

In addition, shareholders representing at least 1% of the issued share capital or the equivalent of at least €50 million in aggregate market value have the right to request the inclusion of items on the agenda of shareholder meetings, provided that such request is received by us no later than 60 days before the day the relevant shareholder meeting is held and such request is not contrary to a significant interest of ours.

Adjournment of Shareholder Meetings

VistaPrint Limited. VistaPrint Limited’s bye-laws provide that the chairman of any general meeting at which a quorum is present may, with the consent of a majority of the shareholders present and entitled to vote at the meeting (and shall if directed by such majority), adjourn the meeting. The chairman may also adjourn the meeting without such consent or direction if it appears to the chairman that:

•     it is likely to be impracticable to hold or continue that meeting because of the number of shareholders wishing to attend who are not present;

Vistaprint N.V. If a meeting is adjourned, a new meeting has to be convened with due observance to the requirements under the articles of association and Dutch law.

•      the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

•      an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each shareholder.

Voting Rights

VistaPrint Limited. Each VistaPrint Limited common share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders of record or by a duly appointed proxy, which proxy need not be a shareholder. Under Bermuda law, a company’s bye-laws can make provision for a specific majority in voting on a particular matter at shareholder meetings, but, in the absence of such a provision, the general rule is that any matter proposed for consideration by the meeting is decided by a simple majority of votes cast. There are, however, certain matters in respect of which the Companies Act provides that another specified majority is required. These include the following:

•	the re-registration of a limited liability company as an unlimited liability company must be approved by all shareholders;

•

the variation of the rights of a particular class of shares must be approved by the written consent of 75% of the issued shares of that class or by a resolution passed by a simple majority of votes cast at a separate general meeting of the holders of the shares of that class, at which meeting the quorum is two persons at least holding or representing one-third of the issued shares of that class (unless the bye-laws otherwise provide);

•

a scheme of arrangement or a compromise between a company and its shareholders requires the approval of a majority in number of shareholders present and voting either in person or by proxy at the meeting representing at least three-fourths in value of the shareholders present and voting either in person or by proxy at the meeting;

Vistaprint N.V. The management board may decide that shareholders are entitled to participate in, to address and to vote in the general meeting by way of an electronic means of communication, in person or by proxy, provided the shareholder may by the electronic means of communication be identified, directly take notice of the discussion in the meeting and participate in the deliberations. The management board may adopt a resolution containing conditions for the use of electronic means of communication in writing. If the management board has adopted such regulations, they will be disclosed with the notice of the meeting as provided to shareholders.

Each share is entitled to one vote. Voting rights may be exercised by shareholders registered in Vistaprint N.V.’s share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Vistaprint N.V.’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.

Treasury shares, whether owned by Vistaprint N.V. or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

Under our articles of association, shareholders of at least one-third of the outstanding shares must be represented at a meeting to constitute a quorum. Resolutions of the general meeting of shareholders are adopted by a simple majority, except where Dutch law or our articles of association provide for a special majority.

•	the removal of a company’s auditor requires the approval of at least two-thirds of the votes cast; and

•

a loan by a company to one of its directors or to a director of its own holding company, or a guarantee or security in connection with such a loan, requires the approval of at least 90% of the total voting rights of all shareholders.

Matters requiring a majority of at least two-thirds of the votes cast, representing more than 50% of our issued share capital include, among others:

•	a resolution to cancel a binding nomination for the appointment of members of the management board and supervisory board; and

•	a resolution to dismiss or suspend members of the management board or supervisory board.

Matters requiring a majority of at least two-thirds of the votes cast, if less than 50% of our issued share capital is represented include, among others:

•	a resolution of the general meeting of shareholders regarding restricting and excluding pre-emptive rights, or decisions to designate the management board as the body authorized to exclude or restrict pre-emptive rights;

•	a resolution of the general meeting of shareholders to reduce our outstanding share capital; and

•	a resolution of the general meeting of shareholders to have us merge or demerge.

Amendment of Governing Documents

VistaPrint Limited. Our bye-laws may be amended by a resolution of the board of directors, subject to the approval by the requisite vote of our shareholders, which generally consists of a majority of votes cast. With respect to amendments relating to the appointment and removal of directors and our classified board, approval of an amalgamation or continuation of the company or the provisions authorizing amendments to the bye-laws, if approved by less than a majority of the directors then in office and eligible to vote thereon, the approval of shareholders holding at least 80% of the issued shares entitled to vote at a general meeting would be required to effect such amendments.

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given.

Vistaprint N.V. Only upon proposal of the management board, which proposal requires the approval of the supervisory board, the articles of association may be amended by a resolution of the general meeting of shareholders to be taken by a simple majority.

Under Bermuda law, the holders of an aggregate of no less than 20% in par value of a company’s issued share capital or any class of issued share capital have the right to apply to the Bermuda Supreme Court for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Supreme Court. An application for the annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of the persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No such application may be made by persons voting in favor of the amendment.

Quorum Requirements

VistaPrint Limited. Two or more shareholders present in person or by proxy, and entitled to vote at the beginning of the meeting and representing more than a majority of the total issued voting shares throughout the meeting constitutes a quorum. At any meeting duly called, a majority in number of those present at the meeting may direct the chairman to adjourn the meeting if a quorum is present, and if not present, the meeting shall be adjourned.

Vistaprint N.V. Under our articles of association, shareholders of at least one-third of the outstanding shares must be represented, in person or by proxy, at a meeting to constitute a quorum.

Inspection of Books and Records; Special Investigation

VistaPrint Limited. Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association and registered charges. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting (unless waived as provided in the Companies Act). The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of

Vistaprint N.V. Under Dutch law, unless a significant interest of the company dictates otherwise, the management board and supervisory board are required to provide all information requested by the shareholders meeting, but not to individual shareholders. Our shareholders’ register is available for inspection by the shareholders, although such inspection right does not apply to the part of our shareholders’ register that is kept in the United States pursuant to U.S. listing requirements.

members is required to be open for inspection for not less than two hours in any business day, subject to the ability of a company to close the register of members for not more than thirty days in a year. A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Transfer and Registration of Shares

VistaPrint Limited. Under VistaPrint Limited’s bye-laws, the board may in its absolute discretion refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless:

•	the instrument of transfer is duly stamped (if

required by law) and lodged with VistaPrint Limited, at such place as the board of directors shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of share,

•	the instrument of transfer is in favor of less than five persons jointly; and

•

it is satisfied that all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

If the board refuses to register a transfer of any share, the Secretary shall, within three months after the date on which the transfer was lodged with VistaPrint Limited, send to the transferor and transferee notice of the refusal. VistaPrint Limited’s bye-laws also expressly provide for the issuance of fractional shares.

Vistaprint N.V. Following completion of the Redomestication, our ordinary shares will be listed for trading in the form of registered shares on NASDAQ Global Select Market and may be transferred on such market. The transfer of shares not held in “street name,” requires a deed of transfer.

The transfer of outstanding preferred shares is restricted under the articles of association and any transfer requires the approval of our management board.

Rights upon Liquidation

VistaPrint Limited. VistaPrint Limited’s duration is unlimited. In the event of VistaPrint Limited’s liquidation, dissolution or winding up, the holders of its common shares are entitled to share equally and ratably in VistaPrint Limited’s assets, if any, remaining after the payment of all of VistaPrint Limited’s debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares. No preference shares have been established as of the date of this proxy statement.

Vistaprint N.V. Vistaprint N.V.’s duration is unlimited. In the event of Vistaprint N.V.’s liquidation, dissolution or winding up, the assets remaining after payment of all debts and liquidation expenses are to be distributed first to the holders of the outstanding preferred shares in the amount provided for in the articles of association and the remaining balance shall be distributed to holders of the ordinary shares in proportion to their nominal possession of such shares.

The articles of association provide that the holders of preferred shares are entitled to receive, in connection with any dissolution or liquidation, the nominal amount paid by such holder for the preferred shares, plus any unpaid dividends payable pursuant to the articles of association.

Enforcement of Civil Liabilities Against Foreign Persons

VistaPrint Limited. The rights of shareholders of a Bermuda company are governed by Bermuda law and the company’s memorandum of association and bye-laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against a Bermuda company’s directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against a Bermuda company’s directors or officers under the securities laws of other jurisdictions.

Vistaprint N.V. It is not clear whether a Dutch court would impose civil liability on Vistaprint N.V. or members of our management or supervisory board in an original action based solely upon the securities laws of foreign jurisdictions brought in a court of competent jurisdiction in the Netherlands. Dutch law, furthermore, does not recognize a shareholder’s right to bring a derivative action on behalf of a company.

There is no treaty on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Netherlands, and courts in the Netherlands will not automatically recognize and enforce a final judgment rendered by a U.S. court. In order to obtain a judgment enforceable in the Netherlands, claimants must litigate the relevant claim again before a Dutch court of competent jurisdiction. Under current practice, however, a Dutch court will recognize a final and conclusive judgment for the payment of money rendered by a U.S. court if the Dutch court finds that:

•	the jurisdiction of the United States court has been based on grounds that are internationally acceptable;

•	the final judgment results from proceedings compatible with Dutch concepts of due process; and

•	the final judgment does not contravene public policy of the Netherlands.

If the Dutch court recognizes the final judgment, that court generally will grant the same judgment without litigating again on the merits.

THE SHAREHOLDERS MEETING

We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our board of directors for use at the court-ordered special general meeting to consider the Scheme of Arrangement.

Time, Place and Date

The special meeting will be held at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda, beginning at 12:00 p.m. (noon), local time, on August 6, 2009.

Purpose of the Meeting

At the special meeting, VistaPrint Limited’s board of directors will ask the shareholders to vote to approve the share exchange transaction to be effected by the Scheme of Arrangement, attached as Annex B to the proxy statement, in connection with the Share Exchange Agreement, attached as Annex A to the proxy statement, between VistaPrint Limited and Vistaprint N.V., pursuant to which each holder of common shares of VistaPrint Limited issued and outstanding immediately before the transaction will transfer such common shares to Vistaprint N.V. solely in exchange for the same number of ordinary shares of Vistaprint N.V. As a result of the Scheme of Arrangement, VistaPrint Limited will become a direct, wholly-owned subsidiary of Vistaprint N.V.

In addition, the shareholders shall transact any other business as may properly come before the special meeting and any adjournments or postponements of the special meeting.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

Record Date; Voting Rights; Quorum; Vote Required for Approval

The board of directors has fixed the close of business on June 25, 2009 as the record date for the special meeting. Only holders of record of VistaPrint Limited common shares on the record date are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. You will not be the holder of record of shares that you hold in “street name.” Instead, your bank, broker or other nominee record holder will be the holder of record of such shares. On the record date, 42,801,554 VistaPrint Limited common shares were issued and entitled to be voted at the special meeting.

Each VistaPrint Limited common share entitles the holder to one vote on the proposal. Two persons or more present in person, or represented by proxy, and entitled to vote at the start of the special meeting representing more than a majority of the total issued and outstanding voting shares of VistaPrint Limited throughout the special meeting constitutes a quorum for the special meeting of shareholders under the bye-laws. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum at the special meeting.

Assuming the presence of a quorum at the special meeting, the Scheme of Arrangement must be approved by the affirmative vote of a majority in number of shareholders present and voting either in person or by proxy at the special meeting representing at least three-fourths in value of the shareholders present and voting either in person or by proxy at the special meeting.

No Appraisal Rights

Under Bermuda law, none of the shareholders of VistaPrint Limited has any right to an appraisal of the value of their shares or payment for them in connection with the Redomestication.

Proxies

A proxy card is being sent to each shareholder as of the record date for the shareholder meeting. If you are a record shareholder, you may authorize the persons named on the proxy card to vote your shares according to your instructions by completing, signing and returning your proxy card. You may also authorize the persons named on the proxy card to vote your shares via the Internet or telephonically by following the instructions set forth on the enclosed proxy card. Please have your proxy card available if you decide to appoint a proxy by the Internet or by telephone because the proxy card contains more detailed instructions. Proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern time on August 5, 2009. If you give your proxy by the Internet or telephone, please do not mail your proxy card. Shareholders who hold their shares through a bank, broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their bank, broker or other nominee.

If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card or appointed a proxy by telephone or on the Internet and have not clearly indicated your votes, your shares will be voted “FOR” the proposal. If any other matters properly come before the special meeting, the persons named in the proxy card or appointed by telephone or on the Internet will vote the shares represented by all properly executed and submitted proxies in accordance with their best judgment, unless authority to do so is withheld in the proxy.

You may abstain on the proposal by marking “ABSTAIN” on the proxy card.

If the shares you own are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of “non-discretionary” items, the shares that do not receive voting instructions will be treated as “broker non-votes.” The proposal at the special meeting is a non-discretionary item.

An abstention or broker non-vote on the proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will have no effect when determining whether the proposal has received the required approval of shareholders, but will be counted as present for purposes of determining whether there is a quorum at the special meeting.

You may revoke your proxy at any time prior to its exercise by:

•	signing and delivering another proxy with a later date to our Corporate Secretary at Canon’s Court, 22 Victoria Street, Hamilton, Bermuda;

•	submitting another proxy to vote with a later date over the Internet or by telephone;

•	giving our Secretary written notice before or at the special meeting that you want to revoke your proxy; or

•	voting in person at the special meeting.

Your attendance at the special meeting alone will not revoke your proxy.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

If you do not appoint a proxy and you do not vote at the special meeting, you will still be bound by the outcome of that meeting. You are therefore strongly urged to vote at the special meeting in person or by proxy.

The accompanying proxy is being solicited on behalf of our board of directors. We will bear the expenses of preparing, printing and mailing the proxy materials used in the solicitation. In addition to solicitation by mail, we will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and we will, upon request, reimburse those brokerage houses and custodians for their reasonable related expenses. We have retained The Altman Group for a fee of $6,500, plus expenses, to assist us in soliciting proxies from our shareholders and to verify certain records related to the solicitations. We or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxies without delay.

To grant your proxy for the special meeting, you must complete, sign, date and return to us your proxy card, or properly cast your vote by Internet or telephone.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our common shares as of April 30, 2009 by:

•	each shareholder we know to beneficially own more than 5% of our outstanding common shares;

•	each director;

•

Robert S. Keane, President and Chief Executive Officer; Wendy Cebula, President, VistaPrint North America; Harpreet Grewal, our former Executive Vice President and Chief Financial Officer; Janet Holian, President, VistaPrint Europe; and Anne Drapeau, our former Executive Vice President and Chief People Officer, who are our named executive officers; and

•	all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)	Percent of Common Shares Beneficially Owned(3)
5% Shareholders
Entities affiliated with Janus Capital Management LLC(4)	5,563,598	13.2
151 Detroit Street Denver, CO 80206
Entities affiliated with Ameriprise Financial, Inc.(5)	4,237,685	10.0
145 Ameriprise Financial Center Minneapolis, MN 55474
Entities affiliated with Wells Fargo & Company(6)	2,612,870	6.2
420 Montgomery Street San Francisco, CA 94163
Entities affiliated with AXA Financial, Inc.(7)	2,264,511	5.4
1290 Avenue of the Americas New York, NY 10104
Entities affiliated with William Blair & Company, L.L.C.(8)	2,161,693	5.1
222 W Adams Chicago, IL 60606
Executive Officers and Directors
Robert S. Keane(9)	3,214,602	7.4
Wendy Cebula(10)	163,656	*
Anne Drapeau(11)	—	—
Harpreet Grewal(12)	32,517	*
Janet Holian(13)	231,218	*
John J. Gavin, Jr.	17,983	*
Peter Gyenes	1,877	*
George Overholser	128,894	*
Louis Page(14)	319,033	*
Window to Wall Street 39 Cedar Hill Road Dover, MA 02030
Richard Riley	46,967	*
All executive officers and directors as a group (9 persons)(15)	4,170,783	9.5

*	Less than 1%

(1)	Unless otherwise indicated, the address of each director and executive officer listed is c/o VistaPrint USA, Incorporated, 95 Hayden Avenue, Lexington, MA 02421.

(2)	For each person or entity in the table above, the “Number of Common Shares Beneficially Owned” column may include common shares attributable to the person or entity because of that holder’s voting or investment power or other relationship. The number of common shares beneficially owned by each person or entity included in the table above is determined under rules promulgated by the Securities and Exchange Commission, or SEC. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of the date established for the purpose of determining ownership, including through the exercise of share options. The amounts reported in the table above include the following number of common shares issuable upon vesting of restricted share units and upon exercise of outstanding share options which may be exercised on or before 60 days after April 30, 2009: Mr. Keane, 1,094,546 shares; Ms. Cebula, 128,656 shares; Mr. Grewal, 25,935 shares; Ms. Holian, 196,656 shares; Mr. Gavin, 16,887 shares; Mr. Gyenes, 1,877 shares; Mr. Overholser, 45,871 shares; Mr. Page, 5,871 shares; Mr. Riley, 45,871 shares; and all executive officers and directors as a group, 1,587,788 shares. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)	The percentage ownership for each shareholder on April 30, 2009 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 42,278,758, the number of common shares outstanding on April 30, 2009, plus any shares issuable (including vested restricted share units and share options exercisable within 60 days after April 30, 2009 to the shareholder).

(4)	The number of shares reflected as beneficially owned by Janus Capital Management LLC is based upon information provided in a Schedule 13G/A filed by Janus Capital Management LLC with the SEC on February 17, 2009.

(5)	The number of shares reflected as beneficially owned by Ameriprise Financial, Inc. is based upon information provided in a Schedule 13G filed by Ameriprise Financial, Inc. with the SEC on February 12, 2009. Ameriprise Financial, Inc. reported that it has shared voting power with respect to 68,687 common shares.

(6)	The number of shares reflected as beneficially owned by Wells Fargo & Company is based upon information provided in a Schedule 13G filed by Wells Fargo & Company with the SEC on April 9, 2009.

(7)	The number of shares reflected as beneficially owned by AXA Financial, Inc. is based upon information provided in a Schedule 13G/A filed by AXA Financial, Inc. with the SEC on February 13, 2009.

(8)	The number of shares reflected as beneficially owned by William Blair & Company, L.L.C. is based upon information provided in a Schedule 13G/A filed by William Blair & Company, L.L.C. with the SEC on January 12, 2009.

(9)	Includes an aggregate of (i) 1,951,675 shares held by irrevocable family trusts and other entities established for the benefit of Mr. Keane and/or members of his immediate family, collectively referred to as the Trusts; (ii) 93,000 shares held jointly with Mr. Keane’s spouse; and (iii) 75,381 shares held by a charitable entity established by Mr. Keane and his spouse. Voting and investment power with respect to the common shares in the Trusts is held by trustees other than Mr. Keane or his spouse, who do not have such rights. Voting and investment power with respect to the shares held jointly by Mr. Keane and his spouse and by the charitable entity is shared by Mr. Keane and his spouse. Mr. Keane and his spouse disclaim beneficial ownership of the shares held by the Trusts except to the extent of his pecuniary interest therein. Mr. Keane and his spouse disclaim beneficial ownership of the shares held by the charitable entity.

(10)	Includes 9,000 shares held by a trust established by Ms. Cebula’s spouse. Ms. Cebula disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(11)	Ms. Drapeau resigned as Executive Vice President and Chief People Officer effective August 8, 2008.

(12)	Mr. Grewal resigned as Chief Financial Officer and departed from Vistaprint on September 2, 2008. The number of shares reflected as beneficially owned by Mr. Grewal is based upon information obtained through Company records.

(13)	Includes 10,062 shares held by trusts established by Ms. Holian’s spouse. Ms. Holian disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(14)	Includes 309,162 shares held by Window to Wall Street, Inc. and 4,000 shares held in custodial accounts for the benefit of Mr. Page’s minor children. Mr. Page is president of Window to Wall Street Inc. Mr. Page disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(15)	Shares held by directors and executive officers as a group exclude shares held by Ms. Drapeau, who resigned from Vistaprint on August 8, 2008, and by Mr. Grewal, who resigned from Vistaprint on September 2, 2008. Shares held by directors and executive officers as a group includes shares held by Michael Giannetto, our Executive Vice President and Chief Financial Officer.

MARKET PRICE AND DIVIDEND INFORMATION

Our common shares began trading under the symbol “VPRT” on the NASDAQ National Market on September 30, 2005. On July 1, 2006, our common shares were moved to trading on the NASDAQ Global Select Market. The following table sets forth, for the periods indicated, the high and low sale price per share of our common shares on The NASDAQ Global Select Market for the period from July 1, 2006 to June 25, 2009:

	High	Low
Fiscal 2007:
First Quarter	$27.09	$20.62
Second Quarter	$36.94	$24.56
Third Quarter	$43.30	$32.55
Fourth Quarter	$41.51	$35.31

Fiscal 2008:
First Quarter	$42.45	$29.60
Second Quarter	$48.60	$36.86
Third Quarter	$43.34	$27.34
Fourth Quarter	$38.68	$24.78

Fiscal 2009:
First Quarter	$38.56	$24.46
Second Quarter	$34.42	$11.75
Third Quarter	$29.00	$15.25
Fourth Quarter (through June 25, 2009)	$44.75	$27.15

As of June 25, 2009, there were approximately 38 holders of record of our common shares.

We have never paid or declared any cash dividends on our common shares and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all future earnings for use in the operation of our business or for repurchase of our shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of VistaPrint Limited appearing in VistaPrint Limited’s Annual Report on Form 10-K for the year ended June 30, 2008, as amended, and the effectiveness of VistaPrint Limited’s internal control over financial reporting as of June 30, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and are incorporated herein by reference.

LEGAL MATTERS

Certain Dutch corporate law matters will be passed upon for us by Stibbe N.V. Dutch tax matters will be passed upon for us by KPMG Meijburg & Co. KPMG LLP will pass upon certain U.S. federal income tax consequences of the Redomestication.

FUTURE SHAREHOLDER PROPOSALS

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2009 annual general meeting pursuant to Rule 14a-8 of the Exchange Act, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal intended for inclusion in the proxy statement for our 2009 Annual General Meeting of Shareholders at our registered offices in Hamilton, Bermuda as set forth below no later than June 12, 2009.

In addition, Bermuda law provides that shareholders who collectively hold at least 5% of the total voting rights of VistaPrint Limited’s outstanding common shares, or any group comprised of at least 100 or more registered shareholders, may require a proposal to be submitted to an annual general meeting of shareholders of VistaPrint Limited. Bermuda law generally requires that notice of such a proposal must be deposited at our registered office not less than six weeks before the date of the meeting.

In addition, if the Redomestication is completed, then pursuant to the terms of the articles of association of Vistaprint N.V. that would be in effect following the Redomestication, shareholders representing at least 1% of the issued share capital or the equivalent of at least €50 million in aggregate market value have the right to request the inclusion of proposals on the agenda of annual general shareholder meetings of Vistaprint N.V. The articles of association require that such proposals are received by Vistaprint N.V. no later than 60 days before the day the shareholder meeting of Vistaprint N.V. is held and that such proposal is not contrary to a significant interest of ours.

Any proposals, nominations or notices should be sent to:

Secretary, VistaPrint Limited

Canon’s Court

22 Victoria Street

Hamilton, HM 12

Bermuda

With a copy to:

General Counsel

VistaPrint USA, Incorporated

95 Hayden Avenue

Lexington, MA 02421

USA

HOUSEHOLDING

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: VistaPrint Limited, c/o VistaPrint USA, Incorporated, Attention: Investor Relations Department, 95 Hayden Avenue,

Lexington, MA 02421, 1-781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s web site at: http://www.sec.gov.

Our investor relations web site is located at http://ir.vistaprint.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.

SEC rules and regulations permit us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Some documents or information, such as the information provided under Items 2.02 or 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. The information incorporated by reference is considered to be part of this proxy statement. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the special meeting. The documents incorporated by reference are:

•	Our annual report on Form 10-K for the year ended June 30, 2008, as amended;

•	Our quarterly reports on Form 10-Q for the quarters ended September 30, 2008, December 31, 2008 and March 31, 2009; and

•	Our current reports on Form 8-K filed with the SEC on November 13, 2008, February 11, 2009 and April 30, 2009 (with respect to the disclosure under Item 8.01 only).

You can request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement by writing or calling: VistaPrint Limited, c/o VistaPrint USA, Incorporated, Attention: Investor Relations Department, 95 Hayden Avenue, Lexington, MA 02421, 1-781-652-6480.

We have not authorized anyone to give any information or make any representation about the Scheme of Arrangement or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

Annex A

SHARE EXCHANGE AGREEMENT

by and between

VISTAPRINT LIMITED

an exempted company incorporated under the laws of Bermuda

and

VISTAPRINT N.V.

a limited liability company organized under the laws of the Netherlands

Dated as of June 30, 2009

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made as of June 30, 2009 by and between VistaPrint Limited, an exempted company incorporated with limited liability under the laws of Bermuda (“VistaPrint Limited”), and Vistaprint N.V., a limited liability company organized under the laws of the Netherlands, and a direct, wholly-owned subsidiary of VistaPrint Limited (“Vistaprint N.V.”). Each of VistaPrint Limited and Vistaprint N.V. are referred to in this Agreement individually as a “party” and collectively as the “parties.”

PRELIMINARY STATEMENTS

A. The Board of Directors of VistaPrint Limited has determined that it is in the best interests of its shareholders to enter into a transaction (the “Share Exchange”) by way of a scheme of arrangement under Section 99 of the Companies Act 1981, as amended, of Bermuda (the “Companies Act”) in its present form at the date hereof or with or subject to any modifications, additions or conditions that are consented to by VistaPrint Limited and that the Supreme Court of Bermuda (the “Court”) may approve, impose or permit (the “Scheme”) whereby Vistaprint N.V. will become the parent holding company of VistaPrint Limited as a result of the exchange of all of the issued and outstanding common shares of par value US$0.001 of VistaPrint Limited (“VistaPrint Limited Common Shares”) for ordinary shares of €0.01 par value per share of Vistaprint N.V. (“Vistaprint N.V. Ordinary Shares”) upon the terms set forth in this Agreement or as otherwise required in the Scheme or under Dutch law. The Management Board and the Supervisory Board of Vistaprint N.V. have determined that the Share Exchange is in the best interest of the company and its business.

B. The Boards of Directors of VistaPrint Limited and the Management Board and the Supervisory Board of Vistaprint N.V. each have approved the Share Exchange upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding VistaPrint Limited Common Share will be exchanged for one Vistaprint N.V. Ordinary Share.

C. Approval of the Scheme requires the affirmative vote of a majority in number of the shareholders of VistaPrint Limited present and voting either in person or by proxy at the meeting, representing at least three fourths in value of the shareholders present and voting either in person or by proxy at the meeting.

D. The parties intend for the Share Exchange to qualify as a reorganization under Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder (the “Treasury Regulations”). In that connection, it is anticipated that VistaPrint Limited will elect for United States federal tax purposes to be disregarded as an entity separate from Vistaprint N.V. with effect as of the day after the date of the Share Exchange by filing an IRS Form 8832 with the Internal Revenue Service (the “U.S. Tax Election”).

E. The parties further intend for this Agreement together with the U.S. Tax Election to constitute a plan of reorganization within the meaning of Section 368 of the Code and the Treasury Regulations.

F. Capitalized terms in this Agreement have the meanings set forth herein.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.	SHARE EXCHANGE BY WAY OF SCHEME OF ARRANGEMENT

1.1.	EXCHANGE

In the Share Exchange, pursuant to the Scheme, and pursuant to and in accordance with applicable Dutch law, each VistaPrint Limited Common Share that is held in treasury by VistaPrint Limited shall be exchanged for one Vistaprint N.V. Ordinary Share and immediately thereafter each other issued and outstanding VistaPrint Limited Common Share shall be exchanged for one Vistaprint N.V. Ordinary Share by operation of law and Vistaprint N.V. will become the parent holding company of VistaPrint Limited in the manner and at the time described in Section 2.

1.2.	SCHEME OF ARRANGEMENT; EFFECTIVE TIME

As soon as practicable after the date hereof and in accordance with this Agreement, VistaPrint Limited will (i) file an Originating Summons to obtain Directions from the Court to convene a special general meeting of the holders of the VistaPrint Limited Common Shares (the “Special Meeting”), (ii) convene the Special Meeting to obtain the approval required under Section 99(2) of the Companies Act and, subject to such approval being obtained, (iii) file a petition and seek the sanction of the Court for the Share Exchange pursuant to Section 99 of the Companies Act and (iv) file such other documents as are required to be duly filed with the Court to effect the Share Exchange. As soon as practicable after the Scheme is effective and in accordance with the Scheme, the Court Order (as defined below) and this Agreement, VistaPrint Limited and Vistaprint N.V. will take any and all actions necessary to effect the Share Exchange. Vistaprint N.V. shall undertake to the Court that it shall issue, subject to the provisions of this Agreement, the Vistaprint N.V. Ordinary Shares in the manner and subject to the provisions of Section 2. As soon as practicable following the satisfaction or waiver (subject to applicable laws) of the conditions set forth in this Agreement, if this Agreement is not terminated prior thereto as provided in Section 4.1, VistaPrint Limited shall cause the order of the Court sanctioning the Share Exchange pursuant to Section 99 of the Companies Act (the “Court Order”) to be filed with the Registrar of Companies of Bermuda. The Scheme shall become effective as a matter of Bermuda law on the date and time at which an office copy of the Court Order shall have been delivered to the Registrar of Companies in Bermuda for registration (the “Effective Time”). The Share Exchange will take place at such time after the Effective Time as determined by the Board of Directors of VistaPrint Limited (the “Transaction Time”). The Transaction Time shall not be prior to the date and time at which the deeds of issue of shares effectuating the issuance of the Vistaprint N.V. Ordinary Shares in connection with the Scheme and the transfer of the shares in VistaPrint Limited to Vistaprint N.V. are duly executed.

2.	EXCHANGE AND ISSUANCE OF SHARES IN THE SHARE EXCHANGE

At the Transaction Time, pursuant to the Scheme and by operation of law, each VistaPrint Limited Common Share that is held in treasury by VistaPrint Limited shall be exchanged for one Vistaprint N.V. Ordinary Share, and immediately after the exchange of VistaPrint Limited Common Shares held in treasury for Vistaprint N.V. Ordinary Shares, pursuant to the Scheme and by operation of law, each other holder of VistaPrint Limited Common Shares issued and outstanding immediately prior to the Transaction Time shall receive one validly issued and fully paid Vistaprint N.V. Ordinary Share in exchange for each VistaPrint Limited Common Share held by such holder. As of the Transaction Time, the shareholders of VistaPrint Limited shall thereafter cease to have any rights with respect to such VistaPrint Limited Common Shares, except the right to receive, without interest, Vistaprint N.V. Ordinary Shares in accordance with this Section 2. The Vistaprint N.V. Ordinary Shares shall be issued in registered form and administered in uncertificated book-entry form.

As a result of the foregoing, VistaPrint Limited will become a wholly owned subsidiary of Vistaprint N.V.

3.	CONDITIONS PRECEDENT

3.1.	CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE SHARE EXCHANGE

The respective obligation of each party to effect the Share Exchange is subject to the satisfaction or waiver of the following conditions:

(a) The Scheme shall have been adopted and approved by the affirmative vote of a majority in number of shareholders of VistaPrint Limited present and voting either in person or by proxy on the Scheme representing at least three fourths in value of the shareholders present and voting either in person or by proxy on the Scheme.

(b) The definitive proxy statement of VistaPrint Limited on Schedule 14A relating to the meeting of the holders of VistaPrint Limited Common Shares at which the Scheme will be voted upon (the “Proxy Statement”) shall have been filed with the U.S. Securities and Exchange Commission.

(c) The order of the Court containing Directions to, among other things, convene the Special Meeting shall have been issued.

(d) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, domestic or foreign, which prohibits the consummation of the Share Exchange.

(e) The Scheme shall have been sanctioned by the Court and the Court Order shall have been filed with the Registrar of Companies of Bermuda.

(f) The deed of issue of shares effecting the issuance of Vistaprint N.V. Ordinary Shares in exchange for all shares of VistaPrint Limited held in treasury to be issued in connection with the Scheme shall have been duly executed.

(g) The deed of issue effecting the issuance of Vistaprint N.V. Ordinary Shares in exchange for the remaining outstanding Common Shares to be issued in connection with the Scheme shall have been duly executed.

(h) The Vistaprint N.V. Ordinary Shares to be issued in connection with the Share Exchange shall have been authorized for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

(i) VistaPrint Limited shall have received an opinion from KPMG LLP confirming that, as of the Transaction Time, the description of material U.S. federal income tax consequences of the Share Exchange, under “Material Tax Considerations—U.S. Federal Income Tax Considerations” in the Proxy Statement is accurate in all material respects (or such other matters as VistaPrint Limited may determine).

(j) VistaPrint Limited shall have received an opinion from KPMG Meijburg & Co. confirming that, as of the Transaction Time, the description of the matters discussed under “Material Tax Considerations—Dutch Tax Considerations” in the Proxy Statement is accurate in all material respects (or such other matters as VistaPrint Limited may determine).

4.	TERMINATION, AMENDMENT AND WAIVER

4.1.	TERMINATION

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of VistaPrint Limited or sanction of the Court of matters presented in connection with this Agreement, by action of the Board of Directors of VistaPrint Limited.

4.2.	EFFECT OF TERMINATION

In the event of termination of this Agreement as provided in Section 4.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of VistaPrint Limited or Vistaprint N.V.

4.3.	AMENDMENT

This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with this Agreement by the shareholders of VistaPrint Limited or sanction of such matters by the Court; provided, however, that after any such approval or sanction, there shall be made no amendment that by law requires further approval by such shareholders until such further approval has been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

4.4.	WAIVER

At any time prior to the Effective Time, a party may waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

5.	COVENANTS

5.1.	RULE 16B-3 APPROVAL

VistaPrint Limited and Vistaprint N.V. shall take all such steps as may be required to cause the transactions contemplated by Section 2 and any other dispositions of VistaPrint Limited equity securities (including derivative securities) or acquisitions of Vistaprint N.V. equity securities (including derivative securities) in connection with the Scheme by each individual who is a director or officer of VistaPrint Limited or Vistaprint N.V. to be exempt under Rule 16b-3 promulgated under the U.S. Securities Exchange Act of 1934, as amended.

5.2.	INDEMNIFICATION

(a) From and after the Transaction Time, VistaPrint Limited shall indemnify each person who is now, or has been at anytime prior to the Transaction Time, a director, officer, employee, agent or fiduciary of VistaPrint Limited (or any subsidiary thereof) and each person who served at the request of VistaPrint Limited as a director, officer, employee, agent or fiduciary of another company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise (each, an “Indemnitee”) if such Indemnitee is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, but not limited to, the investigation, defense, settlement or appeal thereof) (a “Proceeding”) and whether commenced, asserted or claimed before or after the Transaction Time, including a Proceeding brought by or in the right of VistaPrint Limited, by reason of the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of VistaPrint Limited or is or was serving at the request of VistaPrint Limited as a director, officer, employee, agent, or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise or by reason of anything done or not done by Indemnitee in any such capacity. All reasonable expenses incurred by Indemnitee (including attorneys’ fees, retainers and advances of disbursements required of Indemnitee) shall be paid by VistaPrint Limited in advance of the final disposition of any Proceeding at the request of Indemnitee as promptly as possible, and in any event within 20 days after the receipt by VistaPrint Limited of a statement or statements from Indemnitee requesting such advance or advances from time to time. Indemnitee’s entitlement to such expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the expenses incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such expenses by VistaPrint Limited as provided by this Agreement or otherwise. Notwithstanding the foregoing or anything else to the contrary, the indemnity provided in this Section 5.2 shall not indemnify the Indemnitee against, or exempt the Indemnitee from, any liability in respect of Indemnitee’s fraud or for any action or inaction for which indemnification is prohibited under Bermuda law.

(b) With respect to any such Proceeding: (i) VistaPrint Limited will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, VistaPrint Limited jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from VistaPrint Limited to Indemnitee of its election so to assume the defense thereof, VistaPrint Limited will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from VistaPrint Limited of its assumption of the defense thereof shall be at the expense of Indemnitee and not subject to indemnification hereunder unless: (i) the employment of counsel by Indemnitee has been authorized by VistaPrint Limited; (ii) in the reasonable opinion of counsel to Indemnitee there is or may be a conflict of interest between VistaPrint Limited and Indemnitee in the conduct of the defense of such Proceeding; or (iii) VistaPrint Limited shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel shall be at the expense of VistaPrint Limited. Neither VistaPrint Limited nor the Indemnitee shall settle any claim without the prior written consent of the other (which shall not be unreasonably withheld).

(c) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any Proceeding, in the organizational documents of VistaPrint Limited and similar organizational documents of its subsidiaries with respect to matters occurring through the Transaction Time, shall survive the Scheme and shall continue in full force and effect for a period of six years from the Transaction Time; provided, however, that all rights to indemnification in respect of any Proceeding pending or asserted within such period shall continue until the disposition or resolution of such Proceeding.

(d) The rights of Indemnitees hereunder shall be in addition to any other rights such Indemnitee may have under (i) the bye-laws of VistaPrint Limited, (ii) the articles of association or other organizational documents of Vistaprint N.V., (iii) similar organizational documents of VistaPrint Limited’s subsidiaries or the laws of its subsidiaries’ jurisdictions of organization, (iv) separate agreements (including indemnity agreements in existence on the date hereof or entered into in the future), (v) a vote of VistaPrint Limited’s shareholders, (vi) a vote of VistaPrint Limited’s Board of Directors, (vii) a vote of the VistaPrint Limited’s directors who are not a party to a Proceeding in respect of any Indemnitees, (viii) the laws of Bermuda or the Netherlands or (ix) otherwise. The provisions of this Section 5.2 shall survive the consummation of the Scheme and expressly are intended to benefit each Indemnitee.

(e) In the event VistaPrint Limited or any of its successors or assigns (i) amalgamates, consolidates with or merges into (or enters into any other business combination with), including by way of a scheme of arrangement or a share exchange, any other person and shall not be the continuing or surviving corporation or entity in such amalgamation, consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of VistaPrint Limited assume the obligations set forth in this Section 5.2.

5.3.	U.S. TAX ELECTION

VistaPrint Limited will elect for United States federal tax purposes to be disregarded as an entity separate from Vistaprint N.V. with effect as of the day after the date of the Share Exchange by filing an IRS Form 8832 with the Internal Revenue Service.

6.	GENERAL PROVISIONS

6.1.	ASSIGNMENT; BINDING EFFECT; BENEFIT

Subject to Section 5.2(e), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except for the provisions of Section 5.2 (which may be enforced by the beneficiaries thereof).

6.2.	ENTIRE AGREEMENT

This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

6.3.	GOVERNING LAW

Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Share Exchange or to matters arising under or in connection with this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A. without regard to its rules of conflict of laws.

6.4.	COUNTERPARTS

This Agreement may be executed by the parties hereto in separate counterparts, including facsimile or .pdf documents, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

6.5.	HEADINGS

Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

6.6.	SEVERABILITY

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

VISTAPRINT LIMITED an exempted company incorporated under the laws of Bermuda

By: /s/ Robert S. Keane
Name: Robert S. Keane
Title: President

VISTAPRINT N.V. a limited liability company organized under the laws of the Netherlands

By: /s/ Robert S. Keane
Name: Robert S. Keane
Title: Member of the Management Board

ANNEX B

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION (COMMERCIAL COURT)

2009: NO. 184

IN THE MATTER OF

VISTAPRINT LIMITED

and

IN THE MATTER OF SECTION 99 OF

THE COMPANIES ACT 1981

SCHEME OF ARRANGEMENT

between

VISTAPRINT LIMITED

and

THE SCHEME SHAREHOLDERS

(as hereinafter defined)

Contents

Page

1.	Part 1—Preliminary	B-3

2.	Part 2—The Scheme	B-6

3.	Part 3—General	B-7

PART 1—PRELIMINARY

A.	DEFINITIONS

In this Scheme of Arrangement, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

“Allowed Proceeding”	Any proceeding by a Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

“Assumption Agreement”	The Assumption Agreement made by and between the Company and Dutch Co dated as of June 30, 2009.

“Business Day”	Any day other than a day on which banks are required or permitted by law to be closed in USA, Bermuda or The Netherlands.

“Common Shares”	The common shares in the capital of the Company of par value $.001 per share.

“Companies Act”	The Companies Act 1981 (Bermuda).

“Company”	VistaPrint Limited, a Bermuda exempted limited liability company with registration number 32017.

“Conditions”	The conditions listed in clause 35.

“Court”	The Supreme Court of Bermuda.

“Court Meeting”	The meeting of the common shareholders of the Company to be held pursuant to the directions of the Court to consider the Scheme.

“Effective Date”	The date on which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration, at which time this Scheme shall become effective.

“Dutch Co”	Vistaprint N.V., a limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands with its registered office at Venlo and with a registered number of 14117527.

“Person”	Any individual, company, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust unincorporated organisation or government or any agency or political subdivision thereof or other entity.

“Proceeding”	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, re-entry, seizure, lien, enforcement of judgement, enforcement of any security or enforcement of any letters of credit.

“Prohibited Proceeding”	Any proceeding against the Company or Dutch Co or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

“Proxy Statement”	The Proxy Statement of the Company on Schedule 14A expected to be filed on or about June 30, 2009 with the U.S. Securities and Exchange Commission pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934 and in connection with the Scheme.

“Record Date”	The close of business (New York time) on June 25, 2009.

“Register of Members”	The branch register of the Company kept in accordance with Section 65 of the Companies Act by Computershare, the Company’s transfer agent.

“Registrar”	The Registrar of Companies of Bermuda.

“Scheme”	This scheme of arrangement in its present form or with or subject to any modification or addition or condition which the Court may approve or impose.

“Scheme Consideration”	One Dutch Co ordinary share to be issued and allotted by Dutch Co in consideration for each Scheme Share held immediately prior to the Transaction Time by a Scheme Shareholder.

“Scheme Shareholders”	The holders of Scheme Shares appearing on the Register of Members of the Company immediately prior to the Transaction Time.

“Scheme Shares”	All Common Shares of the Company in issue immediately prior to the Transaction Time other than the Common Shares held by the Company as treasury shares.

“Transaction Time”	4:01 p.m. Eastern Standard Time on the Effective Date or such other time as established in accordance with resolutions of the Board of Directors of the Company (provided that the Transaction Time shall not precede the time at which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration).

“Transfer Agent”	The transfer agent of the Company.

“$”	United States dollars, the lawful currency of the United States of America.

B.	Interpretation

1.	In this Scheme, unless the context otherwise requires or otherwise expressly provides:

1.1.	References to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

1.2.	References to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

1.3.	References to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and any agreement, deed or document executed pursuant thereto;

1.4.	The singular includes the plural and vice versa and words importing one gender shall include all genders;

1.5.	Headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

1.6.	To the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

Together with its affiliates, the Company maintains and sponsors a variety of equity compensation-related plans, and certain other plans, agreements, awards and arrangements, providing for the grant or award to its directors, officers and employees and other persons (collectively, the “Share Plans”) of (i) options, restricted shares or other rights to purchase or receive Common Shares or (ii) the right to receive benefits or other amounts by reference to Common Shares (each, an “Award”). The Share Plans are listed on Exhibit 1 to the Assumption Agreement. As described in more detail in the Assumption Agreement: (a) at the Transaction Time, the Share Plans, and other employee benefit and compensation plans and agreements of the Company or its affiliates as determined by the management of the Company in its sole discretion, shall be assumed and/or adopted by and become plans and agreements of Dutch Co (collectively, the “Assumed Plans”). In furtherance of the Scheme, Dutch Co shall assume the rights and obligations of the Company under the Assumed Plans; (b) to the extent any Stock Plan (whether or not an Assumed Plan) provides for the issuance, acquisition, holding or purchase of, or otherwise relates to or references, Common Shares, then, after the Transaction Time, such Stock Plan shall be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, ordinary shares of Dutch Co (or benefits or other amounts determined in accordance with the Share Plans), and such amendments deemed necessary or appropriate by the Company and Dutch Co to effect the Scheme and related transactions, including to facilitate the assignment to, and assumption and/or adoption by, Dutch Co of the Assumed Plans, or the other actions contemplated hereby with respect to any other Stock Plan, shall be adopted and entered into with respect to the Assumed Plans or such other Stock Plan; and (c) all outstanding Awards or any other benefits available which are based on Common Shares and which have been granted under the Share Plans (including, as applicable, any of the Common Shares exchanged pursuant to the Scheme) shall remain outstanding and, after the Transaction Time, pursuant to the terms thereof, be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, ordinary shares of Dutch Co. Each Award assumed by Dutch Co shall thereafter, pursuant to the terms thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Stock Plan and the applicable Award document or agreement issued thereunder, except that upon the exercise, issuance, holding, availability or vesting of such Awards, ordinary shares of Dutch Co shall be issuable or available, or benefits or other amounts determined, in lieu of Common Shares. For the avoidance of doubt, the number of ordinary shares of Dutch Co issuable or available upon the exercise or issuance of an Award immediately after the Transaction Time and, if applicable, the exercise price of each such Award, shall be the same number of shares and the exercise price as in effect immediately prior to the Transaction Time.

C.	The Company

2.	The Company was incorporated on 18 April 2002 in Bermuda under the Companies Act 1981 of Bermuda (under the name VistaPrint Limited) with an authorized share capital of $12,000.00 divided into 12,000,000 shares, par value $.001 per share, and as of the Record Date had an authorized share capital of $500,500.00 divided into common shares, par value U.S. $.001 per share, of which 44,667,593 shares had been issued (of which 1,866,039 shares were held as treasury shares).

3.	The Common Shares are listed on the NASDAQ Global Select Market under the ticker symbol “VPRT”.

D.	The Purpose of the Scheme

4.

The purpose of this Scheme is to effect, by operation of law, the transfer of each issued Scheme Share and the issuance, in consideration thereof, of one issued, fully paid and non-assessable (which for the purposes of this Scheme shall mean, and subject to any contrary provision in any agreement in writing between Dutch Co and the holder of ordinary shares, that no shareholder shall be obliged to contribute further amounts to the capital of Dutch Co, either in order to complete payment for their ordinary shares, to satisfy claims of creditors of Dutch Co, or otherwise; and no shareholder shall be bound by an alteration of the constitution of Dutch Co after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional ordinary shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, Dutch Co) Dutch Co ordinary share. The Scheme and the transfer and issuance of shares will be effected in consecutive stages.

5.	First, Dutch Co has already been formed as a subsidiary of the Company.

6.	Second, at the Transaction Time 1,866,039 common shares of the Company as are currently held in treasury, will be transferred to Dutch Co, in consideration for which, Dutch Co will issue 1,866,039 ordinary shares to the Company.

7.	Third, immediately following the share exchange outlined in 6 above, each Scheme Share shall be transferred to Dutch Co.

8.	Fourth, Dutch Co will issue and allot to each Scheme Shareholder who previously held a Scheme Share, or any fraction thereof, one new fully paid and non-assessable Dutch Co ordinary share as consideration for each Scheme Share, or any fraction thereof previously held by such Scheme Shareholder.

9.	After the Scheme is carried out, the Company will be a direct wholly-owned subsidiary of Dutch Co and the Scheme Shareholders will be shareholders of Dutch Co. For the avoidance of doubt, after the Scheme is carried out, the Company will hold a number of ordinary shares in Dutch Co equal to the number of ordinary shares issued to the Company on the formation of Dutch Co and the ordinary shares issued to the Company in consideration for the transfer by the Company to Dutch Co of the common shares held in treasury prior to the Transaction Time.

10.	Dutch Co has agreed to appear at the hearing of the petition to sanction this Scheme and undertakes to be bound by its terms and issue and allot the new fully paid Dutch Co ordinary shares.

PART 2—THE SCHEME

Application and Effectiveness of the Scheme

11.	The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and be binding on all Scheme Shareholders.

Effect of this Scheme

12.	From the Effective Date all of the right, title and interest of the Scheme Shareholders in the Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in Part 2. At the Transaction Time, until the Scheme Shares have been transferred to Dutch Co, there shall be no further registration of transfers on the register of members or the branch register of members of the Company of the Common Shares which were issued and outstanding immediately prior to the Transaction Time.

Issuance of Shares and Consideration

13.	Firstly, at the Transaction Time, the following shall occur:

13.1	the Company will transfer 1,866,039 common shares as are currently held in treasury to Dutch Co;

13.2	in consideration for such shares, Dutch Co will issue 1,866,039 ordinary shares to the Company;

14.	Secondly, immediately after the exchange of shares set out in 13 above, the following shall occur:

14.1	each Scheme Share shall be transferred to Dutch Co.

14.2	in consideration for the transfer by the Scheme Shareholders of the Scheme Shares to Dutch Co, Dutch Co will issue and allot to each of the Scheme Shareholders, such number of new fully paid ordinary shares that is equal to the number of common shares of the Company that were in issue immediately prior to the Transaction Time.

PART 3—GENERAL

Identification of Shareholders Entitled to Notice of and to Vote at the Court Meeting

15.	The holders of Common Shares and the number of Common Shares that they hold for the purposes of voting at the Court Meeting shall be determined as those recorded on the Register of Members as at the Record Date; provided, however, that the Company shall not be entitled to vote any Common Shares which it holds as treasury shares.

Rights of Scheme Shareholders

16.	From the Effective Date, each holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration. Upon the transfer of the Scheme Shares, the Register of Members shall be updated to reflect such transfer.

Effective Date, Transaction Time and Notification to Scheme Shareholders

17.	Subject to the provisions of clauses 24, 25 and 35 below, this Scheme shall become binding and effective at the time at which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration, but the transactions contemplated by the Scheme shall not occur until the Transaction Time and in the order designated above.

18.	Dutch Co shall give notification of this Scheme having become effective by issuing a press release and by furnishing or filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Stay of Prohibited Proceedings

19.	None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Date.

20.	A Scheme Shareholder may commence an Allowed Proceeding against the Company or Dutch Co after the Transaction Time provided that it has first given the Company or Dutch Co five Business Days’ prior notice in writing of its intention to do so.

Dividends

21.	All mandates and other instructions in force at the Effective Date in relation to the Scheme Shares (including elections for payment of dividends (if any)) shall, immediately after the Transaction Time, be deemed to be valid as effective mandates or instructions in respect of the ordinary shares of Dutch Co received in consideration of such Scheme Shares; provided, however, that nothing in this Scheme shall in any way affect the right (if any) of a shareholder of the Company to receive any dividend that has not been paid prior to the Transaction Time.

22.	The Company shall pay in full all costs, charges, expenses and disbursements reasonably incurred by the Company in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Court Meeting and the costs of obtaining the sanction of the Court and the costs of placing the notices required by this Scheme.

Existing Instruments of Transfer and Certificates

23.	As from the Transaction Time, all instruments of transfer and certificates validly existing at the Transaction Time in respect of a transfer or holding of any Scheme Shares shall cease to have effect as documents or evidence of transfer or title and every holder thereof shall be bound on the request of the Company to deliver up to the Company the certificates(s) in respect of its, his or her entire holding of Scheme Shares.

Amendment, Termination or Delay

24.	Subject to U.S. securities law constraints, this Scheme may be amended, modified or supplemented at any time before or after its adoption by the shareholders of the Company at the Court Meeting. However, after adoption, no amendment, modification or supplement may be made or effected that legally requires further approval by shareholders of the Company without obtaining that approval. At the Court hearing to sanction this Scheme, the Court may impose such conditions as it deems appropriate in relation to this Scheme but may not impose any material changes without the joint consent of the Company and Dutch Co. The Company may, subject to U.S. securities law constraints, consent to any modification of this Scheme on behalf of the shareholders which the Court may think fit to approve or impose.

25.	The Company may terminate this Scheme, or delay the effectiveness of this Scheme, at any time prior to its effectiveness without obtaining the approval of the shareholders of the Company, even though the Scheme may have been approved at the Court Meeting and sanctioned by the Court and all other Conditions may have been satisfied.

Notice

26.	Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses 18 and 31 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by post; to

26.1.	in the case of the Company to: Canon’s Court, 22 Victoria Street, Hamilton, HM, 12, Bermuda, Attention: Secretary;

26.2.	in the case of any Scheme Shareholder, its last known address according to the Company;

26.3.	in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last known address according to the Company, or by fax to its last known fax number according to the Company.

27.	Any notice or other written communication to be given under this Scheme shall be deemed to have been served in as provided in Bye-Laws 134 and 135 of the Company’s Bye-Laws.

28.	In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

29.	Save in the case of the notice, written communications or documents required to be filed pursuant to clause 18, the accidental omission to send any notice, written communication or other document in accordance with clauses 26 to 27 above or the non-receipt of any such notice by the Scheme Shareholder, shall not affect the provisions of this Scheme.

30.	The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to the Scheme Shareholder which shall be posted at the risk of the Scheme Shareholder.

31.	Any notice or other written communication that is required to be given to all or substantially all the Scheme Shareholders may (but is not required to) be made by furnishing or filing a Current Report on Form 8-K with the US Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

Exercise of Discretion

32.	When under any provision of this Scheme a matter is to be determined by the Company, then it will have discretion to interpret such matter under the Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Governing Law and Jurisdiction

33.	At and with effect from the Effective Date, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of Bermuda and the Scheme Shareholders hereby agree that the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the Supreme Court of Bermuda, provided however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction between the Company and the Scheme Shareholders, whether contained in any contract or otherwise.

34.	The terms of this Scheme and the obligations imposed on the Company hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Pre-Conditions to the Scheme, the Effective Date and the Transaction Time

35.	The effectiveness of this Scheme and the occurrence of the Effective Date and the Transaction Time are each conditional upon the satisfaction or, if allowed by law, waiver of each of the following conditions:

35.1.	The Scheme is approved by the requisite vote of shareholders of the Company;

35.2.	The Scheme is sanctioned by the Court;

35.3.	There is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Scheme or related transactions;

35.4.	The ordinary shares of Dutch Co to be issued to Scheme Shareholders are authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance;

35.5.	The capital increase covering the Consideration Shares is effective;

35.6	All consents and governmental authorizations that are necessary, desirable, or appropriate in connection with the Scheme and related transactions, are obtained on terms acceptable to the Company and are in full force and effect;

35.7.	The Company receives an opinion from KPMG LLP, in form and substance reasonably satisfactory to it, confirming that, as of the Transaction Time, the description of the federal income tax consequences of the Transaction under “Material Tax Considerations – U.S. Federal Income Tax Considerations” in the Proxy Statement is accurate in all material respects; and

35.8.	The Company receives an opinion from KPMG Meijburg & Co., in form and substance reasonably satisfactory to it, confirming that, as of the Transaction Time, the description of the matters discussed under the section of the Proxy Statement entitled “Material Tax Considerations – Dutch Tax Considerations” is accurate in all material respects.

Expiry of the Scheme

36.	Unless the Effective Date shall have occurred on or before 30 September 2009 or such later date, if any, as the Company may agree and the Court may allow, this Scheme shall lapse.

Annex C

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

(COMMERCIAL COURT)

2009: NO. 184

IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

AND IN THE MATTER OF VISTAPRINT LIMITED

ORDER FOR DIRECTIONS

UPON READING the Originating Summons filed herein

AND UPON HEARING Counsel for VistaPrint Limited (the “Company”)

AND UPON READING the First Affidavit of Michael Giannetto, the Executive Vice President and Chief Financial Officer of the Company, made on 23 June, 2009 and the exhibit thereto

IT IS HEREBY ORDERED as follows:

1. The Company do convene a meeting of the common shareholders of the Company as at the Record Date, (the “VistaPrint Scheme Meeting”) to be held at 12:00 p.m. (noon), local time, on August 6, 2009, at the offices of Appleby, located at Canon’s Court, 22 Victoria Street, Hamilton, Bermuda, or at such other time and date within three months from the date of the Order as may be determined pursuant to resolutions of the board of directors of the Company, for the purpose of considering and if thought fit approving (with or without modification) the scheme of arrangement (“the VistaPrint Scheme”).

2. This Honourable Court appoints Robert Keane, being Chairman of the Board of Directors and Chief Executive Officer of VistaPrint Limited, or failing him Michael Giannetto, being the Chief Financial Officer of VistaPrint Limited, or failing him, any other director or executive officer of VistaPrint Limited to act as Chairman of the VistaPrint Scheme Meeting.

3. The Petition seeking the sanction of this Honourable Court of the VistaPrint Scheme be set down to be heard on 14 August, 2009 at 11:00 a.m.

AND IT IS DIRECTED that:

4. At least 21 days before the day appointed for the VistaPrint Scheme Meeting a Notice convening the VistaPrint Scheme Meeting and advertising the date of the hearing of the Petition in the form or substantially in the form of the notice produced to the Court be inserted once each in The Royal Gazette or The Bermuda Sun and the US and international editions of The Wall Street Journal.

5. At least 27 days before the day appointed for the VistaPrint Scheme Meeting a Notice convening the same and enclosing:

a. a copy of the VistaPrint Scheme and a copy of the Proxy Statement as is required to be furnished pursuant to section 100 of the Companies Act 1981, in the form or substantially in the form of the document produced to the Court; and

b. a form of proxy for use at the VistaPrint Scheme Meeting in the form or substantially in the form produced to the Court,

(1) be sent by hand, courier or pre-paid post (or by air mail, as appropriate) addressed to each of the shareholders holding such shares at the address shown on the Register of Members of the Company as at the Record Date, and (2) be available at the registered office of the Company, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda, and by filing the Proxy Statement on Schedule 14A with the United States Securities and Exchange Commission provided that (i) the accidental omission to serve any shareholder with notice of the VistaPrint Scheme Meeting, or the non-receipt by any shareholder of notice of the VistaPrint Scheme Meeting, shall not invalidate the proceedings at the VistaPrint Scheme Meeting and (ii) notwithstanding any of the foregoing it shall be sufficient to prove that, in the case of delivery by courier, such documents delivered to a courier and in envelopes addressed to the person or persons concerned at their said addresses respectively.

6. The Proxy Statement and all other documents filed or to be filed by the Company with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and at the Company’s website (www.vistaprint.com)

7. Two or more persons present in person or by proxy and entitled to vote representing the holders of more than a majority of the issued shares entitled to vote at the VistaPrint Scheme Meeting shall constitute a quorum for the conduct of business at the VistaPrint Scheme Meeting.

8. Any shareholder (other than the Company) will be able to vote any number of such shareholder’s shares “for” the VistaPrint Scheme, to vote any number of such shareholder’s shares “against” the VistaPrint Scheme, and to abstain from voting any number of such shareholder’s shares. In the cases of banks, brokers, and other nominees who hold shares in their name on behalf of others, the vote(s) (or abstention(s)) represent the instruction to the bank, broker or nominee from the underlying beneficiary(ies) or investor(s). If a shareholder elects to vote a portion of such shareholder’s shares in favor of the VistaPrint Scheme, and a portion against the VistaPrint Scheme, then, subject to any reasonable objections that may be raised, that shareholder would, for the purpose of the “majority in number” count, be counted as one shareholder “for” the VistaPrint Scheme (as to the number of such shareholder’s shares being voted “for” the VistaPrint Scheme), and one shareholder “against” the VistaPrint Scheme (as to the number of such shareholder’s shares being voted “against” the VistaPrint Scheme).

9. The form of proxy in the form or substantially in the form produced to the Court and the provisions to be made permitting shareholders to vote, including by mail, electronically or otherwise, be approved for use at the VistaPrint Scheme Meeting.

10. The Chairman of the VistaPrint Scheme Meeting (the “Chairman”) is to be entitled to accept the warranty on the said forms of proxy as to the authority of the signatory to cast the votes thereby cast without further investigation.

11. The Chairman is to be at liberty to accept a faxed or electronic copy of a form of proxy but may require production of the original if he considers this to be necessary or desirable for the purpose of verification.

12. The Company be at liberty to set a record date (the “Record Date”) for determining the holders of Scheme Shares (as defined in the VistaPrint Scheme) entitled to receive notice of, and to vote at, the VistaPrint Scheme Meeting, namely 25 June, 2009.

13. In the case of joint registered holders of Scheme Shares, the vote of either holder whether in person or by Proxy will be accepted with or without a corresponding vote of the other holder.

14. In the case of a shareholder which is a corporation, the shareholder may by written instrument authorize such person as it thinks fit to act as its representative at the VistaPrint Scheme Meeting and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it was an individual. The Chairman may accept such assurances as he thinks fit as to the right of any person to attend and vote at the VistaPrint Scheme Meeting on behalf of a shareholder who is a corporation.

15. The Chairman is to be at liberty to accept a form of proxy and the figure for which any shareholder seeks to vote, notwithstanding that the form of proxy has not been completed in accordance with the instructions contained therein, provided that the Chairman considers that the information contained therein is sufficient to establish the entitlement of the shareholder to vote. Should the form of proxy be returned duly signed but without a specific direction as to how the shareholder wishes to vote, the persons appointed as proxies are authorized to vote or abstain at the proxies’ discretion.

16. The Chairman is to be at liberty to appoint inspectors or scrutineers to count and tally the votes cast at the VistaPrint Scheme Meeting.

17. Within 7 days of the VistaPrint Scheme Meeting (and in any event no later than the date set for the hearing of the Petition herein) the said Chairman do report the result of the VistaPrint Scheme Meeting to the Court.

DATED this 25th day of June, 2009

/s/ Geoffrey R. Bell
Puisne Judge

Annex D

EXPECTED TIMETABLE

Description	Proposed Date
Record date for determining the VistaPrint Limited shareholders eligible to vote at the special meeting	June 25, 2009

Proxy statement and proxy mailed to VistaPrint Limited shareholders	On or about July 9, 2009

Latest time for submitting forms of proxy: via Internet or telephone	11:59 p.m. New York time on August 5, 2009

via proxy card	Must be received at any time prior to the commencement of the special meeting

Special meeting	12:00 p.m. (noon), local time on August 6, 2009

Court hearing to sanction the Scheme of Arrangement	August 14, 2009

Anticipated effective time of the Scheme of Arrangement	Within two to four weeks of receiving the sanction of the Supreme Court of Bermuda.

Anticipated Transaction Time	On or about August 31, 2009

D-1

Annex E

AMENDMENT TO THE ARTICLES OF ASSOCIATION     MM/4004434/10054737.ste

VISTAPRINT N.V.	12-05-2009

(informal translation)

Today,                      , appeared before me,                      Barbara Bier, civil-law notary in Amsterdam:

[•]

The appearing person declared:

•

that the company with limited liability (naamloze vennootschap) Vistaprint N.V., having its seat in Venlo, its address at Hudsonweg 8, 5928 LW Venlo, the Netherlands, filed at the Trade Register under number [•] (the ‘company’), was incorporated by deed executed on 5 June 2009 before B. Bier, civil-law notary in Amsterdam, in respect of which incorporation the Minister of Justice advised on 20 May 2009 under number N.V. 1552475 that no objections have become apparent;

•	that since then the articles of association of the company have not been amended;

•	that the shareholders’ meeting of the company has decided to integrally amend the articles of association of the company;

•	that furthermore, it was decided to authorize the appearing person to effect the amendment to the articles of association;

•	that such resolutions are evidenced by a written shareholders’ resolution, to be attached to this deed.

Subsequently, the appearing person declared to integrally amend the articles of association of the company, in pursuance of the referred resolutions, so the articles of association read as follows:

Definitions

Article 1.

The following definitions shall apply in these articles of association:

a.	general meeting: the body consisting of the shareholders entitled to vote and other persons entitled to vote as well as the meeting of shareholders and other persons entitled to attend meetings;

b.	subsidiary: has the meaning as referred to in article 2:24a Dutch Civil Code;

c.	group: has the meaning as referred to in article 2:24b Dutch Civil Code;

d.	group company: a legal entity or company with which the company is affiliated in a group;

e.	dependent company: has the meaning as referred to in article 2:152 Dutch Civil Code;

f.	persons with voting rights: holders of shares with voting rights as well as holders of a right of usufruct on shares with the right to vote and holders of a right of pledge with a right to vote;

g.	persons with meeting rights: persons with voting rights as well as shareholders who do not have the right to vote;

h.	Management Board: management board of the company;

i.	Supervisory Board: supervisory board of the company;

j.	written/in writing: with respect to the provision of these articles of association the requirement of being in writing shall also be complied with if the notification, announcement, statement, acknowledgement, decision-making, power of attorney, vote or request, have been laid down electronically.

Name and seat

Article 2.

1.	The name of the company is: Vistaprint N.V.

2.	The company has its seat in Venlo.

3.	The company may have branch offices and branch establishments in other jurisdictions.

Objects

Article 3.

The objects of the company are:

•

to participate in, to finance, to collaborate with, to conduct the management of companies and other enterprises and provide advice and other services, including in relation to the conduct of online commerce;

•	to acquire, use and/or assign industrial and intellectual property rights and real property;

•	to invest funds;

•

the borrowing, lending and raising funds, including the issuance of bonds, promissory notes or other securities or evidence of indebtedness as well as entering into agreements in connection with these activities

•

to provide security for the obligations of legal persons or of other companies with which the company is affiliated in a group or for the obligations of third parties, including by means of issuing guarantees and pledging collateral;

•	to undertake all that which is connected to the foregoing or in furtherance thereof, all in the broadest sense of the words.

Capital and shares

Article 4.

1.	The company’s authorized capital amounts to €2,400,000 and is divided into 120,000,000 ordinary shares and 120,000,000 preferred shares, each share with a par value of one euro cent (€0.01).

2.	Wherever the term ‘shares’ or ‘shareholders’ is used in the present articles of association this shall be construed to mean the classes of shares mentioned in paragraph 1 or the respective holders of those classes of shares, unless the contrary has been stated explicitly or appears from the context.

3.	All shares shall be registered shares.

The shares shall be numbered in such a manner that they can be distinguished from each other at any time.

4.	The company cannot cooperate with the issue of depositary receipts issued for shares in its own capital.

The issue of shares

Article 5.

1.	Shares shall be issued pursuant to a resolution of the general meeting, or pursuant to such resolution of the Management Board if designated thereto by the general meeting for a period not exceeding five years.

At the designation, the number and class of shares that may be issued by the Management Board should be determined.

The designation may be prolonged each time for a period not exceeding five years. Unless it has been determined differently at the designation, it cannot be revoked.

The resolution to issue shares contains the price and further terms of issue.

2.	The resolution of the general meeting to issue shares and the resolution to designate the Management Board can only be adopted pursuant to a proposal thereto by the Management Board which proposal has been approved by the Supervisory Board.

If the Management Board has been designated as authorized to resolve on the issue of shares, the resolution of the Management Board to issue shares is subject to the prior approval of the Supervisory Board.

3.	Within eight days after a resolution of the general meeting to issue shares or to designate the Management Board to issue shares, as referred to above, the Management Board shall deposit a complete text thereof at the Trade Register.

Within eight days after the end of each quarter of the year, the Management Board shall submit a statement of each issue of shares in that quarter of the year to the Trade Register, stating the class and number.

4.	If preferred shares are issued a general meeting will be convened to be held not later than twenty-four months after the day on which for the first time preferred shares were issued.

At that general meeting purchase or withdrawal of the preferred shares will be considered.

If the general meeting will not resolve to purchase or to withdraw the preferred shares, each twelve months after the latter general meeting, a general meeting will be convened and held at which meetings purchase or withdrawal of the preferred shares will be considered, such until no preferred shares will be outstanding.

The provisions above in this paragraph 4 will not apply to preferred shares issued pursuant to a resolution of the general meeting.

5.	The previous provisions of this article shall apply mutatis mutandis to granting rights to acquire shares, but do not apply to the issue of shares to a party exercising a previously obtained right to acquire shares.

6.	Issue of shares shall never be below par, without prejudice to the provisions of article 2:80 paragraph 2 Dutch Civil Code.

7.	Ordinary shares shall be issued against payment of at least the nominal value; preferred shares may be issued against partial payment, provided that at least one/fourth of the nominal value must be paid upon the issuance.

8.	Payment on shares must be made in cash to the extent that no other contribution has been agreed, subject to the provisions of article 2:80b Dutch Civil Code.

Payment in foreign currency may only be made with the permission of the company and also subject to the provisions of article 2:80a paragraph 3 Dutch Civil Code.

9.	The Management Board may at any desired time determine the day on which further payments on non-fully paid-up preferred shares must be made, and in what amount.

The Management Board shall give the holders of the preferred shares immediate notice of such resolution; there must be at least thirty days between that notification and the day on which the payment must have occurred.

10.	The Management Board is authorized, without any prior approval of the general meeting, to perform legal acts within the meaning of article 2:94 paragraph 1 Dutch Civil Code.

Pre-emptive rights

Article 6.

1.	Without prejudice to the applicable legal provisions, upon the issue of ordinary shares, each holder of ordinary shares has a pre-emptive right in proportion to the aggregate amount of ordinary shares held by him.

2.	Upon the issue of preferred shares, every holder of preferred shares has a pre-emptive right in proportion to the aggregate amount of preferred shares held by him.

3.	Holders of preferred shares have no pre-emptive right to ordinary shares to be issued. Holders of ordinary shares have no pre-emptive right to preferred shares to be issued.

4.	A shareholder shall have no pre-emptive right in respect of shares:

•	issued for a non-cash contribution;

•	issued to employees of the company or of a group company; and

•	that are issued to a party exercising a previously obtained right to acquire shares.

5.	The Management Board shall announce an issue with pre-emptive rights and the time frame within which the pre-emptive rights may be exercised in the Government Gazette (Staatscourant), in the official price list, and in a national daily distributed newspaper and in such other manner as may be required to comply with applicable stock exchange regulations, if any, unless the announcement to all holders of shares is made in writing and sent to the address stated by them.

6.	The pre-emptive right may be exercised at least two weeks after the day of the announcement in the Government Gazette or, if the announcement is made in writing, at least two weeks after the day of the mailing of the announcement.

7.	The pre-emptive right may be restricted or excluded by resolution of the general meeting or by the Management Board if designated thereto by the general meeting, for a period not exceeding five years, and also authorized to issue shares during that period.

Unless it has been determined otherwise at the designation, the right of the Management Board to restrict or to exclude the pre-emptive right cannot be revoked.

The designation may be renewed at any general meeting for a period not exceeding five years.

Unless the Management Board is designated to restrict or to exclude the pre-emptive right, a resolution to restrict or exclude the pre-emptive right will be passed on proposal of the Management Board.

A resolution by the general meeting or by the Management Board to restrict or exclude the pre-emptive right is subject to the prior approval of the Supervisory Board.

In the proposal in respect thereof, the reasons for the proposal shall be explained in writing.

8.	A resolution of the general meeting to restrict or exclude the pre-emptive right or to designate the Management Board as referred to in paragraph 7 requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the meeting.

Within eight days after said resolution, the Management Board shall deposit a complete text thereof at the Trade Register.

9.	In granting rights to acquire ordinary or preferred shares, the holders of ordinary shares or preferred shares, respectively, have a pre-emptive right; the above provisions of this article shall apply.

Own shares, right of pledge on own shares

Article 7.

1.	The company cannot subscribe for shares in its own capital.

2.	Any acquisition by the company of shares in its own capital that are not fully paid-up shall be null and void.

3.	In accordance with the provisions of article 2:98 Dutch Civil Code, the company may acquire fully paid-up shares in its own capital if:

a.	the shareholders’ equity less the acquisition price is not less than the sum of the paid in and called up part of its capital and the reserves that it is required to maintain by law;

b.	the nominal value of the shares to be acquired in its capital, which the company itself holds or holds in pledge, or which are held by a subsidiary is not more than half of the issued capital; and

c.	the acquisition is authorized by the general meeting.

The authorization shall be valid for a maximum of eighteen months.

The general meeting shall determine in the authorization the number and class of shares that may be acquired, how they may be acquired and the price range. The authorization is not required for the acquisition of shares on a stock market in order to transfer them to employees of the company or of a group company pursuant to a scheme applicable to such employees.

4.	For the purposes of subparagraph a of paragraph 3, the amount of the shareholders’ equity according to the last adopted balance sheet shall be reduced by the acquisition price of shares in the capital of the company, the amount of loans as described in article 2:98c paragraph 2 Dutch Civil Code and distributions to others from profits or reserves which may have become due by the company and its subsidiaries after the balance sheet date. If more than six months have elapsed since the commencement of the financial year, and no annual accounts have been adopted, then an acquisition in accordance with paragraph 3 above shall not be permitted.

5.	The company may only take its own shares in pledge in accordance with the applicable statutory provisions.

6.	The company is not entitled to any distributions from shares in its own capital.

In the calculation of the distribution of profits, the shares referred to in the previous sentence are not counted unless there is a right of usufruct or right of pledge on such shares, and if the pledgee is entitled to the distributions on the shares for the benefit of a party other than the company.

7.	At the general meeting no vote may be cast for shares held by the company or a subsidiary.

Usufructuaries of shares that belong to the company or a subsidiary are, however, not excluded from exercising their right to vote if the right of usufruct was created before the share belonged to the company or a subsidiary.

The company or a subsidiary cannot cast a vote for a share on which it has a right of usufruct.

In determining the extent to which the shareholders vote, are present or represented, or the extent to which the share capital is provided or represented, the shares on which, by law, no vote may be cast shall not be taken into account.

8.	A subsidiary may not subscribe shares in the capital of the company for its own account or have such shares issued to it.

9.	The preceding paragraphs shall not apply to shares which the company acquires

•	for no consideration; or

•	by universal succession of title (verkrijging onder algemene titel).

10.	The term ‘shares’ as used in this article shall include depositary receipts issued for shares.

Article 8.

1.	The company may not provide collateral, guarantee the price, otherwise guarantee or bind itself jointly or severally with or for third parties, for the purpose of the subscription or acquisition by third parties of shares in its capital.

This prohibition shall also extend to any subsidiaries.

2.	The company and its subsidiaries may not provide loans for the purpose of the subscription or acquisition by third parties of shares in the capital of the company, unless the Management Board resolves to do so and the requirements described in article 2:98 Dutch Civil Code are met.

3.	Paragraphs 1 and 2 shall not apply if shares or depositary receipts of shares are subscribed or acquired by or for employees of the company or a group company.

Reduction of capital

Article 9.

1.	The general meeting may decide to reduce the issued capital upon proposal by the Management Board, which has been approved by the Supervisory Board and subject to the provisions of article 2:99 Dutch Civil Code, by cancellation of shares or by reducing the amount of the shares by amendment of these articles of association.

This resolution must designate the shares to which the resolution pertains and must provide for the implementation of the resolution.

A resolution for cancellation of shares may only relate to:

•	shares held by the company itself or of which it holds the depositary receipts;

•

preferred shares with repayment of the nominal amount paid on the preferred shares, increased by (i) any deficit in the payment of dividend as referred to in article 21 paragraph 2 and (ii) an amount equal to the percentage referred to in article 21 paragraph 2 on the compulsory amount paid on the preferred shares, calculated over the period starting on the first day of the last full financial year prior to the cancellation and ending on the day of the payment on preferred shares as referred to in this article, with due observance of the fact that any and all dividends and/or other distributions paid on the preferred shares relating to such period shall be deducted from the payment as referred to in this subparagraph.

2.	Partial repayment on shares or discharge of the obligation to pay, as referred to in article 2:99 Dutch Civil Code, may also be effected exclusively with respect to a separate class of shares.

A partial repayment or discharge must be effected in proportion to all shares involved. From this requirement may be deviated from with the consent of all shareholders concerned.

3.	For a resolution to reduce the capital, a majority of at least two-thirds of the votes cast shall be required if less than half of the issued capital is represented at the meeting.

A resolution to reduce capital requires prior or simultaneous approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced.

The above referred to approval of the meeting of each group of holders of shares of the same class whose rights are prejudiced requires a majority of at least two-thirds of the votes cast if less than half of the issued capital of the relevant class of shareholders is represented at such meeting.

The convocation for a meeting at which a resolution referred to in this article will be passed shall state the purpose of the capital reduction and how it is to be implemented; article 27 paragraph 2 shall apply accordingly.

Register of shareholders

Article 10.

1.	The Management Board shall keep a register in which the names and addresses of all holders of shares are recorded, indicating the date on which they acquired the shares, the date of the acknowledgement or service as well as the amount paid-up on each share. If also an electronic address is disclosed by a shareholder for the purpose of entry into the register, such disclosure is deemed to entail the consent to receive all notifications and announcements for a meeting via electronic means.

2.	The Management Board shall be authorized to keep a part of the register outside the Netherlands. The Management Board may authorize an agent to keep the register for the purposes as meant in this article.

3.	The Management Board shall determine the form and contents of the register with due observance of the provisions of paragraphs 1 and 2 hereof.

4.	Upon request the Management Board shall provide shareholders and those who have a right of usufruct or pledge in respect of such shares free of charge with an extract from the register in respect of their rights to a share.

5.	The Management Board shall be authorized to provide the authorities with information and data contained in the register of shareholders or have the same inspected to the extent that this is requested to comply with applicable foreign legislation or rules of the stock exchange where the company’s shares are listed.

Transfer of shares, usufruct, pledge

Article 11.

1.	A transfer of a share or a right in rem (beperkt recht) thereto requires a deed of transfer and, except in the event the company itself is party to that legal act, acknowledgement in writing by the company of the transfer.

The acknowledgement shall be given in the deed, or by a dated statement embodying such acknowledgement on the deed or on a copy or extract thereof duly authenticated by a civil-law notary or by the transferor.

Service of the deed of transfer, copy or extract on the company shall be deemed to be equal to acknowledgement.

2.	The provisions of paragraph 1 shall apply mutatis mutandis to the creation or release of a right of usufruct and a right of pledge.

A pledge may also be established on a share without acknowledgement by or service on the company.

In such cases, article 3:239 Dutch Civil Code shall be equally applicable, whereby the notification by a shareholder as referred to in paragraph 3 of that article, shall be replaced by acknowledgement by or service on the company.

Restriction on the transfer of preferred shares

Article 12.

1.	Each transfer of preferred shares requires the approval of the Management Board, which resolution of the Management Board requires the prior approval of the Supervisory Board.

The transfer must be effected within three months after the referred approval has been granted.

2.	The approval of the Management Board shall be applied for by means of a letter directed to the company, setting out the number of preferred shares for which a decision is sought and the name of the person to whom the applicant wishes to make the transfer.

3.	Approval of the Management Board shall be deemed to have been granted, if no decision on the application for approval has been made within one month.

Approval of the Management Board shall also be deemed to have been granted, if the Management Board fails to inform the applicant of one or more interested parties which are willing and able to purchase all shares to which the application pertains at the same time as denying the requested approval.

4.	The price to be paid for the shares with respect to which a request has been made shall be determined by mutual agreement of the applicant and the Management Board.

If they fail to reach agreement, the price shall be established by the registered accountant or a firm of registered accountants as referred to in article 20 paragraph 3.

5.	The applicant is authorized to withdraw within one month after being definitively informed of the price.

6.	The company may only be designated as an interested party with the applicant’s approval.

7.	If, within one month after being informed of the definite price, the applicant has not withdrawn the request to transfer, the preferred shares, to which the application pertained, must be transferred to the interested party (parties) against payment within one month after the aforementioned period elapses.

If the seller remains in default as to transferring the preferred shares within this period, the company shall be irrevocably authorized to proceed to deliver the preferred shares, subject to the obligation of paying the purchase price to the seller.

8.	If a legal person, which holds preferred shares, is dissolved, if a holder of preferred shares is declared bankrupt or has been granted suspension of payments and in the event of a transfer of preferred shares under universal title, the holder of preferred shares, or its successors in title is/are obliged to transfer the preferred shares to one or more persons designated by the Management Board in accordance with the provisions of this article.

If the Management Board remains in default as to designating one or more persons, who are willing and able to purchase all preferred shares the holder, respectively, his successor(s) in title is/are allowed to keep these shares.

In the event of non-compliance with this obligation within three months after the obligation has arisen, the company shall be irrevocably authorized to effect the transfer, provided that it involves all shares, on behalf of the holder of the preferred shares in default, or its successor(s) in title, in accordance with the provisions of this article.

Management Board

Article 13.

1.	The company shall have a Management Board consisting of one or more members.

The number of members of the Management Board shall be determined by the Supervisory Board.

2.	Each member of the Management Board shall be appointed for a maximum period of four years.

Except if such member of the Management Board has resigned at an earlier date, his term of office shall lapse on the day of the general meeting, to be held in the fourth year after the year of his appointment.

A member of the Management Board may be re-appointed with due observance of the preceding sentence.

3.	The Management Board shall appoint from its members a Chief Executive Officer and a Chief Financial Officer.

4.	Members of the Management Board shall be appointed by the general meeting from a binding nomination to be drawn up by the Supervisory Board in accordance with article 2:133 Dutch Civil Code.

With due observance of the provisions in paragraph 1, the number of members of the Management Board shall be determined by the Supervisory Board.

5.	The Management Board shall invite the Supervisory Board to make a binding nomination.

If the Supervisory Board fails to make use of its right to submit a binding nomination, the general meeting shall be free in its choice.

In such case, the resolution for the appointment of a member of the Management Board by the general meeting shall require a majority of at least two-thirds of the votes cast representing more than half of the company’s issued capital.

6.	Notwithstanding the foregoing, the general meeting may at all times, by a resolution passed with a two-third majority of the votes cast, representing more than one-half of the issued capital, resolve that such a nomination shall not be binding.

In such case, a new meeting is called at which the resolution for the appointment of a member of the Management Board shall require a majority of at least two-thirds of the votes cast representing more than half of the company’s issued capital.

7.	At a general meeting, votes in respect of the appointment of a member of the Management Board, can only be cast for candidates named in the agenda of the meeting or explanatory notes thereto.

8.	Members of the Management Board may be suspended or dismissed by the general meeting at any time.

A resolution of the general meeting to suspend or dismiss a member of the Management Board pursuant to a proposal by the Supervisory Board shall be passed with an absolute majority of the votes cast.

A resolution of the general meeting to suspend or dismiss a member of the Management Board other than pursuant to a proposal by the Supervisory Board shall require a two-third majority of the votes cast representing more than half of the company’s issued capital.

With respect to the resolution of the general meeting referred to in the previous sentence, the provision included in article 2:120 paragraph 3 Dutch Civil Code is not applicable.

9.	Members of the Management Board may be suspended by the Supervisory Board at any time.

10.	A suspension may last no longer than three months in total.

11.	The company has a policy governing the remuneration of the Management Board.

The policy will be adopted by the general meeting.

The remuneration of each member of the Board of Management will be determined by the Supervisory Board with due observance of the remuneration policy.

Article 14.

1.	With due observance of the limitations set out by these articles of association, the Management Board is charged with the management of the company.

2.	The Management Board shall draw up a set of regulations, including provisions in respect of, among other things, the manner of convocation of its meetings, the supplying of information to the Supervisory Board, and concerning a conflict of interest between the company and a member of the Management Board.

The resolution of the Management Board to establish such rules is subject to the approval of the Supervisory Board.

3.	The Management Board may adopt an internal allocation of duties for each member of the Management Board individually.

The internal allocation of duties can be implemented in the rules as referred to in the previous paragraph.

The resolution of the Management Board to establish such allocation of duties is subject to the approval of the Supervisory Board.

Without prejudice to its own responsibility, the Management Board is authorized to appoint persons with such authority to represent the company and, by granting of a power of attorney, conferring such titles and powers as shall be determined by the Management Board.

4.	With due observance of the provisions of these articles of association, the Management Board resolutions relating to any of the following matters shall be subject to the approval of the Supervisory Board:

a.	issue and acquisition of shares of the company and debt instruments issued by the company or of debt instruments issued by a limited partnership or general partnership of which the company is a fully liable partner;

b.	application or the withdrawal for quotation of the securities referred to under a. in the listing of any stock exchange;

c.	participation for a value of at least one/fourth of the amount of the issued capital with the reserves according to the most recently adopted balance sheet with explanatory notes of the company by the company or by a dependent company in the capital of another company, as well as to a significant increase or reduction of such a participation;

d.	investments involving an amount equal to at least the sum of one-quarter of the company’s issued capital plus the reserves of the company as shown in its balance sheet and explanatory notes;

e.	a proposal to amend the articles of association;

f.	a proposal to dissolve (ontbinden) the company;

g.	a proposal to conclude a legal merger (juridische fusie) or a demerger (splitsing);

h.	application for bankruptcy and for suspension of payments (surseance van betaling);

i.	a proposal to reduce the issued share capital.

j.	undertaking any such legal acts as shall be determined and clearly defined by the Supervisory Board and notified to the Management Board in writing.

5.	Without prejudice to the provisions above, decisions of the Management Board involving a major change in the company’s identity or character are subject to the approval of the general meeting and the Supervisory Board, including:

a.	the transfer of the enterprise or practically the whole enterprise to third parties;

b.	to enter or to terminate longstanding joint ventures of the company or a subsidiary with another legal entity or company or as fully liable partner in a limited partnership or a general partnership if this joint venture or termination of such a joint venture is of a major significance to the company;

c.	to acquire or dispose of a participation in the capital of a company worth at least one third of the amount of the assets according to the balance sheet with explanatory notes thereto, or if the company prepares a consolidated balance sheet according to such consolidated balance sheet with explanatory notes according to the last adopted annual account of the company, by the company or a subsidiary.

6.	Failure to obtain the approval defined in paragraphs 4 and 5 of this article shall not affect the authority of the Management Board or the members of the Management Board to represent the company.

Article 15.

In the event that one or more members of the Management Board are absent or prevented from acting, the remaining members of the Management Board or the sole remaining member of the Management Board shall be entrusted with the management of the company.

In the event that all the members of the Management Board or the sole member of the Management Board is absent or prevented from acting, a person to be appointed for that purpose by the Supervisory Board, whether or not from among its members, shall be temporarily entrusted with the management of the company.

Representation

Article 16.

1.	The company shall be represented by the Management Board.

In addition, the authority to represent the company is vested in each member of the Management Board acting solely.

2.	In all events of the company having a conflict of interest with one or more members of the Management Board within the meaning of article 2:146 Dutch Civil Code, the company shall continue to be represented in the manner described in the second sentence of paragraph 1 above without prejudice to mandatory provisions of Book 2 Dutch Civil Code.

In all events in which the company has a conflict of interest with a member of the Management Board in his private capacity, the board resolution regarding that relevant legal act requires the approval of the Supervisory Board.

Failure to obtain the approval defined in the previous sentence shall not affect the Management Board or the members of the Management Board’s authority to represent the company.

3.	A member of the Management Board shall not take part in decision making on a subject or transaction in relation to which he has a conflict of interest with the company.

Supervisory Board

Article 17.

1.	The company shall have a Supervisory Board consisting of three or more natural persons.

If there are less than three Supervisory Board members, the Board shall proceed without delay to supplement the number of its members.

2.	With due observance of the provisions in paragraph 1, the number of members of the Supervisory Board shall be determined by the Supervisory Board.

The Supervisory Board shall prepare a profile of its size and composition, taking account of the nature of the business, its activities and the desired expertise and background of the members of the Supervisory Board.

3.	Each member of the Supervisory Board shall be appointed by the general meeting, for a maximum of four years.

Except if such member of the Supervisory Board has resigned at an earlier date, his term of office shall lapse on the day, of the first annual meeting, to be held when four years after his last appointment have lapsed. The members of the Supervisory Board shall retire periodically in accordance with a rotation schedule.

4.	The provisions of paragraphs 4, 5, 6, 7 and 8 of article 13 will apply similarly to the appointment, suspension and dismissal of members of the Supervisory Board.

5.	A suspension of members of the Supervisory Board may last no longer than three months in total, even after having been extended one or more times.

6.	The duties of the Supervisory Board shall be the supervision of the conduct of management by the company’s Management Board and of the general course of affairs of the company and of any affiliated enterprise.

The Supervisory Board shall assist the Management Board by rendering advice.

In performing their duties, the members of the Supervisory Board shall be guided by the interests of the company and of any enterprise affiliated therewith.

7.	The division of duties within the Supervisory Board and its decision making process and working methods shall be laid down in a set of regulations, including among other things, a paragraph dealing with its relations with the Management Board and the general meeting.

8.	Each financial year the Supervisory Board shall make a report, which report shall be included in the annual report of the company.

9.	The Management Board shall provide the Supervisory Board with the information necessary for the performance of its duties, in a timely manner.

10.	The Management Board shall inform the Supervisory Board at least once each year in writing of the strategy generally, the general and financial risks and the management and control systems of the company.

11.	The general meeting shall determine the remuneration of each member of the Supervisory Board.

Article 18.

1.	The Supervisory Board shall appoint a chairman from among its members.

The Supervisory Board may be assisted by the company secretary.

The company secretary shall, either on the recommendation of the Supervisory Board or otherwise, be appointed and dismissed by the Management Board, after the approval of the Supervisory Board has been obtained.

2.	In the absence of the chairman in a meeting, the meeting shall appoint a chairman from among those present.

3.	The Supervisory Board shall appoint from among its members an audit committee, a remuneration committee and a nomination and corporate governance committee.

4.	The Supervisory Board shall hold meetings as often as one or more of its members shall desire, as often as the Management Board shall request, or as often as necessary in pursuance of the provisions of these articles of association.

Indemnification of members of the Management Board and members of the Supervisory Board

Article 19.

1.	The company shall indemnify any person who is a member of the Management Board or the Supervisory Board (each of them an ‘indemnified person’) and who was or is in his capacity as member of the Management Board or the Supervisory Board a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or any action, suit or proceeding in order to obtain information (other than an action, suit or proceeding instituted by or on behalf of the company), against any and all liabilities including all expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and other financial losses, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company.

The termination of any action, suit or proceeding by a judgment, order, settlement, conviction, or the failure to put up a defense or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interests of the company. The indemnified person is obliged to inform the company as soon as practically possible about any claim or any circumstance that could lead to a claim.

2.	No indemnification pursuant to paragraph 1 of this article shall be made in respect of any claim, issue or matter:

•

as to which such person shall have been adjudged in a final and non-appealable judgment by a Dutch judge to be liable for gross negligence or willful misconduct in the performance of his duty to the company, unless and only to the extent that the judge before whom such action or proceeding was brought or any other Dutch judge having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to a compensation which the judge before whom such action or proceeding was brought or such other judge having appropriate jurisdiction shall deem proper; or

•	insofar costs and losses have been insured under any insurance and the insurance company has reimbursed to him the costs and losses.

3.	Expenses (including attorneys’ fees) incurred by an indemnified person in defending a civil or criminal action, suit or proceeding shall be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of an indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the company as authorized in this article.

4.	The indemnification provided for by this article shall not be deemed exclusive of any other right to which a person seeking indemnification or advancement of expenses may be entitled under the laws of the Netherlands as from time to time amended or under any by-laws, agreement, resolution of the general meeting or of the members of the Management Board or Supervisory Board who are not an interested party in this matter or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue as to a person who has ceased to be a member of the Management Board or the Supervisory Board, but was a member of the Management Board or Supervisory Board at any time after the execution of this deed of amendment and shall also inure to the benefit of the heirs, executors and administrators of the estate of such person.

5.	The company may purchase and maintain insurance on behalf of any indemnified person, whether or not the company would have the power to indemnify him against such liability under the provisions of this article.

6.	No amendment or repeal of this article shall adversely affect any right to protection of any person entitled to indemnification or advancement of expenses under this article prior to such amendment or repeal.

By the amendment or repeal of this article an amendment can be made in the protection of any persons that have been (re-)appointed as member of the Management Board or Supervisory Board after the amendment or repeal of this article.

Financial year, annual accounts, annual report

Article 20.

1.	The company’s financial year shall begin on the first day of July and end on the thirtieth day of June of the following year.

2.	The Management Board shall prepare the annual accounts within the period prescribed by law.

The annual accounts shall be signed by all members of the Management Board and all members of the Supervisory Board.

If the signature of one or more of them is lacking, this fact and the reason therefore shall be indicated.

The Management Board shall also, within the period mentioned above, prepare an annual report.

3.	The general meeting shall instruct a registered accountant or a firm of registered accountants, as defined in article 2:393 paragraph 1 Dutch Civil Code, to audit the annual accounts and the annual report by the Management Board, to report thereon, and to issue an auditor’s certificate with respect thereto.

4.	If the general meeting fails to issue such instructions, the Supervisory Board shall be authorized to do so, and if the latter fails to do so, the Management Board.

5.	The company shall ensure that, as of the day on which a general meeting at which they are to be considered, is called, the annual accounts, the annual report and the additional information to be provided pursuant to article 2:392 paragraph 1 Dutch Civil Code are available for examination by those entitled to attend meetings.

The company shall make copies of the documents referred to in the previous sentence available free of charge to those entitled to attend meetings.

If these documents are amended, this obligation shall also extend to the amended documents.

6.	The annual accounts shall be adopted by the general meeting.

7.	The annual accounts shall not be adopted if the general meeting is unable to take cognizance of the certificate as referred to in paragraph 3 of this article, unless, together with the remaining information as referred to in article 2:392 Dutch Civil Code, a legitimate ground is given why the certificate is lacking.

After the proposal to adopt the annual accounts has been dealt with, the proposal will be made to the general meeting to discharge the members of the Management Board in respect of their conduct of management and the members of the Supervisory Board for their supervision thereon during the relevant financial year insofar this appears from the annual accounts.

8.	The company shall be obliged to make its annual accounts publicly available at the Trade Register.

Allocations of profit

Article 21.

1.	The company may make distributions to the shareholders and other persons entitled to the distributable profits only to the extent that the company’s shareholders’ equity exceeds the sum of the paid-in capital and the reserves which it is required by law to maintain.

2.	From the profits as they appear from the annual accounts:

•

first of all, on the preferred shares a dividend will be distributed to the amount of a percentage on the amount paid on those shares, which equals twelve months ‘EURIBOR’, as published by De Nederlandsche Bank N.V.—calculated according to the number of days the rate applied—during the financial year to which the distribution relates, increased by a premium to be determined by the Management Board with the approval of the Supervisory Board in line with market conditions per the date of the first issue of the preferred shares up to a maximum of 500 (five hundred) basis points.

If and to the extent that the profit is not sufficient to fully make a distribution meant afore in this paragraph, the deficit shall be paid from the reserves.

In case of cancellation with repayment of preferred shares, on the day of repayment a distribution shall be made on the cancelled preferred shares, which distribution shall be calculated to the extent possible in accordance with the provision referred to above and with regard to the current financial year to be calculated time wise over the period from the first day of the current financial year, or if the preferred shares have been issued after such day, as from the day of issue, until the day of repayment without prejudice to the provisions of article 2:105 paragraph 4 Dutch Civil Code.

In the event that in a financial year the profit or the distributable reserves (as the case may be) are not sufficient to make the distributions meant above in this article, the provisions above shall apply over the following financial years until the deficit has been cleared;

•

Secondly, the Management Board shall determine, subject to prior approval of the Supervisory Board, which part of the profits remaining after application of the first bullet shall be reserved. The part of the profits not reserved, shall be at the disposal of the general meeting.

3.	After the approval of the Supervisory Board, the Management Board may make interim distributions only to the extent that the requirements set forth in paragraph 1 above are satisfied as apparent from an (interim) financial statement drawn up in accordance with the law.

4.	After the approval of the Supervisory Board, the Management Board may decide that a distribution on shares is not made entirely or partly in cash, but rather in shares in the company.

5.	On proposal of the Management Board which has been approved by the Supervisory Board, the general meeting may decide to make payments to holders of shares from the distributable part of the shareholders’ equity.

6.	Any claim a shareholder may have to a distribution shall lapse after five years, to be computed from the day on which such a distribution becomes payable.

General meetings

Article 22.

1.	The annual general meeting shall be held every year within six months of the end of the financial year, in which shall, in any event, be considered:

•	the consideration of the annual report;

•	the adoption of the annual accounts;

•	any other matters put forward by the Supervisory Board or Management Board and announced pursuant to this article.

In the event the period preparing the annual accounts as set forth in article 20 paragraph 2 of these articles of association is extended in conformity with applicable law, the matters indicated in the previous sentence will be dealt with in a general meeting to be held no later than one month after the extension.

2.	General meetings will be held in Amsterdam, Baarlo, Venlo, The Hague, Rotterdam or in Haarlemmermeer (Schiphol).

3.	General meetings shall be convened by the Supervisory Board or the Management Board in the manner and with reference to the applicable provisions of the legislation and applicable stock exchange regulations and with consideration of the applicable terms.

4.	The convocation states:

a.	the subjects to be discussed;

b.	the place and time of the general meeting;

c.	the procedure for participation in the general meeting and the exercise of voting rights in person or by proxy.

5.	Extraordinary general meetings shall be held as often as the Management Board or the Supervisory Board deems this necessary.

6.	An item proposed by one or more shareholders having the right thereto according to applicable law, will be included in the convocation or announced in the same manner, provided the company receives such substantiated request or a proposal for a resolution in writing no later than the sixtieth day prior to the day of the meeting.

Article 23.

1.	The general meetings will be chaired by the chairman of the Supervisory Board, or, in his absence, by a member of the Supervisory Board appointed by the Supervisory Board; if the chairman of the Supervisory Board is absent and no other member of the Supervisory Board has been appointed in his place, the general meeting shall appoint the chairman.

2.	Minutes shall be kept of the items dealt with at the general meeting.

The minutes shall be adopted by the chairman and the company secretary and shall be signed by them in witness thereof.

3.	The chairman of the meeting as well as any member of the Management Board may at all times commission the drawing up of a notarial record of the meeting at the company’s expense.

4.	The chairman shall decide on all disputes with regard to voting, admitting people and, in general the procedure at the meeting, insofar as this is not provided for by law or the articles of association.

Article 24.

1.	Each shareholder, as well as each other person with voting rights and/or meeting rights, is entitled, in person or through an attorney authorized in writing for the specific meeting, or by proxy, to attend the general meeting, to address the meeting and, in the event the shareholder is entitled to the voting rights, to exercise the voting rights.

2.	The Management Board may resolve that for the application of the provision in paragraph 1, persons with voting rights and/or meeting rights are considered to be those persons who (i) on a date determined by the Management Board (the ‘record date’) are persons with voting rights and/or meeting rights with respect to a share, and (ii) are registered in (a) register(s) determined by the Management Board (the ‘register’), provided that (iii) that person with voting rights and/or meeting rights gave notice to the company of his intention to attend the general meeting, irrespective of who at the time of the general meeting is a person with voting rights and/or meeting rights.

The notice must state the name and the number of shares for which the person is entitled to vote and/or to attend the general meeting.

The provisions regarding the notice apply mutatis mutandis to a holder of a proxy of a person with voting rights and/or meeting rights.

3.	In case the Management Board does not use the authority referred to in paragraph 2, persons with voting rights and/or meeting rights with respect to shares, must give written notice to the Management Board of their intention to exercise the rights referred to in paragraph 1 at the general meeting, at such places and at such date as the Management Board will give notice of in the notice for the general meeting.

4.	Insofar applicable, the convocation notice shall state the record date as well as where and how the registration as referred to in paragraph 2 is to take place, and, in so far as votes can be cast electronically, the way in which the rights of the person entitled to vote and to attend a meeting can be exercised.

5.	A person entitled to vote and/or attend meetings, who wants to be represented in the general meeting by an attorney authorized in writing or proxy, must hand in their power of attorney or duly executed proxy at the office of the company or at another place to be designated by the company within the period laid down in the convocation notice; or inform the company about the power of attorney by electronic means.

The Board of Management may decide that the proxies from those entitled to vote are attached to the attendance list.

6.	The attendance list must be signed by each person with voting rights and/or meeting rights or his representative.

7.	The members of the Management Board and the Supervisory Board shall have the right to attend the general meeting.

8.	The Management Board may decide that every shareholder is entitled to participate in, to address and to vote in the general meeting by way of an electronic means of communication, in person or by proxy, provided the shareholder may by the electronic means of communication be identified, directly take notice of the discussion in the meeting and participate in the deliberations.

The Management Board may adopt a resolution containing conditions for the use of electronic means of communication in writing.

If the Management Board has made such regulation, such conditions will be disclosed with the notice convening the meeting.

9.	In the event a record date issued as referred to in paragraph 2, the Management Board may stipulate that votes cast prior to the general meeting by electronic means are equated with votes cast during the meeting.

These votes, in order to be valid, must be cast by a holder of voting rights on the record date and may not be cast earlier than on the record date.

Article 25.

1.	Each share shall confer the right to cast one vote.

2.	Insofar as the law or these articles of association do not prescribe a larger majority, resolutions shall be passed by a simple majority of votes cast in a meeting where at least one third of the outstanding shares are represented.

3.	The chairman of the meeting determines the method of voting, which includes oral, written or electronic voting.

In the event of the election of persons, anyone entitled to vote may demand that voting shall take place by written ballot.

Voting by written ballot shall take place by means of sealed, unsigned ballot papers.

4.	In the event the votes tie, the issue shall be decided by drawing lots, if it involves a proposal pertaining to individuals.

If it concerns matters, the proposal shall be rejected in the event the votes tie.

5.	Blank votes and invalid votes shall be considered as not having been cast.

Meetings of holders of preferred shares

Article 26.

Meetings of holders of preferred shares are held as frequently as a resolution is required by the meeting in question and as frequently as is deemed desirable by either the Management Board or the Supervisory Board, or by one or more holder(s) of preferred shares.

The provision of articles 22 through 25 apply mutatis mutandis, this with the exceptions that (i) the convocation shall be effected no later than the eighth day preceding the meeting, (ii) the meeting arranges the chairmanship shall not apply and (iii) the convocation will be affected by means of a notice of the meeting at the addresses of the holders of preferred shares listed in the shareholders’ register or to the extent the holder of preferred shares consents thereto, he/she may be notified by a legible message sent electronically to the address that he/she has given to the company for this purpose.

Amendments to the articles of association, legal merger, demerger, dissolution and liquidation

Article 27.

1.	On proposal of the Management Board which has been approved by the Supervisory Board, the general meeting may resolve to amend the company’s articles, to conclude a legal merger (juridische fusie) or a demerger (splitsing), or to dissolve the company.

2.	The full proposal shall be available at the offices of the company from the day of the convocation to the general meeting until the close of same for inspection by those who are entitled to attend meetings; the copies of this proposal shall be made available free of charge to those who are entitled to attend meetings.

This shall be stated in the convocation advertisement.

3.	Upon dissolution, the liquidation of the company shall be effected by the Management Board, unless the general meeting has designated other liquidators.

4.	The remainder of the company’s assets after payment of all debts and the costs of the liquidation shall be distributed as follows:

a.	first, the holders of the preferred shares shall be paid the nominal amount paid on their preferred shares, increased by (i) any deficit in the payment of dividend as referred to in article 21 paragraph 2 and (ii) an amount equal to the percentage referred to in article 21 paragraph 2 on the compulsory amount paid on the preferred shares, calculated over the period starting on the first day of the last full financial year prior to the liquidation and ending on the day of the payment on preferred shares as referred to in this article, with due observance of the fact that any and all dividends and/or other distributions paid on the preferred shares relating to such period shall be deducted from the payment as referred to in this subparagraph;

b.	the remainder shall be paid to the holders of ordinary shares, in proportion to the number of ordinary shares that each party owns.

5.	During the liquidation, the provisions of the articles of association shall remain in force in as much as possible.

Final statement

Finally the appearing person declared that evidenced by the statement to be attached to this deed the Minister of Justice advised on [•] under number N.V. [•] that in respect of the current amendment to the articles of association no objections have become apparent.

This deed was executed today in Amsterdam.

The substance of this deed was stated and explained to the appearing person.

The appearing person declared not to require a full reading of the deed, to have taken note of the contents of this deed and to consent to it.

Subsequently, this deed was read out in a limited form, and immediately thereafter signed by the appearing person and myself, civil-law notary, at

Annex F

ASSUMPTION AGREEMENT

by and between

VISTAPRINT LIMITED

an exempted company incorporated under the laws of Bermuda

and

VISTAPRINT N.V.

a limited liability company organized under the laws of the Netherlands

Dated as of June 30, 2009

ASSUMPTION AGREEMENT

This Assumption Agreement (this “Agreement”) is made as of June 30, 2009 by and between VistaPrint Limited, an exempted company incorporated with limited liability under the laws of Bermuda (“VistaPrint Limited”), and Vistaprint N.V., a limited liability company organized under the laws of the Netherlands, and a direct, wholly-owned subsidiary of VistaPrint Limited (“Vistaprint N.V.”). Each of VistaPrint Limited and Vistaprint N.V. are referred to in this Agreement individually as a “party” and collectively as the “parties.”

PRELIMINARY STATEMENTS

A. The Board of Directors of VistaPrint Limited has determined that it is in the best interests of its shareholders to enter into a transaction (the “Share Exchange”) by way of a scheme of arrangement under Section 99 of the Companies Act 1981, as amended, of Bermuda (the “Companies Act”) in its present form at the date hereof or with or subject to any modifications, additions or conditions that are consented to by VistaPrint Limited and that the Supreme Court of Bermuda (the “Court”) may approve, impose or permit (the “Scheme”) whereby Vistaprint N.V. will become the parent holding company of VistaPrint Limited as a result of the exchange of all of the issued and outstanding common shares of par value US$0.001 of VistaPrint Limited (“VistaPrint Limited Common Shares”) for ordinary shares of €0.01 par value per share of VistaPrint N.V. (“Vistaprint N.V. Ordinary Shares”).

B. The Boards of Directors of VistaPrint Limited and the Management Board and the Supervisory Board of Vistaprint N.V. each have approved the Share Exchange, whereby each issued and outstanding VistaPrint Limited Common Share will be exchanged for one Vistaprint N.V. Ordinary Share.

C. In connection with, and subject to the consummation of, the Scheme and the Share Exchange, VistaPrint Limited has agreed to assign and transfer, and Vistaprint N.V. has agreed to assume and adopt, the Stock Plans (as defined below), together with any other employee benefit and compensation plans and agreements of VistaPrint Limited or its affiliates.

D. Unless otherwise noted, capitalized terms in this Agreement have the meanings set forth herein.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.	EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

(a) VistaPrint Limited maintains and sponsors a variety of equity compensation-related plans, and certain other plans, agreements, awards and arrangements, providing for the grant or award to its directors, officers and employees and other persons listed in Exhibit 1 (collectively, the “Stock Plans”) of (i) options, restricted shares or other rights to purchase or receive VistaPrint Limited Common Shares or (ii) the right to receive benefits or other amounts by reference to VistaPrint Limited Common Shares (individually, an “Award” and collectively, the “Awards”). At the Transaction Time (as such term is defined in the Share Exchange Agreement by and between VistaPrint Limited and VistaPrint N.V., dated as of the date hereof (the “Share Exchange Agreement”)), the Stock Plans, together with any other employee benefit and compensation plans and agreements of VistaPrint Limited or its affiliates as determined by the Board of Directors of VistaPrint Limited in its sole discretion, shall be assumed and adopted by and become plans and agreements of Vistaprint N.V. (collectively, the “Assumed Plans”). Vistaprint N.V. shall, pursuant to the terms hereof and thereof, assume the rights and obligations of VistaPrint Limited under the Assumed Plans.

(b) To the extent any Stock Plan (whether or not an Assumed Plan) provides for the issuance, acquisition, holding or purchase of, or otherwise relates to or references, VistaPrint Limited Common Shares, then, pursuant to the terms hereof and thereof, after the Transaction Time, such Stock Plan shall be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Vistaprint N.V. Ordinary Shares (or benefits or other amounts determined in accordance with the Assumed Plans). In furtherance thereof, all references in the Stock Plans to VistaPrint Limited or its predecessors shall be amended to be references to Vistaprint N.V. Such amendments to the Assumed Plans deemed necessary or appropriate by VistaPrint Limited and Vistaprint N.V. to effect the Scheme and related transactions, including to facilitate the assignment to, and assumption and adoption by, Vistaprint N.V. of the Assumed Plans or the actions contemplated hereby (subject to this Section 1), shall be adopted and entered into with respect to the Assumed Plans or any other Stock Plan. The vote of the Shareholders at the meeting of the holders of VistaPrint Limited Common Shares convened at the direction of the Court at which the Scheme will be voted upon shall, pursuant to the terms hereof and of the Stock Plans, be deemed to satisfy any requirement of shareholder approval of such amendments and the assignment to, and assumption and adoption by, Vistaprint N.V. of the Assumed Plans and/or Awards or the actions contemplated hereby with respect to any other Stock Plan.

(c) All outstanding Awards or any other benefits available which are based on VistaPrint Limited Common Shares and which have been granted under the Stock Plans (including, as applicable, any VistaPrint Limited Common Shares exchanged pursuant to Section 2 of the Share Exchange Agreement) shall remain outstanding and, after the Transaction Time, pursuant to the terms thereof, be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Vistaprint N.V. Ordinary Shares. In furtherance thereof, as of the Transaction Time, all references to VistaPrint Limited or any of its predecessors in any Award or any related document or agreement shall be deemed to be references to Vistaprint N.V. Each Award assumed by Vistaprint N.V. shall thereafter, pursuant to the terms thereof, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Stock Plan (including Assumed Plans) and the applicable Award document or agreement issued thereunder, except that upon the exercise, issuance, holding, availability or vesting of such Awards, Vistaprint N.V. Ordinary Shares shall be issuable or available, or benefits or other amounts determined, in lieu of VistaPrint Limited Common Shares. For the avoidance of doubt, the number of Vistaprint N.V. Ordinary Shares issuable or available upon the exercise or issuance of an Award immediately after the Transaction Time and, if applicable, the exercise price of each such Award, shall be the same number of shares and the exercise price as in effect immediately prior to the Transaction Time. Each Award that is a stock option shall be assumed by Vistaprint N.V. in such manner that Vistaprint N.V. would be a corporation “assuming a stock option in a transaction to which section 424(a) applies” within the meaning of Section 424 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), were Section 424 of the Code applicable to such Award, with regard to the requirements of Treasury Regulation Section 1.424-1(a)(5) for options that are intended to qualify under Section 422 of the Code, and with regard to the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) for other options.

2.	CONDITIONS TO EACH PARTY’S OBLIGATIONS

The respective obligation of each party pursuant to this Agreement is subject to the satisfaction or waiver of the following conditions:

(a) The Scheme shall have been adopted and approved by the affirmative vote of a majority in number of shareholders of VistaPrint Limited present and voting either in person or by proxy on the Scheme representing at least three fourths in value of the shareholders present and voting either in person or by proxy on the Scheme.

(b) The definitive proxy statement of VistaPrint Limited on Schedule 14A relating to the meeting of the holders of VistaPrint Limited Common Shares at which the Scheme will be voted upon (the “Proxy Statement”) shall have been filed with the U.S. Securities and Exchange Commission.

(c) The order of the Court containing directions to, among other things, convene the Special Meeting shall have been obtained.

(d) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, domestic or foreign, which prohibits the consummation of the Share Exchange or the transactions contemplated by this Agreement.

(e) The Scheme shall have been sanctioned by the Court and the Court Order shall have been filed with the Registrar of Companies of Bermuda.

(f) The deed of issue of shares effecting the issuance of Vistaprint N.V. Ordinary Shares in exchange for all shares of VistaPrint Limited held in treasury to be issued in connection with the Scheme shall have been duly executed.

(g) The deed of issue effecting the issuance of Vistaprint N.V. Ordinary Shares in exchange for the remaining issued and outstanding VistaPrint Limited Common Shares to be issued in connection with the Scheme shall have been duly executed.

(h) The Vistaprint N.V. Ordinary Shares to be issued in connection with the Share Exchange shall have been authorized for listing on the Nasdaq Global Select Market, subject to official notice of issuance.

3.	TERMINATION, AMENDMENT AND WAIVER

(a) This Agreement may be terminated at any time prior to the Effective Time (as defined in the Share Exchange Agreement) whether before or after approval of the Scheme by the shareholders of VistaPrint Limited or sanction of the Scheme by the court, by action of the Board of Directors of VistaPrint Limited.

(b) In the event of termination of this Agreement as provided in Section 3(a), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of VistaPrint Limited or Vistaprint N.V.

(c) This Agreement may be amended by the parties hereto at any time; provided, however, there shall be made no amendment that by law requires further approval by the shareholders of VistaPrint Limited until such further approval has been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(d) At any time prior to the Effective Time, a party may waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

4.	COVENANT

VistaPrint Limited and Vistaprint N.V. shall take all such steps as may be required to cause the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the U.S. Securities Exchange Act of 1934, as amended.

5.	GENERAL PROVISIONS

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(b) This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

(c) Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A. without regard to its rules of conflict of laws.

(d) This Agreement may be executed by the parties hereto in separate counterparts, including facsimile or .pdf documents, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

(e) Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

(f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(Remainder of page intentionally left blank)

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

VISTAPRINT LIMITED an exempted company incorporated under the laws of Bermuda

By: /s/ Robert S. Keane
Name: Robert S. Keane
Title: President

VISTAPRINT N.V. a limited liability company organized under the laws of the Netherlands

By: /s/ Robert S. Keane
Name: Robert S. Keane
Title: Member of the Management Board

EXHIBIT 1

Stock Plans

VistaPrint Limited Amended and Restated 2000-2002 Share Incentive Plan, as amended

VistaPrint Limited 2005 Non-Employee Directors’ Share Option Plan, as amended

VistaPrint Limited Amended and Restated 2005 Equity Incentive Plan

Your vote is important. Please submit your proxy immediately. You may also submit your proxy to vote your shares over the Internet or by telephone.

VISTAPRINT LIMITED C/O COMPUTERSHARE TRUST COMPANY P.O. BOX 43070 PROVIDENCE, RI 02940-3070

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, Wednesday, August 5, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by VistaPrint Limited in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to submit your proxy using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, Wednesday, August 5, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Your Internet or telephone proxy submission authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

If you submit your proxy over the Internet or by telephone, please do not mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VISLT1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VISTAPRINT LIMITED

Your Board of Directors recommends that you vote FOR the proposal.

Vote on Proposal				For	Against	Abstain

	Approval of the share exchange transaction to be effected by the Scheme of Arrangement, attached as Annex B to the proxy statement, in connection with the Share Exchange Agreement, attached as Annex A to the proxy statement, between VistaPrint Limited and Vistaprint N.V.			☐	☐	☐

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The shareholders will also act on any other business that may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting in Hamilton, Bermuda.	☐	☐
	Yes	No

Please sign exactly as your name appears hereon. If the common shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

UNLESS SUBMITTING YOUR PROXY TO VOTE THE SHARES OVER THE INTERNET OR BY TELEPHONE, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

VISTAPRINT LIMITED

2009 SPECIAL GENERAL MEETING OF SHAREHOLDERS- AUGUST 6, 2009

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Lawrence Gold and Alison Dyer-Fagundo, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all common shares of VistaPrint Limited (the “Company”) which the undersigned would be entitled to vote if personally present at the Court Meeting of Shareholders of the Company on August 6, 2009, at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda commencing at 12:00 P.M. (noon). (Atlantic Standard Time) and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE OR VOTES IN PERSON AT THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
SEE REVERSE SIDE	(Continued and to be signed on reverse side)	SEE REVERSE SIDE